Registration Statement #333-[  ]

As filed with the Securities and Exchange Commission on July 20, 2004.

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ------------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ------------------

                     WAVERIDER COMMUNICATIONS (CANADA) INC.
             (Exact name of registrant as specified in its charter)

                                ------------------



BRITISH COLUMBIA, CANADA                     4813               [NOT APPLICABLE]
(State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
of incorporation or             Classification Code Number)      Identification
organization)                                                        Number)

                               255 Consumers Road
                                    Suite 500
                            Toronto, Ontario M2J 1R4

                                 (416) 502-3200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ------------------

                              T. Scott Worthington
               Vice President Finance and Chief Financial Officer
                             and Corporate Secretary
                               255 Consumers Road
                                    Suite 500
                            Toronto, Ontario M2J 1R4
                                 (416) 502-3200
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 -----------------

                                   Copies to:

David A. Broadwin, ESQ.                         Cameron A. Mingay
Foley Hoag LLP                                  Cassels Brock & Blackwell LLP
155 Seaport Boulevard                           2100 Scotia Plaza
Boston, Massachusetts                           40 King Street West
USA  02210                                      Toronto, Ontario
Telephone No. (617) 832-1000                    Canada  M5H 3C2
Facsimile No.  (617) 832-7000                   Telephone No. (416) 860-6615
                                                Facsimile No.  (416) 640-3163
                                -------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and the satisfaction of all other conditions to the merger of WaveRider Communications Inc., a Nevada corporation ("WaveRider"), with a Nevada corporation to be incorporated that will be a wholly-owned subsidiary of a Canadian corporation named "WaveRider Communications (Canada) Inc." ("WCAN") pursuant to a proposed Agreement and Plan of Merger in the form attached as Annex A to the joint proxy statement/prospectus contained herein.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                AMOUNT          PROPOSED            PROPOSED
                                                TO BE            MAXIMUM             MAXIMUM          AMOUNT OF
          TITLE OF EACH CLASS OF            REGISTERED(1)    OFFERING PRICE         AGGREGATE        REGISTRATION
       SECURITIES TO BE REGISTERED                           PER SHARE(2)      OFFERING PRICE(2)        FEE
------------------------------------------------------------------------------------------------------------------
Common shares, without par value          15,446,054 shares      $0.91            $14,055,909         $1,781
------------------------------------------------------------------------------------------------------------------

(1) Based on (i) (a) 15,044,788 shares of WaveRider common stock outstanding as of July 14, 2004, and (b) 401,266 shares of WaveRider common stock issuable upon the exercise of warrants outstanding as of July 14, 2004; and (ii) an exchange ratio of one WCAN common share for each share of WaveRider common stock pursuant to the merger described herein.

(2) Reflects the market price of the common stock of WaveRider that will convert into the right to receive common shares of the registrant, which shares the registrant will issue as part of the merger described in this Registration Statement, computed in accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act based upon the average of the high and low prices of the common stock of WaveRider as reported over-the-counter on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. on July 14, 2004, and is estimated solely to determine the registration fee.

                              ------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                              -------------------

                             [WAVERIDER LETTERHEAD]

                               255 Consumers Road
                                    Suite 500
                                Toronto, Ontario
                                     M2J 1R4

Dear Stockholder:

      We are pleased to present for your approval at an annual meeting of stockholders a proposal for reorganizing WaveRider Communications Inc. (which we refer to as WaveRider, we, us and our) that will result in the parent corporation of the WaveRider group changing from a Nevada corporation to a Canadian corporation and a proposal to elect six members to the board of directors of WaveRider. Your vote is required for the first step in the reorganization, a merger of WaveRider with a merger subsidiary, pursuant to which WaveRider Communications (Canada) Inc., a Canadian corporation (which we refer to as WCAN), will become the parent holding company of WaveRider.


      In the merger, the shares of WaveRider common stock you own will be converted into the right to receive WCAN common shares, which shares will be issued by WCAN as part of the merger. The number of WCAN common shares you will receive will be the same as the number of shares of WaveRider common stock you own immediately prior to the effective time of the merger. Your WaveRider stock certificates will automatically become certificates representing WCAN shares, so you will not be required to exchange your certificates as a result of the reorganization. Note that WaveRider has effected a share consolidation of its common stock on July 1, 2004 on a one for ten basis. If you have not yet exchanged your share certificate(s) pursuant to the letter of transmittal that was sent to you, the current share certificate(s) you are holding will not show the number of WCAN shares you are entitled on a consolidated basis.


      WaveRider's board of directors believes that this proposal offers the following benefits and advantages:

        o A Canadian corporation may get a better following from the Canadian markets as a "mid-cap" company.

        o A Canadian corporation may be a more attractive investment to a wider range of Canadian investors, without preventing it from being able to access the U.S. capital markets.

        o The proposed structure may facilitate the merger with or acquisition of other businesses in Canada, and therefore make it easier to achieve growth through acquisitions.

        You should be aware that the reorganization will result in certain important changes to your rights as a shareholder and has some risk. For instance:

        o WCAN does not have a limit on the number of shares it is authorized to issue. WaveRider is limited to 400,000,000 shares of common stock and 5,000,000 shares of preferred stock.

        o As a foreign private issuer, the disclosure requirements for WCAN may be less stringent than those currently applicable to WaveRider.

        o Enforcement of liabilities by U.S. persons against WCAN may be more difficult than against WaveRider.

         If the reorganization is approved, your relative economic ownership in the WaveRider group as a whole will remain the same as your current ownership. However, you will then hold ordinary shares in a Canadian company, WCAN. While we believe the potential benefits outweigh any change in your rights and any possible risks, we encourage you to read the entire joint proxy statement/prospectus including the Agreement and Plan of Merger carefully.

      Accompanying this letter is a notice of an annual meeting of stockholders and a joint proxy statement/ prospectus. We urge you to read the joint proxy statement/prospectus carefully for details about the merger and the related steps. We refer to the merger and the related steps together as the reorganization.

      Generally, for U.S. federal income tax purposes, stockholders of WaveRider who are U.S. holders and who hold their WaveRider shares at a gain will recognize such gain as a result of the reorganization; U.S. holders who hold their WaveRider shares at a loss will not recognize such loss as a result of the reorganization. Generally, for Canadian federal income tax purposes, stockholders of WaveRider who are residents of the United States, and not residents of Canada, will not be subject to Canadian federal income tax as a result of the reorganization. Generally, Canadian resident stockholders of WaveRider will, for Canadian federal income tax purposes, realize a capital gain (or sustain a capital loss) as a result of the reorganization. We urge you to consult your own tax advisor regarding the particular tax consequences of the reorganization for you. You should also consider the risk factors we describe starting on page 11 of the joint proxy statement/prospectus.

      The reorganization cannot be completed unless the holders of a majority of our shares entitled to vote at the annual stockholders' meeting approve the reorganization by voting to adopt the Agreement and Plan of Merger (a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex
A).

      The board of directors has unanimously approved the Agreement and Plan of Merger providing for the merger and related steps, and recommends that you vote "FOR" adoption of the Agreement and Plan of Merger.

      At the annual meeting, six directors will be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

      The board of directors unanimously recommends that you vote "FOR" the six nominees for directors.

       Your vote is very important, regardless of the number of shares you own. Please vote your proxy by completing, signing and dating the enclosed proxy card and returning it promptly, whether or not you expect to attend the annual meeting. You may revoke your proxy and vote in person if you decide to attend the meeting.

      We urge you to join us in supporting this important opportunity.

                                        Sincerely,

                                        /s/    Bruce Sinclair
                                        --------------------------
                                        Bruce Sinclair
                                        Chief Executive Officer


Toronto, Ontario, Canada [                  ], 2004.

                          WAVERIDER COMMUNICATIONS INC.
                               255 Consumers Road
                                    Suite 500
                                Toronto, Ontario
                                     M2J 1R4

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On September 27, 2004


To the Stockholders of WaveRider Communications Inc:

      Notice is hereby given that an annual meeting of the stockholders of WaveRider Communications Inc., a Nevada corporation ("WaveRider"), will be held at 2:00 p.m., local time, on Monday, September 27, 2004 at the Radisson Hotel Toronto East, 55 Hallcrown Place, Toronto, Ontario, Canada, M2J 4R1 for the following purposes:


          1. To adopt the proposed Agreement and Plan of Merger, as more fully described in the accompanying joint proxy statement/prospectus, which will result in your stock ownership in the WaveRider group being changed into common shares of a Canadian incorporated company, WaveRider Communications (Canada) Inc. in exchange for your shares of common stock of WaveRider Communications Inc., a Nevada incorporated company;

          2. To elect six members to the board of directors of WaveRider, each to serve until the next annual meeting of shareholders or until his respective successor has been duly elected and qualified. The nominees the board proposes to present for election are: Gerry Chastelet, John E. Curry, Michael J. Milligan, Cameron A. Mingay,
               D. Bruce Sinclair and Dennis R. Wing; and

          3. To transact such other business as may properly come before the stockholders' annual meeting and any adjournments thereof.


      The board of directors of WaveRider has fixed the close of business on July 30, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the stockholders' annual meeting and all adjournments thereof. Only holders of record of the common stock of WaveRider at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at the offices of WaveRider in Toronto, Ontario, Canada during normal business hours for a period of 10 days prior to the meeting.


      Your vote is very important, regardless of the number of shares you own. All stockholders are cordially invited to attend the meeting. Please note that the reorganization cannot proceed unless holders of a majority of our shares of common stock entitled to vote at the stockholders' annual meeting adopt the Agreement and Plan of Merger.

      Nevada law provides that stockholders of record of WaveRider on the Record Date have the right to dissent from the Reorganization and, if the Reorganization is consummated, to receive compensation equal to the fair value of their shares. Stockholders of WaveRider desiring to exercise their dissent and appraisal rights must follow the procedures set forth in Sections 92A.300 through 92A.500 of the Nevada Revised Statutes, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex B. Stockholders of WaveRider desiring to exercise their dissent and appraisal rights are urged to read Annex B in its entirety since failure to comply with the procedures set forth therein may result in the loss of dissent and appraisal rights.

      Stockholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy card in accordance with the instructions appearing thereon . You may revoke your proxy at any time prior to its exercise by:giving written notice of the revocation to the Corporate Secretary of WaveRider; appearing and voting in person at the stockholders' annual meeting; or properly submitting a later-dated proxy.

                                            By Order of the board of directors
                                            /s/    T. Scott Worthington
                                            -----------------------------------
                                            T. Scott Worthington
                              . Vice President and Chief Financial Officer and Corporate Secretary

Toronto, Ontario, Canada [            ], 2004

   PRELIMINARY PROXY STATEMENT OF            PROSPECTUS FOR COMMON SHARES OF
   WaveRider Communications Inc.          WaveRider Communications (Canada) Inc.
       (a Nevada corporation)                (a British Columbia corporation)

For An Annual Meeting To Be Held on   15,446,054 Common Shares without par value
         September 27, 2004

              REORGANIZATION PROPOSED - YOUR VOTE IS VERY IMPORTANT

      The board of directors of WaveRider Communications Inc. ("WaveRider") has unanimously approved recommends and is submitting to you for your approval at the annual meeting of stockholders to be held on Monday, September 27, 2004 at 2:00 p.m., local time, at the Radisson Hotel Toronto East, 55 Hallcrown Place, Toronto, Ontaro, Canada M2J 4R1, a proposal to reorganize Waverider as a Canadian corporation and a proposal to elect six members to the board of directors of WaveRider.

         The reorganization would result in your owning common shares of a Canadian corporation rather than common stock of a Nevada corporation. The number of shares you will own in WaveRider Communications (Canada) Inc., the Canadian corporation ("WCAN"), will be the same as the number of shares you owned in WaveRider immediately prior to the reorganization. Upon completion of the reorganization, the Canadian corporation will continue to conduct our business as conducted prior to the reorganization. The reorganization cannot be completed unless the majority of stockholders of WaveRider entitled to vote at the annual meeting approve the Agreement and Plan of Merger. Because of the significance of this transaction, your participation in that meeting, in person or by proxy, is especially important.

      The reorganization contains certain important changes to your rights as shareholders and is not without some risk. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WE DESCRIBE STARTING ON PAGE 11.

      This joint proxy statement/prospectus provides you with detailed information regarding WaveRider Communications Inc., WaveRider Communications (Canada) Inc., the reorganization and other specific matters related to the annual meeting. We encourage you to read this entire joint proxy statement/prospectus carefully.

         Only holders of record of WaveRider common stock at the close of business on July 30, 2004 will be entitled to vote at the annual meeting. To ensure that your shares are represented, please complete, sign and date the enclosed proxy card, and return it promptly, whether or not you expect to attend the stockholders' meeting. You may revoke your proxy and vote in person if you decide to attend the annual meeting of stockholders.

      Currently, there is no established public trading market for the shares of WCAN. We expect the shares of WCAN to be quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc.

      The information in this joint proxy statement/ prospectus is not complete and may be changed. WaveRider Communications (Canada) Inc. and WaveRider Communications Inc. may not issue these securities until the registration statement filed with the U.S. Securities and Exchange Commission containing this joint proxy statement/prospectus is declared effective by the Commission. This joint proxy statement/prospectus is not an offer to sell these securities and neither WaveRider Communications Inc. nor WaveRider Communications (Canada) Inc. is soliciting an offer to buy these securities in any state, province or territory where the offer or sale is not permitted.

      Neither the U.S. Securities and Exchange Commission nor any state or Canadian provincial or territorial securities regulatory authority has approved or disapproved of the securities to be issued in the merger or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The joint proxy statement/prospectus dated [ ], 2004, will be first mailed to stockholders on [ ], 2004.

                             ADDITIONAL INFORMATION

         WaveRider files annual, quarterly and other reports and other information with the Securities and Exchange Commission, or SEC. For a listing of the documents available from the SEC, please see the section entitled "Where You Can Find More Information" beginning on page 72.

      WaveRider will provide you with copies of the information relating to WaveRider or its subsidiary WCAN, without charge, upon written request or oral request to Scott Worthington, Vice President and Chief Financial Officer of WaveRider at 255 Consumers Road, Suite 500, Toronto, Ontario, M2J 1R4 at (416) 502-3200. In order to receive timely delivery of the documents in advance of the WaveRider annual meeting, we should receive your request no later than September 1, 2004.

                       ENFORCEABILITY OF CIVIL LIABILITIES

      WCAN is a corporation organized under the laws of British Columbia, Canada. Some of our directors, controlling persons and officers and certain of the experts named in this joint proxy statement/prospectus are not residents of the United States, and all or a substantial portion of their assets and all or a substantial portion of our assets are located outside the United States. It may be difficult for you to effect service of process within the United States upon us or our directors, controlling persons, officers and experts who are not residents of the United States or to realize in the United States upon judgments of United States courts based upon the civil liability under the federal securities laws of the United States. We have been advised by our Canadian counsel that there is doubt as to the enforceability in Canada against us or against our directors, controlling persons, officers or experts, who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

                            MARKET AND INDUSTRY DATA

        Market data used throughout this joint proxy statement/prospectus was obtained from internal company estimates and various trade associations which monitor the industries in which we compete. We have not independently verified this market data. Similarly, internal company estimates, while believed by us to be reliable, have not been verified by any independent sources, and neither we nor any other person make any representation as to the accuracy of the information. While we are not aware of any misstatements regarding any industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under "Risk Factors" in this joint proxy statement/prospectus.

                                TABLE OF CONTENTS

      THE REORGANIZATION............................. 1        Overview....................................25
      QUESTIONS AND ANSWERS.......................... 1        Market Environment and Strategic Direction..26
      SUMMARY........................................ 4        Results of Operations - Three Months ended
         Parties to the Reorganization............... 4        March 31, 2004 compared to the Three Months
         Our Reasons for the Reorganization.......... 4        ended March 31, 2003........................26
         Our recommendation to WaveRider Stockholders 4        Results of Operations -
         Vote Required regarding the Reorganization.. 5        Year ended December 31, 2003 compared
         The Reorganization (Proposal No.1).......... 5        to the Year ended December 31, 2002.........28
         Tax Considerations.......................... 6        Results of Operations - Year ended
         No Requirement to Exchange Certificates..... 6        December 31, 2002 compared to the
         Trading Market for WCAN common shares....... 6        Year ended December 31, 2001................30
         Regulatory Approvals........................ 6        Escrow Share Agreement......................30
         Rights of Dissenting Stockholders........... 7        Restructuring charges.......................32
         Accounting Treatment of the Reorganization.. 7        Liquidity and Capital Resources.............33
         Market Prices............................... 7        Critical Accounting Estimates...............35
         Other WaveRider Annual Meeting Matters...... 7        Certain Factors that may affect
         Annual Meeting.............................. 7        Future Results..............................37
         Proxy Cards................................. 7     BUSINESS OF WCAN...............................37
      CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING        THE REORGANIZATION (PROPOSAL NO. 1)............37
      STATEMENTS..................................... 8        Introduction................................37
      SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA 9        Background and Reasons for the
      SUMMARY PRO FORMA FINANCIAL INFORMATION........11        Reorganization..............................38
      RISK FACTORS...................................11        Steps in the Reorganization.................39
      WAVERIDER VOTING SECURITIES....................15        The Merger..................................39
      MARKET FOR WAVERIDER COMMON EQUITY, DIVIDEND             The Related Steps...........................39
          POLICY AND OTHER MATTERS...................15        Possible Abandonment of the Reorganization..39
      BUSINESS OF WAVERIDER..........................16        Additional Agreements.......................39
         Overview....................................16        Conditions to Completion of the
         Recent Developments.........................16        Reorganization..............................40
         Historical Development......................17        Effective Time..............................41
         Our Business................................17        Management of WCAN..........................41
         Our Products................................18        Recommendation and Required Vote............41
         Last Mile Solution..........................18        Regulatory Approvals........................41
         NCL Products................................18        Rights of Dissenting Stockholders...........41
         Our Market..................................19        Exchange of Share Certificates..............42
         Our Market Strategy.........................20        Restrictions On Sales Of Wcan Shares
         Target Customers............................20        Received In The Reorganization..............43
         International Sales Strategies..............21        Stock Compensation Plans....................43
         Competition.................................22        Trading Market for WCAN Shares..............44
         Regulation of Wireless Communications.......23        Dividends...................................44
         Research and Development....................23        Accounting Treatment of the Reorganization..45
         Employees...................................23        Reporting of WCAN after the Reorganization..45
      DESCRIPTION OF PROPERTY........................23     MATERIAL INCOME TAX CONSEQUENCES OF THE
      LEGAL PROCEEDINGS..............................23     REORGANIZATION.................................46
      PRINCIPAL SHAREHOLDERS OF WAVERIDER............24     MATERIAL UNITED STATES FEDERAL INCOME
      WAVERIDER MANAGEMENT DISCUSSION AND ANALYSIS OF       TAX CONSEQUENCES...............................46
        FINANCIAL CONDITION AND RESULT OF OPERATIONS.25

         U.S. Backup Withholding Tax and                       Record Date.................................59
         Information Reporting.......................49        Vote Required...............................59
      MATERIAL CANADIAN FEDERAL INCOME                         Proxy Cards.................................60
      TAX CONSEQUENCES...............................49        Solicitation of Proxies.....................60
      DESCRIPTION OF COMMON SHARES OF WCAN...........51        Election of Directors (PROPOSAL NO. 2)......61
      COMPARISON OF RIGHTS OF STOCKHOLDERS/                 CORPORATE GOVERNANCE...........................62
      SHAREHOLDERS...................................53     INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS.66
         Comparative Rights of Shareholders..........53     EXECUTIVE OFFICERS.............................68
         Amendments to the Articles..................53     PERFORMANCE MEASUREMENT COMPARISON.............71
         Election and Removal of Directors...........54     QUANTITATIVE AND QUALITATIVE DISCLOSURES
         Inspection of Shareholders List.............55     ABOUT MARKET RISK..............................72
         Transactions with Officers and Directors....55     LEGAL MATTERS..................................72
         Limitation on Liability of Directors;              EXPERTS........................................72
         Indemnification of Officers and Directors...55     WHERE YOU CAN FIND MORE INFORMATION............72
         Voting rights with respect to Extraordinary        INDEX TO FINANCIAL STATEMENTS..................74
         Corporate Transactions......................56
         Shareholders' Consent without a Meeting.....56     ANNEXES
         Shareholder Voting Requirements.............57
         Dividends...................................57       Annex A - Form of Agreement and
         Anti-Takeover Provisions....................57       Plan of Merger..............................A-1
         Dissent Rights, Appraisal Rights............58       Annex B - Nevada Dissenters' Rights Statute.B-1
         Shareholder Rights of Action................58
      THE STOCKHOLDERS' MEETING......................59
         Time, Place and Date........................59
         Proposals...................................59
         Quorum......................................59


                        --------------------------------

      In this joint proxy statement/prospectus , we sometimes refer to WaveRider as the "Company", "we", "us", "our" or "WaveRider" and to WaveRider Communications (Canada) Inc., the Canadian corporation, a subsidiary of WaveRider as "WCAN" (together, the "companies" or "we").

                        --------------------------------

      Unless otherwise noted, all monetary amounts are stated in United States dollars. The information in this joint proxy statement/prospectus reflects the share consolidation of our common stock on a one for ten basis, effective July 1, 2004.

                        --------------------------------

      No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this joint proxy statement/prospectus in connection with the offer contained in this joint proxy statement/prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us.

      Neither the delivery of this joint proxy statement/prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

      This joint proxy statement/prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This joint proxy statement/prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of what we discuss in this joint proxy statement/prospectus. In making an investment, you must rely on your own examination of our company and the terms of the reorganization and the common stock, including the merits and risks involved and other matters discussed in this document.

      We are not making any representation to you regarding the legality of an investment in the common stock by you under any legal investment or similar laws or regulations. You should not consider any information in this joint proxy statement/prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock.

                               THE REORGANIZATION

      We are seeking your approval at an annual stockholders' meeting of a merger transaction (the "merger") that will result in WaveRider's corporate reorganization as a Canadian corporate entity. We refer to the merger and related steps as the "reorganization". Following the reorganization, the Canadian corporation ("WCAN") and its subsidiaries will continue the business operations currently conducted by WaveRider and its subsidiaries.

      The reorganization involves several steps:

          o We have a subsidiary governed by the British Columbia Business Corporations Act named WaveRider

          o Communications (Canada) Inc. (i.e. WCAN), which is wholly-owned by WaveRider.

          o WCAN will form a wholly-owned Nevada subsidiary (the "merger sub").

          o Following the stockholders' meeting, provided we have obtained the requisite approval of stockholders and that our board of directors elects to proceed, the merger sub will merge with and into WaveRider, with WaveRider surviving the merger as a wholly-owned subsidiary of WCAN named "WaveRider Communications (Nevada) Inc."

          o In the merger, each issued or outstanding share of common stock of WaveRider will be converted into the right to receive one WCAN common share.

          o WCAN will issue, as part of the merger, one WCAN common share for each such right and, as a result, o you will become a shareholder in WCAN and will no longer be a stockholder in WaveRider.

          o Contemporaneously, WCAN will file articles of amendment in British Columbia changing its name to "WaveRider Communications Inc."

          o Immediately after the merger, WCAN will have issued and outstanding the same number of common shares as there were issued or outstanding shares of WaveRider common stock immediately prior to the merger (excluding WCAN common shares held by WaveRider).

          o As part of the reorganization, WCAN will assume warrants, convertible debentures and stock options of WaveRider outstanding at the time of the Merger and such securities will become exercisable for WCAN common shares.

          o WCAN may repurchase, for nominal consideration, the issued and outstanding WCAN common shares held by WaveRider.



                              QUESTIONS AND ANSWERS

1. What is the reorganization? The reorganization is a transaction that will result in your owning common shares in WCAN, a Canadian corporation incorporated in the Province of British Columbia, rather than common stock in WaveRider, a Nevada corporation. You will own the same number of shares in WCAN as the number of shares in WaveRider you owned immediately prior to the reorganization.

2. Why does WaveRider want to reorganize from a U.S. corporation to a Canadian corporation? How will I benefit? Our board of directors believes that the reorganization will offer the following benefits and advantages:

     o The new Canadian corporation would be incorporated in the country where WaveRider's operations and management are located.

     o A Canadian corporation may be a more attractive investment to a wider range of Canadian investors without limiting its access to the U.S. capital markets.

     o The proposed structure may facilitate the acquisition of or merger with other businesses in Canada, and therefore make it easier to achieve growth through acquisitions or mergers.

3. Will the reorganization affect current or future operations? The reorganization is not expected to have a material impact on how we conduct day-to-day operations. The location of future operations will depend on the needs of the business, independent of WCAN's place of incorporation.

4. When is the annual stockholder meeting? WaveRider's annual stockholder meeting will take place on September 27, 2004.

5. What should I do now to vote? After carefully reading and considering the information contained in this joint proxy statement/prospectus, you should submit your voting instructions by completing, signing and returning the enclosed proxy card in accordance with the instructions appearing thereon as soon as possible. Even if you plan to attend the annual meeting, we urge you to submit your proxy as described above. You can change your vote at any time before your proxy is voted at the meeting. You can do this in the manner described under "The Stockholders' Annual Meeting--Proxy Cards" starting on page 60.

6. What if I don't vote? If you fail to respond, it will have the same effect as a vote against the reorganization. If you respond and fail to indicate how you want to vote, your proxy will be counted as a vote in favor of the reorganization. If you respond and abstain from voting, your proxy will have the same effect as a vote against the reorganization.

7. What do I do if I want to change my vote? Just send in a later dated signed proxy card, appear and vote in person at the annual meeting or give written notice of the revocation to the Corporate Secretary of WaveRider.

8. Should I send in my stock certificate? No. You will not be required to exchange your stock certificates as a result of the reorganization. After the reorganization you will own one WCAN common share for each share of WaveRider common stock you own immediately prior to the reorganization, and your WaveRider certificates will represent those WCAN common shares. The reorganization will not dilute your ownership interest in the company. Note that WaveRider has effected a share consolidation of its common stock on July 1 , 2004 on a one for ten basis. If you hold a share certificate(s) and have not yet exchanged your share certificate(s) pursuant to the letter of transmittal that was sent to you, the current share certificate(s) you are holding does not show the number of shares you hold on a consolidated basis.

9. Can I trade WaveRider shares between the date of this joint proxy statement/prospectus and the effective time of the merger? Yes. We expect that WaveRider common stock will continue to be quoted on the OTC during this period.

10. After the reorganization, where can I trade my WCAN common shares? Upon the WaveRider shareholders approving the reorganization and prior to the completion of the reorganization, we expect that WCAN common shares will be quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc.

11. What vote is required to approve the reorganization? The affirmative vote of the holders of a majority of the [ ] shares of WaveRider common stock that were outstanding and entitled to vote on the reorganization as of July 30, 2004, the record date for the stockholders' meeting, is required to approve the reorganization

12. When do you expect to complete the reorganization? We intend to complete the reorganization as soon as practicable following the adoption of the Agreement and Plan of Merger at the stockholders' annual meeting, unless our board of directors concludes that completion of the reorganization would not be in the best interests of WaveRider or its stockholders, in which case our board may defer or abandon the reorganization.

13. Is the reorganization taxable to me? Generally, if you are a U.S. holder who holds your WaveRider shares at a gain, you will recognize taxable capital gain for U.S. federal income tax purposes on the receipt of WCAN shares in the reorganization; if you hold your WaveRider shares at a loss, you will not recognize such loss for U.S. federal income tax purposes. If you are a Canadian holder, you will recognize gain or loss for Canadian federal income tax purposes on the receipt of WCAN shares in the reorganization, and will be subject to tax on your gain for Canadian federal income tax purposes; if you recognize a loss you will be able to use such a capital loss to offset capital gains in your tax return for the year of the reorganization, subject to the applicable tax rules. Generally, for Canadian federal income tax purposes, stockholders of WaveRider who are residents of the United States, and not residents of Canada, will not be subject to Canadian federal income tax as a result of the reorganization. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION FOR YOU.

14. Is the reorganization a taxable transaction for either WaveRider or WCAN? For Canadian tax purposes, the reorganization transactions should be considered tax-deferred rollovers for WaveRider and WCAN. For U.S. federal income tax purposes, in general WCAN will recognize no gain or loss as a result of the reorganization. If and when WCAN repurchases the shares held by WaveRider for a nominal amount, there should be no adverse tax consequence to WCAN or to WaveRider. The U.S. tax authorities may assert, however, that upon the repurchase of the WCAN shares held by WaveRider, WCAN or WaveRider must recognize taxable gain for U.S. federal income tax purposes, in an amount equal to the difference, if any, between the value of such WCAN shares and WaveRider's adjusted basis in such shares. Even if the U.S. tax authorities successfully assert that the repurchase causes WCAN or WaveRider to recognize taxable gain for U.S. federal income tax purposes, we do not expect that the amount of any such gain will be material

15. What types of information and reports will WCAN make available to shareholders following the reorganization? After the reorganization, WCAN will be a reporting issuer in all the provinces in Canada and will file through the Canadian System for Electronic Document Analysis and Retrieval (SEDAR), the Canadian equivalent of the SEC's EDGAR system, at http://www.sedar.com , periodic reports, including audited annual financial statements and unaudited quarterly financial statements, material change reports, as well as proxy statements and related materials for annual and special meetings of WCAN shareholders. WCAN will be required to send, annually, a request form to its shareholders for their use if they wish to request a copy of WCAN's annual and interim financial statements as well as the related management's discussion and analysis of financial condition and results of operations. The periodic reports that WCAN will file through SEDAR will also be filed on the SEC's EDGAR system because WCAN will be a reporting company for purposes of the Securities Exchange Act of 1934, as amended. But, as a foreign private issuer, WCAN will not be subject to the same filing requirements under the Securities Exchange Act of 1934 to which WaveRider is subject.

16.  Whom should I contact with questions?

     Scott Worthington - Vice President and Chief Financial Officer WaveRider Communication Inc.
     255 Consumers Road, Suite 500
     Toronto, Ontario  M2J 1R4
     Phone: (416) 502-3200

                                     SUMMARY

         This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand more fully the reorganization and the other matters to be voted on by stockholders at the stockholders' meeting, and for a more complete legal description of the reorganization, you should read carefully this entire joint proxy statement/prospectus, including the Annexes. See also "Where You Can Find More Information" on page 72.

                          Parties to the Reorganization

WaveRider

      WaveRider, a Nevada corporation, is the public holding company of the WaveRider group of companies that is principally engaged in the designing, development, marketing and supporting of fixed wireless internet access products. Its products are designed to deliver efficient, reliable and cost-effective solutions to bring high-speed internet access to markets around the world. WaveRider is the owner of the intellectual property for the business of the WaveRider group and holds the shares of various wholly-owned subsidiary companies through which it conducts its business, WCAN, WaveRider Communications (Australia) Pty Ltd., WaveRider Communications (USA) Inc., Avendo Wireless Inc. and through WCAN, Jetstream Internet Services Inc.

WCAN

      WCAN is a wholly-owned subsidiary of WaveRider. It is incorporated in British Columbia, Canada. WCAN employs the personnel and incurs the overhead in Canada to research, create, develop, manufacture and sell WaveRider's products worldwide. WaveRider has licensed its intellectual property to WCAN to perform the above described functions.

Merger SUB

      The merger sub will be a newly formed Nevada corporation for the purpose of effecting the reorganization. All merger sub shares will be held by WCAN.


      The principal executive office of each of WaveRider, WCAN and the merger sub will be as of the date of the meeting located at 255 Consumers Road, Suite 500, Toronto, Ontario M2J 1R4. The telephone number of each party at that address is (416) 502-3200.

                       Our Reasons for the Reorganization

      We currently conduct most of our business operations from Canada, and we believe that reorganizing WaveRider as a Canadian corporation will be more consistent with our business operations. We also believe that the reorganization:

o may increase our access to Canadian capital markets and may cause our securities to become more attractive to a wider range of Canadian investors, without impacting our ability to access U.S. capital markets; and

o    may make it easier to acquire or merge with other Canadian businesses.

                  Our Recommendation to WaveRider Stockholders

      Our board of directors believes that the reorganization is in the best interests of WaveRider's stockholders and has unanimously approved the reorganization, and it recommends that you vote FOR the adoption of the Agreement and Plan of Merger which provides for the various steps of the reorganization.

                   Vote Required regarding the Reorganization

      The reorganization cannot be completed unless the holders of a majority of our shares entitled to vote at the stockholders' annual meeting approve the Agreement and Plan of Merger.

      As of July 30, 2004, the record date, there were [ ] shares of WaveRider common stock outstanding and entitled to vote. As of the record date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately [ ] of such shares, representing approximately [ ]% of the outstanding shares of WaveRider common stock. These persons have informed us that they intend to vote their shares in favor of the adoption of the Agreement and Plan of Merger.

                The Reorganization (Proposal No. 1) (see page 37)

         The Agreement and Plan of Merger, a copy of which is attached as Annex A to this joint proxy statement/ prospectus, is the legal document that contains the terms and conditions of the reorganization and is incorporated by reference into this document. The articles of incorporation and articles of WCAN will serve purposes substantially similar to the certificate of incorporation and by-laws of WaveRider. Copies of the articles of incorporation and articles of WCAN have been filed with the SEC as exhibits to this joint proxy statement/prospectus and are therefore available for review at http://www.sec.gov and can also be obtained upon request to the Corporate Secretary of WaveRider.

      The reorganization is a transaction that will result in your owning common shares in WCAN, a Canadian corporation incorporated in the Province of British Columbia, rather than common stock in WaveRider, a Nevada corporation. You will own the same number of shares in WCAN as the number of shares in WaveRider you owned immediately prior to the reorganization. Upon completion of the reorganization, WCAN and its subsidiaries will continue to conduct the business that WaveRider and its subsidiaries now conduct.

Board of Directors and Management after the Reorganization

      The board of directors and management of WCAN after the reorganization will be the board of directors and management of WaveRider.

      In connection with the employment agreements of certain executive officers, WaveRider, WCAN and such officers will enter into agreements pursuant to which the parties will agree that the merger will not constitute a change of control for the purposes of such employment agreements. As a result, such executive officers will not derive any benefits from the reorganization.

Conditions to Completion of the Reorganization (see page 40)

      The reorganization will not be completed unless, among other things, the following conditions (and others described in this joint proxy statement/prospectus) are satisfied or, if allowed by law, waived:

o the Agreement and Plan of Merger is adopted by the requisite vote of stockholders of WaveRider;

o no stop order is in effect with respect to the SEC registration statement of which this joint proxy statement/prospectus is a part; and

o all consents required under instruments evidencing a material amount of indebtedness and all material consents required under material contracts with WaveRider or its subsidiaries have been obtained.

Rights of Stockholders/Shareholders

      The principal attributes of the WaveRider shares of common stock and the WCAN common shares will be similar. However, there are differences between the rights of stockholders under Nevada law and the rights of shareholders under British Columbia law. In addition, there will be differences between WaveRider's certificate of incorporation and by-laws and WCAN's articles of incorporation and articles ("Articles"). We discuss these differences in more detail under "Description of Common Shares of WCAN" and "Comparison of Rights of Stockholders/Shareholders".

                        Tax Considerations (see page 46)

      Taxation of WaveRider Stockholders. Generally, if you are a U.S. holder who holds your WaveRider shares at a gain, you will recognize taxable capital gain for U.S. federal income tax purposes on the receipt of WCAN shares in the reorganization; if you hold your WaveRider shares at a loss, you will not recognize such loss for U.S. federal income tax purposes. If you are a Canadian holder, you will recognize gain or loss for Canadian federal income tax purposes on the receipt of WCAN shares in the reorganization, and will be subject to tax on your gain for Canadian federal income tax purposes; if you recognize a loss you will be able to use such a capital loss to offset capital gains in your tax return for the year of the reorganization, subject to the applicable tax rules. Generally, for Canadian federal income tax purposes, stockholders of WaveRider who are residents of the United States, and not residents of Canada, will not be subject to Canadian federal income tax as a result of the reorganization. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION FOR YOU.

      Taxation of WaveRider. For Canadian tax purposes, the reorganization transactions should not give rise to tax liabilities in either WaveRider or WCAN. For U.S. federal income tax purposes, in general WCAN will recognize no gain or loss as a result of the reorganization. If and when WCAN repurchases the shares held by WaveRider for a nominal amount, there should be no adverse tax consequence to WCAN or to WaveRider. The U.S. tax authorities may assert, however, that upon the repurchase of the WCAN shares held by WaveRider, WCAN or WaveRider must recognize taxable gain for U.S. federal income tax purposes, in an amount equal to the difference, if any, between the value of such WCAN shares and WaveRider's adjusted basis in such shares. Even if the U.S. tax authorities successfully assert that the repurchase causes WCAN or WaveRider to recognize taxable gain for U.S. federal income tax purposes, we do not expect that the amount of any such gain will be material.

      WE ENCOURAGE YOU TO READ THE SECTION ENTITLED "MATERIAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION" BEGINNING ON PAGE 46 FOR A MORE DETAILED DESCRIPTION OF THESE TAX CONSEQUENCES. WE ALSO URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION FOR YOU.

No Requirement to Exchange Certificates

      In the merger you will receive one WCAN common share for each of your WaveRider shares. Your WaveRider stock certificates will automatically become certificates representing WCAN shares, and you will not be required to exchange your stock certificates in connection with the reorganization. Note that WaveRider has effected a share consolidation of its common stock on July 1, 2004 on a ten for one basis. If you hold a share certificate(s) and have not yet exchanged your share certificate(s) pursuant to the letter of transmittal that was sent to you, the current share certificate(s) you are holding does not show the number of shares you hold on a consolidated basis.

Trading Market for WCAN common shares  (see page 44)

      Upon the reorganization receiving approval by the shareholders of WaveRider, we expect the WCAN common shares to be quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. Currently there is no established public trading market for the shares of WCAN.

Regulatory Approvals (see page 41)

      The only governmental or regulatory approvals or actions that are required to complete the reorganization are compliance with U.S. federal and state securities laws and regulations, Canadian provincial securities laws and Nevada and British Columbia corporate law.

Rights of Dissenting Stockholders (see page 41)

      Under Nevada law, except as otherwise provided, dissenting shareholders have the right to demand and receive payment in cash equal to the fair value of their shares in the event of a reorganization in lieu of the consideration such shareholder would otherwise receive pursuant to such transaction. Stockholders of WaveRider desiring to exercise their dissent and appraisal rights are urged to read Annex B in its entirety since failure to comply with the procedures set forth therein may result in the loss of dissent and appraisal rights.

Accounting Treatment of the Reorganization (see page 45)

         Because the reorganization will be accounted for as a reorganization of entities under common control, there will be no comprehensive revaluation of WaveRider's assets and liabilities.

Market Prices (see page 15)

      On June 21, 2004, the last trading day before the public announcement of the reorganization, the high and low sales prices of WaveRider common stock on the OTC Bulletin Board (the principal trading market for our shares) were both reported at $1.30.

                     Other WaveRider Annual Meeting Matters

      Election of Directors (Proposal No. 2). At the annual meeting, we are also asking our stockholders to elect six directors. Approval of this proposal is not a condition to the completion of the reorganization.

      The board of directors of WaveRider recommends that you vote FOR the six nominees for directors.

Annual Meeting (see page 59)

      At the stockholders' annual meeting, you will be asked to approve the reorganization by voting to adopt the Agreement and Plan of Merger and the subsequent steps and to elect six members to the board of directors of WaveRider.

      Record Date. Only holders of record of WaveRider common stock at the close of business on July 30, 2004, as shown in WaveRider's stock transfer records, will be entitled to vote, or to grant proxies to vote, at the stockholders' meeting.

      Quorum. The presence, in person or by proxy, of persons holding a majority of the outstanding shares of WaveRider common stock entitled to vote at the stockholders' meeting will constitute a quorum.

Proxy Cards (see page 60)

      Proxy Cards. A proxy card is being sent to each holder of shares of WaveRider common stock as of the record date. If you held shares on the record date you may grant a proxy by marking the proxy card appropriately, executing it in the space provided and returning it to WaveRider. If you hold your WaveRider shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a proxy card must be received by WaveRider prior to the beginning of voting at the stockholders' meeting.


      Revocation. A proxy may be revoked at any time prior to the time the proxy is voted at the stockholders' meeting by any of the following methods:

o giving written notice of the revocation to the Corporate Secretary of WaveRider;

o    appearing and voting in person at the stockholders' meeting; or

o submitting a properly completed, signed and delivered later-dated proxy card.

      Absence of Instructions. Shares represented by a proxy that has not been revoked will be voted at the meeting in accordance with the directions given. If no direction has been given on the proxy card, the shares will be voted FOR the adoption of the Agreement and Plan of Merger and FOR the election of the directors identified in the proxy card and other items of business of the meeting.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This joint proxy statement/prospectus contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the reorganization and our financial condition, results of operations and business. This Act protects public companies from liability for forward-looking statements in private securities litigation if the forward-looking statements are identified and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements by their nature involve a degree of risk and uncertainty, including, but not limited to, the risks and uncertainties referred to under "Risk Factors" and elsewhere herein or in the documents incorporated by reference. All statements regarding the expected benefits and costs of the reorganization are forward-looking statements. The forward-looking statements may include statements regarding the period following completion of the reorganization. You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates", "continues", "may", "intends", "plans" or similar expressions in this joint proxy statement/prospectus or in the documents incorporated by reference. You should be aware that any forward-looking statements in this joint proxy statement/prospectus reflect only current expectations and are not guarantees of performance. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those we express in our forward-looking statements. You should consider these risks when deciding how to vote. Also, as you make your decision on how to vote, please take into account that forward-looking statements speak only as of the date of this joint proxy statement/prospectus or, in the case of documents incorporated by reference, the date of any such document, or in certain cases, as of a specified date.

      We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements contained in or incorporated by reference into this joint proxy statement/prospectus. These factors include, but are not limited to, the following:

          o an inability to realize expected benefits of the reorganization within the anticipated time frame, or at all;

          o changes in tax law, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

          o    an inability to execute any of our business strategies;

          o costs or difficulties related to the reorganization, which could be greater than expected;

          o    changes in the rate of economic growth in Canada or the U.S.;

          o    political and economic conditions in Canada or the U.S.;

          o significant changes in trade, monetary or fiscal policies of Canada or the U.S., including changes in interest rates and currency fluctuations between the Canadian and the U.S. dollars and other currencies;

          o costs and effects of unanticipated legal and administrative proceedings;

          o    acts of war or terrorism;

          o management's estimates of future sales growth and gross margin percentages;

          o the impact of new product introductions on future sales and gross margin percentages;

          o future levels of depreciation, interest income and expense and income taxes;

          o    management's estimates of future earnings per share;

          o    the adequacy of our liquidity;

          o such other risk factors as may be discussed in our reports filed with the SEC.

We disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following summary sets forth selected historical consolidated financial data for WaveRider for the three months ended March 31, 2004 and 2003 and for each of the years in the five-year period ended December 31, 2003. The following summary should be read in conjunction with the financial information set forth elsewhere in this joint proxy statement/prospectus. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results expected for 2004 or any other interim period. WaveRider's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. Unless otherwise noted, all monetary amounts are stated in United States dollars. The information below reflects the one-for-ten share consolidation of WaveRider's common stock effected on July 1, 2004.

                                                    Quarter ended March 31
                                                   2004                2003
                                              --------------------------------
                                                (Unaudited)       (Unaudited)

Revenue                                       $    2,306,221     $   3,178,362

Cost of revenue                                    1,482,870         2,003,287
                                              --------------     -------------
Gross margin                                         823,351         1,175,075

Expenses                                           2,401,901         1,433,568
                                              --------------     -------------
Net loss                                      $   (1,578,550)    $    (258,493)
                                              ==============     =============
Basic and diluted loss per share              $       (0.108)    $      (0.022)
                                              ==============     =============
Weighted average number of common shares          14,599,929        11,669,430
                                              ==============     =============

                                                                         Year ended December 31
                                                                                (Audited)

                                                 2003              2002             2001              2000             1999
                                            ------------------------------------------------------------------------------------
Revenue                                     $   13,078,555  $     9,008,915   $     7,804,017  $     4,132,992   $     1,716,045

Cost of revenue                                  7,899,016        6,778,794         5,956,495        5,239,048         1,294,815
                                            ------------------------------------------------------------------------------------
Gross margin                                     5,179,539        2,230,121         1,847,522       (1,106,056)           421,230

Expenses                                        10,240,846       13,479,823        23,340,472       30,523,604         8,373,080
                                            ------------------------------------------------------------------------------------
Net loss before income taxes                    (5,061,307)     (11,249,702)      (21,492,950)     (31,629,660)       (7,951,850)

Deferred income tax recovery                             -                -                 -          157,045           504,000
                                            ------------------------------------------------------------------------------------
Net loss                                    $   (5,061,307) $   (11,249,702)  $   (21,492,950)  $  (31,472,615)  $    (7,447,850)
                                            ====================================================================================
Basic and diluted loss per share            $        (0.39) $         (1.07)  $         (3.74)  $        (5.92)  $         (2.53)
                                            ====================================================================================
Weighted average number
  of common shares                              13,068,331       10,526,153         6,026,962        5,320,375         3,425,857
                                            ====================================================================================



BALANCE SHEET DATA:
                                                    Quarter ended March 31
                                                  2004                  2003
                                             ----------------------------------
                                              (Unaudited)          (Unaudited)

Non-restricted cash and cash equivalents     $    959,269          $    963,785
                                             ----------------------------------

Working capital                                 1,198,160               662,456
Property, plant and equipment, net                408,868               745,071
Total assets                                    4,253,399             4,143,041

Convertible debentures                            439,218                     -
Long term capital leases                            3,528                 6,261

Shareholders' equity                            1,164,282             1,401,266



                                                                               As at December 31,
                                                                                    (audited)

                                                 2003              2002             2001              2000             1999
                                            ------------------------------------------------------------------------------------
Non-restricted cash and cash equivalents    $    1,843,135    $   1,025,604     $   2,244,625    $   7,720,902     $   5,540,917
                                            ------------------------------------------------------------------------------------
Working capital                                  2,296,380          780,148         1,931,418        7,331,220         5,222,841
Property, plant & equipment                        407,489          885,475         1,671,088        2,395,373           978,160
Total assets                                     5,484,455        4,645,220        10,618,503       20,933,045        10,080,516

Convertible notes                                  772,920                -                 -        1,835,299                 -
Long term capital leases                             4,155            6,004            36,312          224,347            18,625

Shareholders' Equity                             1,926,794        1,659,619         7,596,472       12,182,589         8,298,382

      Our current operations commenced in 1997 with the acquisition of Major Wireless Communication Inc. and JetStream Internet Services Inc. In 1999, we purchased Transformation Techniques, Inc. ("TTI"), in 2000 we purchased ADE Network Technology Pty Ltd. and in 2003 we purchased Avendo Wireless Inc.

      Please refer to the consolidated financial statements of WaveRider commencing at page F-A1 of this joint proxy statement/prospectus.

                     SUMMARY PRO FORMA FINANCIAL INFORMATION

      We have not presented a pro forma consolidated balance sheet for WCAN in this joint proxy statement/prospectus because they would be similar in all material respects to the historical consolidated balance sheets of WaveRider as of December 31, 2003 and March 31, 2004.

      We have not presented pro forma consolidated statements of income for WCAN in this joint proxy statement/prospectus because they would be materially similar to the historical consolidated statements of income of WaveRider for the years ended December 31, 2003 and the interim periods ended March 31, 2004 and 2003.

      Costs incurred in connection with the reorganization have been and will continue to be expensed as incurred. We believe such costs will total approximately $250,000.

                                  RISK FACTORS

      In considering whether to vote for adoption of the Agreement and Plan of Merger, you should consider carefully the following risks or investment considerations related to the reorganization, in addition to the other information in this joint proxy statement/prospectus. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of the following risks actually occur, our business could be adversely affected. In those cases, the trading price of our common stock could decline, and you may lose all or part of your investment.

 Risks relating to the Reorganization

      WCAN may be required to pay taxes as a result of the reorganization.

      Based on the current provisions of the Income Tax Act (Canada) ("the Canadian Tax Act") and the Canada-United States Income Tax Convention (1980) (the "Treaty"), and any amendments to either the Canadian Tax Act or the Treaty announced prior to the date hereof, we expect that the reorganization will not result in any material Canadian federal income tax liability to any of WaveRider, WCAN or the merger sub. The Canada Customs and Revenue Agency (the "CRA"), however, could disagree with this view and could take the position that material Canadian federal income tax liabilities or amounts on account thereof are payable by any one or more of these companies as a result of the reorganization. If the CRA were to claim that Canadian federal income tax liabilities or amounts on account thereof were due, we expect that we would contest such assessment. To contest such assessment, we would be required to remit cash or provide security of the amount in dispute or such lesser amount as permitted under the Canadian Tax Act and acceptable to the CRA to prevent the CRA from seeking enforcement actions pending our dispute of such assessment. We are required to notify the CRA, no later than 10 days after implementation of the reorganization. This notification could lead the CRA to review the reorganization earlier than would otherwise be expected.

      We may not realize the benefits, if any, described in this joint proxy statement/prospectus, if our board chooses to defer or abandon the reorganization.

        The reorganization may be deferred or abandoned, at any time, by action of our board of directors, whether before or after the stockholders' meeting. While we currently expect the reorganization to take place as soon as practicable after adoption of the Agreement and Plan of Merger at the annual stockholders' meeting, the board of directors may defer the reorganization for a significant time after the stockholders' meeting or may abandon the reorganization because, among other reasons, of an increase in our estimated cost of the reorganization, including U.S. or Canadian tax costs, changes in existing or proposed tax legislation or a determination by our board of directors that the reorganization would not be in the best interests of WaveRider or its stockholders or that the reorganization would have material adverse consequences to WaveRider or its stockholders.

      In particular, changes in, or uncertainty surrounding, proposed United States tax legislation could cause our board of directors to choose to defer or abandon the reorganization. Transactions in which corporations have reincorporated outside the United States have been a focus of proposed U.S. legislation since March 2002. In general, the proposed legislation would deny a corporation that reincorporates outside the United States certain deductions, including net operating loss carryforwards, and the use of foreign tax credits, to offset its gain and the related tax realized in connection with the reincorporation. The proposed legislation addressing reincorporations has typically provided for a retroactive effective date. Prior to July 25, 2003, five of the last six proposed bills included an exception from such legislation for a corporation that reincorporated in a country in which the corporation had substantial business operations. On July 25, 2003, however, the Chairman of the House Ways and Means Committee, William Thomas, introduced a bill that did not provide a similar exception, although amendments to the bill subsequently did provide such an exception. In the fall of 2003, the Chairman of the Senate Committee on Finance, Charles Grassley, introduced a bill addressing corporate reincorporation transactions that included an exception for a corporation that reincorporated in a country in which it had substantial business operations. The bill currently before the Senate Committee on Finance also contains an exception for a corporation that reincorporates in a country where it has substantial business operations. Because all of WaveRider's business operations are in Canada and WCAN will be a Canadian corporation, we do not believe that WaveRider would be subject to the recently proposed legislation in the House (as amended) or the Senate under the exceptions for substantial business operations. However, if legislation were passed without such an exception and were effective on or before the effective date of WaveRider's reorganization, WaveRider would not be allowed to use its net operating loss carryforwards and foreign tax credits to offset income and gain and the related taxes resulting from the reorganization or its future operations. Such a limitation on WaveRider's ability to utilize these tax attributes could result in a substantial U.S. tax cost to WaveRider. As a consequence, the board of directors may choose to defer or abandon the reorganization until or unless legislation addressing corporate reincorporation transactions and containing an exception for a corporation that reincorporates in a country in which it has substantial business operations were to become law.


      Changes in foreign laws, including tax law changes, could adversely affect WCAN, its subsidiaries and its shareholders.

      Changes in tax laws, treaties or regulations or the interpretation or enforcement thereof could adversely affect the tax consequences of the reorganization to WCAN and its shareholders. In addition, the U.S. Internal Revenue Service, CRA, or other taxing authorities may not agree with our assessment of the effects of such laws, treaties and regulations, which could have a material adverse effect on the tax consequences of the reorganization.

      In addition, as a corporation incorporated under the British Columbia Business Corporations Act , WCAN will become subject to changes in the laws of British Columbia and the laws of Canada applicable therein and your rights as a shareholder of WCAN could change after the reorganization as a result of such changes.

      We may not benefit from the reorganization.

      We have presented in this joint proxy statement/prospectus the anticipated benefits of the reorganization. Many factors could affect the outcome of the reorganization, and some or all of the anticipated benefits of the reorganization may not occur. WCAN may not generate the level of capital markets interest anticipated in connection with being regarded as a "mid-cap" company in the context of the Canadian capital markets. The opportunity for acquisitions, mergers or strategic alliances by WCAN may not materialize or may not result in substantial benefits for WCAN.

      Your rights as a stockholder of WaveRider will change as a result of the reorganization.

      Because of the differences between Nevada law and British Columbia law and certain differences between the governing documents of WaveRider and WCAN, your rights as a stockholder will change if the reorganization is completed. For a detailed discussion of these differences, see "Comparison of Rights of Stockholders/Shareholders" beginning on page 53.

      The enforcement of civil liabilities against WCAN may be more difficult.

      Because WCAN is a Canadian corporation, investors could experience more difficulty enforcing judgments obtained against WCAN in U.S. courts than would currently be the case for U.S. judgments obtained against WaveRider. In addition, it may be more difficult to bring some claims against WCAN in Canadian courts than it would be to bring similar claims against a U.S. company in a U.S. court.

Risks relating to WaveRider's Business (or WCAN's Business after the Reorganization) in General

      We have a history of losses, and our future profitability is uncertain.

         Due to our limited operating history, we are subject to the uncertainties and risks associated with any new business. We have experienced significant operating losses every year since incorporation. We incurred a net loss of $5,061,307 for the year ended December 31, 2003 (2002 - $11,249,702,
2001 - $21,492,950) and $1,578,550 for the quarter ended March 31, 2004 and reported an accumulated deficit as of December 31, 2003 of $88,262,299 (2002 - $83,200,992) and $89,840,849 as of March 31, 2004.

      There can be no assurance that we will ever generate an overall profit from our products or that we will ever reach profitability on a sustained basis.

      Competition in the data communication industry is intense and there is uncertainty that given our technology and limited resources that we will be able to succeed.

      Although our products are based on a wireless technology, we compete not only against companies that base their products on wireless technology, but also against companies that base their products on hard-wired technology (wire or fiber optic cable). There can be no assurance that we will be able to compete successfully in the future against existing or new competitors or that our operating results will not be adversely affected by increased price competition. Competition is based on design and quality of the products, product performance, price and service, with the relative importance of such factors varying among products and markets. Competition in the various markets we serve comes from companies of various sizes many of which are larger and have greater financial and other resources than we do and, thus, can withstand adverse economic or market conditions better than we can.

      Our future operating results are subject to a number of risks, including our ability or inability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Inability of our management to guide growth effectively, including implementing appropriate systems, procedures and controls, could have a material adverse effect on our business, financial condition and operating results.

      The data communication industry is in a state of rapid technological change and we may not be able to keep up.

      We may be unable to keep up with technological advances in the data communications industry. As a result, our products may become obsolete or unattractive. The data communications industry is characterized by rapid technological change. In addition to frequent improvements of existing technology, there is frequent introduction of new technologies leading to more complex and powerful products. Keeping up with these changes requires significant management, technological and financial resources. As a small company, we do not have the management, technological and financial resources that larger companies in our industry may have. There can be no assurance that we will be able or successful in enhancing our existing products, or in developing, manufacturing and marketing new products. An inability to do so would adversely affect our business, financial condition and results of operations.

      We have limited intellectual property protection and there is risk that our competitors will be able to appropriate our technology.

      Our ability to compete depends to a significant extent on our ability to protect our intellectual property and to operate without infringing the intellectual property rights of others. We regard our technology as proprietary. We have pending patent applications but we do not have any registered patents, nor do we have any registered copyrights with respect to our intellectual property rights. We have not filed for patent protection in any jurisdiction outside of Canada and the United States. We rely on employee and third party non-disclosure agreements and on the legal principles restricting the unauthorized disclosure and use of trade secrets. Despite our precautions, it might be possible for a third party to copy or otherwise obtain our technology, and use it without authorization. Although we intend to defend our intellectual property, we cannot assure you that the steps we have taken or that we may take in the future will be sufficient to prevent misappropriation or unauthorized use of our technology. In addition, there can be no assurance that foreign intellectual property laws will protect our intellectual property rights. There is no assurance that patent application or copyright registration that may be filed will be granted, or that any issued patent or copyrights will not be challenged, invalidated or circumvented. There is no assurance that the rights granted under patents that may be issued or copyrights that may be registered will provide sufficient protection to our intellectual property rights. Moreover, we cannot assure you that our competitors will not independently develop technologies similar, or even superior, to our technology.

      Use of our products is subordinated to other uses and there is risk that our customers may have to limit or discontinue the use of our products.

      License-free operation of our products in certain radio frequency bands is subordinated to certain licensed and unlicensed uses of these bands. This subordination means that our products must not cause harmful interference to other equipment operating in the band, and must accept potential interference from any of such other equipment. If our equipment is unable to operate without any such harmful interference, or is unable to accept interference caused by others, our customers could be required to cease operations in some or all of these bands in the locations affected by the harmful interference. As well, in the event these bands become unacceptably crowded, and no additional frequencies are allocated to unlicensed use, our business could be adversely affected.

      Currently, our products are designed to operate in frequency bands for which licenses are not required in the United States, Canada and other countries that we view as our potential market. Extensive regulation of the data communications industry by U.S. or foreign governments and, in particular, imposing license requirements in the frequency bands of our products could materially and adversely affect us through the effect on our customers and potential customers. Continued license-free operation will depend upon the continuation of existing U.S., Canadian and such other countries' government policies and, while no planned policy changes have been announced or are expected, this cannot be assured.

      We may be subject to product liability claims and we lack product liability insurance.

      We face an inherent risk of exposure to product liability claims in the event that the products designed and sold by us contain errors, "bugs" or defects. There can be no assurance that we will avoid significant product liability exposure. We do not currently have product liability insurance and there can be no assurance that insurance coverage will be available in the future on commercially reasonable terms, or at all. Further, there can be no assurance that such insurance, if obtained, would be adequate to cover potential product liability claims, or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect our business, financial condition and results of operations.

      We depend upon third party manufacturers and there is risk that, if these suppliers become unavailable for any reason, we may for an unknown period of time have no product to sell.

      We depend upon a limited number of third party manufacturers to make our products. If our suppliers are not able to manufacture for us for any reason, we would, for an unknown period of time, have difficulty finding alternate sources of supply. Inability to obtain manufacturing capacity would have a material adverse effect on our business, financial condition and results of operations.

      Our shareholders may suffer dilution if we issue substantial shares of our common stock:

                o    upon conversion of convertible  debentures; and,
                o    upon exercise of the outstanding warrants and options.

      We are obligated to issue a substantial number of shares of common stock upon the conversion of our convertible debentures and exercise of our outstanding warrants and options. The price, which we may receive for the shares of common stock, that are issuable upon conversion or exercise of such securities, may be less than the market price of the common stock at the time of such conversions or exercise. Should a significant number of these securities be exercised or converted, the resulting increase in the amount of the common stock in the public market could have a substantial dilutive effect on our outstanding common stock.

      The conversion and exercise of all of the aforementioned securities or the issuance of new shares of common stock may also adversely affect the terms under which we could obtain additional equity capital.

      Our common stock is subject to the penny stock rules which means our market liquidity could be adversely affected.

      The SEC's regulations define a "penny stock" to be an equity security that has a market price less than $5.00 per share, subject to certain exceptions. These rules impose additional sales practice requirements on broker dealers that sell low-priced securities to persons other than established customers and institutional accredited investors; and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our common stock might decline.

      No dividends anticipated.

      We intend to retain any future earnings to fund the operation and expansion of our business. We do not anticipate paying cash dividends on our shares in the foreseeable future.

                           WAVERIDER VOTING SECURITIES

      Our only outstanding voting security is WaveRider common stock. Only holders of record of such common stock at the close of business on July 30, 2004, the record date for the stockholders' annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date for the stockholders' meeting there were [ ] shares of WaveRider common stock outstanding. A majority of the shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum. Each share of common stock is entitled to one vote. The reorganization cannot be completed unless the holders of a majority of such shares of common stock entitled to vote at the annual meeting vote to adopt the Agreement and Plan of Merger.

      MARKET FOR WAVERIDER COMMON EQUITY, DIVIDEND POLICY AND OTHER MATTERS

      Our outstanding shares of common stock, par value $.001 per share, are quoted under the symbol "WAVR.OB" on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. Prior to April 10, 2002, our common stock traded on the Nasdaq National Market System. The following table sets forth the closing high and low prices of the common stock for the periods indicated, as reported by the NASD. These quotations are believed to be representative inter-dealer prices, without retail mark-up, markdown or commissions and may not represent prices at which actual transactions occurred. The prices below are adjusted to reflect the ten for one consolidation of the WaveRider common stock which became effective on July 1, 2004.

                                             2004                          2003                        2002
                                      High            Low           High           Low          High          Low
First Quarter                         3.35           2.25          $1.60          $0.90         $4.60        $1.60
Second Quarter                        2.40           1.00          $6.00          $0.90         $1.80        $0.80
Third Quarter                         n/a             n/a          $4.40          $2.00         $1.70        $0.90
Fourth Quarter                        n/a             n/a          $3.80          $2.10         $2.00        $0.70

      In the month of July, the high and the low prices reported were
respectively $[           ] and $[           ].

      Holders: We have approximately 1,200 common shareholders of record as of July 2, 2004. This number does not include shareholders whose shares are held in street or nominee names.

      Dividends: While there are no restrictions on our ability to pay dividends, other than those common to all companies incorporated under the laws of the State of Nevada, we have not paid dividends to holders of our common stock . We do not expect to pay a cash dividend on our common stock in the foreseeable future and payment of dividends in the future will depend on our earnings and cash requirements.

                              BUSINESS OF WAVERIDER

Overview

      WaveRider Communications Inc. is incorporated under the laws of the State of Nevada and WaveRider shares of common stock are quoted on the OTC Bulletin Board under the symbol "WAVR-OB". WaveRider is the public company of the WaveRider group of companies which holds the shares of various wholly-owned subsidiary companies through which it conducts its business namely, WCAN, WaveRider Communications (Australia) Pty Ltd., WaveRider Communications (USA) Inc., Avendo Wireless Inc., and, through WCAN, Jetstream Internet Services Inc.

      The WaveRider group of companies is a wireless technology business that develops, manufactures and markets products to take advantage of the world-wide growth of the Internet, increasing acceptance of wireless technology, and the demand for high speed, Internet access.

      We believe that providing the "last mile solution" is the key to capitalize on the opportunities presented by today's rapidly changing telecommunications market place. The ability to provide a full suite of products and services that will quickly enable all types of users to conduct business, access services and enhance communication is key to securing a dominant market position. The demands of the customer are growing beyond traditional voice communication, as today's end user wants access to a growing set of services that require high-speed access. As a result, we have developed a family of fixed wireless access products capable of providing wireless high-speed Internet access to businesses, organizations and consumers.

      With an early-to-market family of products that include the world's first non-line-of-sight, easy to set up, wireless Internet network available today, we are well positioned in the fixed wireless access market. Further, cost advantages are derived from operating in the unlicensed frequencies and result in the potential for service providers to establish profitable wireless Internet networks.

      WaveRider's executive offices are located at 255 Consumers Road, Suite 500, Toronto, Ontario, Canada, M2J 1R4. WaveRider's telephone number is (416) 502-3200 and our Web Site address is www.WaveRider.com. The information on our website is not incorporated by reference into this joint proxy statement/prospectus.

Recent Developments

      On April 23, 2004, WaveRider entered into a financing agreement with Crescent International Ltd. and Palisades Master Fund L.P., through investment management firm GreenLight (Switzerland) SA, regarding the purchase of $2,125,000 of convertible debenture for gross cash proceeds of $2,000,000 less fees and expenses. In addition, in consideration of entering into the agreement, WaveRider provided the purchasers with 268,715 common stock purchase warrants, which are exercisable for up to 5 years at $2.076 per share.

      The debentures were initially convertible to common shares at $2.175. The conversion rate is subject to adjustment if the average closing bid price of the WaveRider's common stock trades below $2.61. Upon notification of conversion, WaveRider has the option of issuing the requisite number of shares or paying a cash redemption amount. In addition, under certain terms and conditions, WaveRider has the ability to redeem all of the debentures through a cash payment.

      In conjunction with the transaction, WaveRider paid GreenLight fees of $60,000 and legal costs of Crescent in the amount of $10,000. In addition, WaveRider reset the conversion price of its convertible debentures, issued to Crescent in July 2003, to $2.175 and the exercise price of its Series R Warrants, issued to Crescent and Palisades, to $2.076.

      On May 1, 2004, an aggregate of 436,450 stock options to acquire shares of common stock of WaveRider under its stock option plans were returned for cancellation by officers and directors of WaveRider.

      On July 1, 2004, a one for ten consolidation of our common stock became effective pursuant to shareholder approval given on September 4, 2003. All common stock information presented herein has been restated to reflect the consolidation.

Historical Development

      We were originally incorporated under the laws of the State of Nevada on August 6, 1987, as Athena Ventures Inc. By the end of 1996, we were inactive but our common stock was still quoted on the OTC Bulletin Board.

      In February 1997, we entered into negotiations to purchase Major Wireless Communications Inc. Major Wireless (now WCAN) was organized in British Columbia, Canada, as a private company in 1996 to address an existing and growing market need to provide cost-effective, high-speed wireless Internet links. In February 1997, we sold common share and preferred share units to finance the acquisition of and ongoing development of products by Major Wireless.

      In May 1997, we completed the acquisition of Major Wireless through a share exchange and entered into an escrow arrangement which restricted the conversion of the preferred shares, received by the former shareholders of Major Wireless, into common stock until certain performance milestones were achieved. Subsequently, we changed our name to WaveRider Communications Inc. and Major Wireless Communications Inc.'s name to WaveRider Communications (Canada) Inc.

      On June 11, 1999, we acquired Transformation Techniques, Inc. or TTI through a merger with our newly created subsidiary WaveRider Communications
(USA) Inc. On October 1, 2000, we acquired ADE Network Technology Pty Ltd. or ADE of Melbourne, Australia, a privately held wireless infrastructure company. Subsequently, we changed the name of ADE to WaveRider Communications (Australia) Pty Ltd. On July 2, 2003, we acquired Avendo Wireless Inc, a privately held wireless development company.

Our Business

      We design, develop, market and support fixed wireless Internet access products. Our products are designed to deliver efficient, reliable, and cost-effective solutions to bring high-speed Internet access to markets around the world.

      We are focused on providing the solution to the "last mile" problem faced by traditional wired telecommunications services: how to profitably build out a network that provides the level of services demanded by end users. In medium to small markets, and in areas of the world with limited telecommunications infrastructure, the cost to install or upgrade wired services to provide the level of access customers expect can be prohibitive.

      We believe that our fixed wireless Internet access products are faster and less expensive to deploy than traditional wired services, with a lower cost-per-user to install, deploy and manage.

      Our wireless network products are designed to operate in the license-free ISM radio spectrum, which facilitates a more rapid and low-cost market introduction for service providers than for licensed or hardwire solutions. Our products utilize direct sequence spectrum or DSS communications, which ensures high speed, reliable, secure, low-interference communications.

Our Products

      Our current product portfolio includes the Last Mile Solution or LMS product line and the Network Communications Links or NCL product line. These product families are designed to deliver scalable, high-speed, fixed wireless Internet access to businesses, home offices and residential users. Both our LMS and NCL product families include our proprietary patent-pending technologies developed at our research and development facility. We generate all our revenues from these products.

Last Mile Solution

      The Last Mile Solution systems are designed to enable service providers to deliver high-speed Internet access to both business and residential customers utilizing multiple frequency bands. This multi-frequency approach enables us to support our customers' needs to provide differentiated service offerings to large, medium and small businesses as well as residential and small office/home office users.

      When operating in the 2.4GHz band the LMS delivers raw data throughput speeds of up to 11 megabits per second (Mbps) via line-of-sight connectivity. Such speeds support the Internet access requirements of business, education and government market segments.

      While operating in the license-free 900 MHz spectrum the LMS delivers data throughput speeds up to 2.0 Mbps and delivers non-line-of-sight communication between the communications access point and the end-user modem. This eliminates the need for an external antenna and thereby permits the end-user to self install the equipment at their office or home. Our non-line of-sight capability significantly reduces the time and cost of installations.

      The LMS supports a variety of services including Internet access for e-mail, large file transfers, web browsing, streaming audio and streaming video. The LMS is optimized for Internet Protocol or IP Networks. Connectivity is provided to network users via an LMS end user modem designed specifically for business or residential use.

      The LMS is designed to be highly scalable, allowing network operators to begin with a small initial network and gradually build out a larger network with more users over time. There are no limits as to the number of network subscribers that can be supported by an LMS network due to its cellular like architecture which allows for the efficient re-use of radio channels.

NCL Products

      The NCL product family is a series of wireless bridges and routers designed specifically for use by Internet service providers, network managers and information technology managers. Offering point-to-point and point-to-multipoint line of sight wireless connectivity in the 2.4GHz and 900MHz license-free frequency bands, our NCL products can be used to establish wide area networks and building-to-building links. The NCL can connect a single computer or computer network to other single computers or computer networks.

      The operating system built into the NCL products incorporates a complete Simple Network Management Protocol (or "SNMP") compliant managed routing solution, which facilitates the installation and use of these products. The operating system also integrates Internet Protocol or IP, which provides a variety of network routing capabilities.

      We launched the NCL1170 bridge/router in May 2001. The NCL1170 delivers high-speed wireless connections for local area net work ("LAN")-to-LAN and LAN-to-Internet connectivity. The NCL1170 delivers throughput speeds up to 8.0 mbps, using our proprietary radio technology that uses an 11 mbps radio. The product can be used for point-to-point and point-to-multipoint applications and to extend Ethernet networks without additional telephone lines.

      We launched the NCL1900 in May 2003. The NCL1900 delivers high speed wireless connections for LAN-to-LAN and LAN-to-Internet connectivity, on a non-line of sight basis. NCL1900 features our proprietary dynamic polling algorithm, which drastically improves performance in point-to-multipoint connections, eliminating the frequent packet collisions inherent with CSMA/CA. Our Dynamic Polling MAC also alleviates "hidden node" and "near-far" problems associated with 802.11-based systems.

Our Market

      The market for our fixed wireless access products is driven by the worldwide demand for Internet access as well as the increasing demand for high speed Internet access. Our target market in North America is comprised of cities with a population of fewer than 150,000, suburban areas of larger cities and industrial parks. In many of these markets, our products address the demands of organizations and consumers who require broadband access to the Internet, but do not have access to cable or digital subscriber line connections from traditional service providers.

      In many international markets, the telecommunications infrastructure is inadequate or unavailable for basic Internet access. There are large parts of less developed regions in India, Africa, Southeast Asia and South America that have only limited and high cost Internet access. In these markets, our wireless products have a significant cost advantage over wired technologies. Accordingly, we believe our international target markets are potentially even broader than our North American target markets. As such, we intend to develop products with radio frequencies that will be compatible with various international markets.

      Internet access prices can be broken down into three components: access equipment, Internet access provision and telephone service charges. In relative terms, the costs to get connected are much higher in developing countries. While prices may not differ drastically in absolute terms, there is a large gap between high and low income countries when costs relative to per capita income are considered. In our view, fixed wireless access technology is well positioned to bridge the gap between those who have access to high-speed services and those who do not, and to provide the means to overcome the obstacles to gain basic access to the Internet. We believe there are significant advantages, such as reduced cost and faster deployment, to our fixed wireless access technology over traditional wired access.

      In summary, the key demand drivers for fixed wireless access include:

          o    Growth in the number of Internet users world wide,
          o    Growing demand for high speed Internet access,
          o Growing demand of access technologies that are capable of efficiently and economically delivering more than 1 Mbps,
          o    Lack of wireline infrastructures in developing countries, and
          o Lack of suitable broadband access technologies in rural and suburban areas in North America.

      In meeting these market requirements, our fixed wireless access product line offers several benefits as a communications technology:

          o Instant blanket coverage without digging up streets or leasing capacity from competitors,
          o A pay-as-you-grow deployment model, which allows for low-cost market entry with incremental costs matched to incremental revenues,
          o Bandwidth increments that address the requirements of small and mid-size businesses,
          o Point-to-multipoint technology allowing for burstable, bandwidth on demand services, which are specially suited towards a data-centric environment,
          o Wireless technology which enables those who do not have access to copper, coaxial or fiber optic wire to participate in the high-speed Internet access market,
          o Significant cost advantages through the use of license-free radio frequencies, and
          o Easy to set up, non-line-of-sight modems resulting in further significant cost savings by avoiding expensive truck rolls to install customer premise equipment.

      Currently, our products operate in the unlicensed spectrum, specifically 900 MHz and 2.4 GHz. We believe that our 900 MHz products in particular could enjoy market acceptance because of their non-line-of-sight and easy to set up features. Deployments that combine business and consumer subscribers can be shown to offer a viable and profitable business case for service operators.

      Our Market Strategy

      We believe that we are in a position to meet the Internet access needs of organizations and consumers in North America and abroad. In North America, our products address the demands of users who require broadband access to the Internet, but do not have access to cable or digital subscriber line connections from traditional service providers. These customers are typically found in smaller cities in North America, and in most suburban and semi-rural areas where there are few Internet access options other than traditional telephone dial-up connections.

      In many international markets, the basic telecommunications infrastructure is inadequate or unavailable for basic Internet access. In these markets, our wireless products have a significant cost advantage over wired technologies. In addition, they can be deployed rapidly and easily maintained.

      Our market approach uses a direct and indirect sales model consisting of strategic industry partnerships and key relationships. We market directly to larger Internet service providers, telephone companies (including competitive local exchange carriers, independent local exchange carriers and independents), cellular providers and emerging carriers (municipal governments and power utilities). We also market indirectly through channel partners including distributors, value added resellers and system integrators. In some international markets, we expect to form alliances with local partners who will provide sales, support and installation services for LMS systems.

      The LMS system provides an attractive and profitable business model for operators. Our system enables the operator to provide high-speed wireless Internet access to both the business and consumer/residential markets. Also, the system's scalability allows an operator to launch a wireless network with a relatively small investment and grow the network as the number of subscribers increase.

Target Customers

      Wireless Carriers - Internet access provides wireless carriers with the opportunity to expand their service offerings and revenue base. Wireless carriers are an attractive target market for us because they have wireless expertise and an existing infrastructure that can be used to build a wireless Internet access service using our equipment.

      Rural cellular providers in the United States provide the largest potential in this segment. There are approximately 428 Rural Service Areas (i.e., areas of less than 50,000 people or areas not classified as "Metropolitan Service Areas" by the United States Federal Communications Commission) in the United States. The cost to develop and build an advanced rural communication network infrastructure is substantial. Our systems enable the rural cellular providers to establish a wireless Internet access service to meet the demand for broadband services at a relatively low cost per subscriber.

      Wireline Carriers (Independent Telephone Companies) - Independent regional telephone companies offer a significant potential market for our wireless service package. We are attracted to this type of company because they service a market that has an unmet need for broadband services and is challenged by expanding the range of services its customers.

      In the United States there are nearly 1,000 independent telephone companies ranging in size from fewer than 50 customers to more than 50,000. These companies provide telephone service to nearly five million rural Americans. In Canada there are approximately 50 independent telephone companies of which nine are municipally owned and the rest are privately owned. In addition to basic telephone service, many independents offer other communications services including cellular, paging, cable television, and Internet access services.

      Several characteristics make rural communities different from urban areas. There are greater distances between centers and smaller more scattered populations. These characteristics make single lines more expensive given the longer cable loops required which reduce the advantage of volume concentration. Because of this and regulatory changes, much less upgrading and modernization has been done in rural areas.

      Internet Service Providers - Internet service providers or ISPs fall into three categories: national backbone providers, regional networks and independent service providers. Independent and regional providers act as intermediaries between the owners of the transmission networks over which Internet traffic is passed and the owners of the traffic that is available on the World Wide Web. For this reason, in the Internet service provider market, we are targeting national and regional operators who understand that the value of incorporating a wireless strategy to enhance their position in the marketplace reduces their dependence on independent local exchange carriers.

      The demand for high-speed access has provided additional challenges, opportunities and threats to Internet service providers. As telephone companies roll out digital subscriber line services and cable companies offer their own Internet access services, the independent internet service provider has an opportunity to partner with us to remain a competitive player in the high-speed access market. In regions that lack a communications infrastructure for high-speed access, our solution provides independent and regional Internet service providers with an opportunity to satisfy the demand for high-speed Internet access. We offer additional benefits to Internet service providers. An Internet service provider can go beyond just being an access provider to becoming a communications provider with control over their own infrastructure by implementing a wireless Internet access system.

      Emerging Carriers - Over the past year we have seen the emergence of two new carrier segments: municipal government and power utilities.

      Municipal governments are building and operating or partnering with carriers to build broadband wireless networks in order to provide broadband services to their residential and business taxpayers. The driving force behind this segment is the need to attract new taxpayers to the municipality, a task that is greatly hampered if broadband access is not available.

      Power utilities (distributors, co-ops, etc.) are expanding their capabilities and deploying wireless broadband networks. These entities are utilizing existing infrastructure such as towers, right of ways, and network management systems to build out broadband networks upon which they can offer Internet access services to their customer bases.

International Sales Strategies

      Our target markets outside of North America, for our LMS product family, are predicated on spectrum availability. Most parts of South America, the Caribbean and Latin America provide the 900MHz spectrum on a license exempt basis, with rules that are compatible with our LMS product offering.

      We believe that our revenue potential in these international markets can be quite significant because the telecommunications infrastructure required for Internet access is underdeveloped. However, we recognize that international business has longer sales cycles and requires a local presence for major LMS deals.

      In 2000, we acquired ADE Network Technology Pty, LTD. in Australia, a wireless product integrator. This acquisition provided us with a base of customers and staff to exploit opportunities for the NCL product family and third party wireless products in Australia and Southeast Asia.

      Professional Services

      Our professional services group is an important component in our sales and marketing strategy and in our opinion, provides an important competitive advantage. Our professional services strategy is to deliver flexible, cost effective and market driven service offerings. We believe that we are positioned to deliver this support strategy globally.

      We have utilized global partnerships with a number of partners to provide global engineering design and installation services of our LMS and NCL products. These global service partners work under our direction. Through our systems engineers, we contract directly with our customers for these services.

      Our professional services group, coupled with our global service partners, has the international capabilities to provide:

           Application engineering;
           System and program planning and implementation management; Path survey, design and engineering;
           Network engineering, operations and wireless services;
           Permitting;
           Civil works (engineering and construction);
           Line of sight  verification;
           Backhaul;
           Site inspection and audit;
           Structured cable installation;
           Installation, testing and acceptance; and
           Final documentation.

      Manufacturing and Logistics

      We have entered into long term manufacturing agreements with Solectron Corporation, to manufacture, package and distribute our products. We have a long term logistics agreement with Alliance Corporation for the pick, pack and shipment of our products. In addition, we have a value added distributor agreement with Alliance in which they purchase products for their own account and resell WaveRider products to their customer base.

      Our practices relating to inventory are set forth in Note 2 in the attached consolidated financial statements for the years ended December 31, 2003, 2002 and 2001.

      Solectron (www.solectron.com) provides a full range of global manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new-product design and introduction services, materials management, high-tech product manufacturing, product warranty and end-of-life support. Solectron, the first two-time winner of the Malcolm Baldrige National Quality Award, has a full range of industry-leading capabilities on five continents. Its headquarters are in Milpitas, California.

      Through our association with Solectron, we have the capability to meet the demands of a rapidly growing Internet market, with high quality products which are efficiently manufactured.

      We provide our contract manufacturer with ongoing production forecasts to enable them to forecast and procure required parts. Under the terms of the agreement with Solectron, we have committed to assume liability for all parts required to manufacture our forecast products for 13 weeks and all final assembly costs for the forecast products for four weeks, on a rolling basis.

      Alliance Corporation (www.alliancecorporation.ca) - Alliance Corporation is a value-added distribution and logistics resource that has historically focused on the wireless communications and broadcast Industries. Since 1999, Alliance has been making substantial ongoing investments to develop a similar strength in the broadband communications industry with particular emphasis on wireless solutions. Adding skilled technical and engineering services to its offering, Alliance is positioned to support systems integrators as they develop wireless solutions for their enterprise customers, including ISPs.

Competition

      There is intense competition in the data communications industry. We compete not only with other fixed wireless Internet companies, but also with companies that deliver hard-wired technologies (wire or fiber optic cable). Competition is based on design and quality of the products, product performance, price and service, with the relative importance of each factor varying among products and markets.

      We compete against companies of various sizes in each of the markets we serve. Many of these companies have much greater financial and other resources available to help them withstand adverse economic or market conditions. These factors, in addition to other influences such as increased price competition and market and economic conditions could potentially impair our ability to compete.

      Our major competitors include Alvarion, Motorola, Airspan and Proxim.

Regulation of Wireless Communications

      Currently, our technology is deployed in the highly regulated license free frequency bands. As such, our products are not subject to any wireless or transmission licensing in the United States, Canada and many other jurisdictions worldwide. Our products have, however, been approved by the Federal Communications Commission, for use in the United States, Industry Canada, for use in Canada, and other regulatory bodies for use in other jurisdictions, to ensure they meet the rigorous requirements for use of these bands.

      Continued license-free operation will be dependent upon the continuation of existing government policy and, while we are not aware of any policy changes planned or expected, this cannot be assured. License-free operation of our products in the 902 to 928 MHz and the 2.4 GHz bands are subordinate to certain licensed and unlicensed uses of the bands and our products must not cause harmful interference to other equipment operating in the bands and must accept interference from any of them. If we should be unable to eliminate any such harmful interference, or should our products be unable to accept interference caused by others, we or our customers could be required to cease operations in the bands in the locations affected by the harmful interference. Additionally, in the event the 902 to 928 MHz or the 2.4 GHz bands becomes unacceptably crowded, and no additional frequencies are allocated, our business could be adversely affected.

Research and Development

In 2003, we concentrated our efforts on sustaining engineering and product enhancement in three development areas: o increasing the speed, reliability and user capacity of the networks to allow more users at greater throughput speeds;
o enhancing the network capabilities of the systems to support new developing applications, and o reducing the cost of our product offerings to provide pricing flexibility and higher margins.

Employees

      We currently have approximately 50 employees located in our head office in Toronto, Ontario and our sales offices and subsidiaries in the United States, Canada and Australia, as well as at our subsidiary, JetStream Internet Services in Salmon Arm, British Columbia.

      The majority of these employees are involved in the design, development and marketing of our line of wireless data communications products.

                             DESCRIPTION OF PROPERTY

      We own no real estate or other properties. Our main offices and test sites are in Toronto, Ontario, Canada and our Australian Subsidiary's head office is in Melbourne, Australia. These offices house sales, administration and research operations and are leased from unrelated parties. We maintain sales offices in Australia, Canada, and the United States. In addition, our subsidiary JetStream Internet Services Inc. maintains offices in Salmon Arm, British Columbia, Canada.

      Our Toronto office lease was renewed in March 1, 2003 for a period of six years and three months ending May 31, 2009, our Melbourne office lease expires in March 31, 2006 and the lease for our JetStream's office was renewed effective December 1, 2003, for a five-year period. We believe our existing facilities are adequate to meet our current requirements.

      Cost commitments related to present leases are set forth in Note 12 "Commitments and contingencies" in the attached consolidated financial statements for the years ended December 31, 2003, 2002 and 2001.

                                LEGAL PROCEEDINGS

      There are currently no litigation matters outstanding against WaveRider or WCAN.

                       PRINCIPAL SHAREHOLDERS OF WAVERIDER

      The following table sets forth, as of July 2, 2004, information with respect to our common stock owned beneficially by each director or nominee for director, by our Chief Executive Officer, by all officers and directors as a group and by each person known by us to be a beneficial owner of more than 5% of the outstanding shares of common stock. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

                                                                     Amount of Common Stock       % of Common Stock
       Name and Address of Beneficial Owner (1)                      Beneficially Owned (2)          Outstanding
   ----------------------------------------------                    ----------------------       -----------------
      D. Bruce Sinclair (3)                                                   495,455                    3.24
      Gerry Chastelet (4)                                                       7,500                    0.05
      John Curry (5)                                                            9,500                    0.06
      Michael J. Milligan (4)                                                   5,000                    0.03
      Cameron A. Mingay (6)                                                    14,650                    0.10
      Dennis Wing (4)                                                           7,500                    0.05
      Charles Brown (7)                                                        93,536                    0.62
      T. Scott Worthington (8)                                                 93,474                    0.62
                                                                            ---------                 --------
      All Directors and Executive Officers (8 persons)                        726,615                    4.68
                                                                            ---------                 --------
Crescent International Limited (9)                                          1,669,786                    9.999
Clarendon House, 2 Church Street,                                           ---------                 --------
Hamilton H 11, Bermuda

------------------

(1) Each director's and officer's address is c/o WaveRider Communications Inc., 255 Consumers Road, Suite 500, Toronto, Ontario, Canada M2J 1R4.

(2) Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of July 2, 2004 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Consists of 229,061 shares of common stock, 50,561 shares of common stock issuable upon exercise of warrants and 215,833 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 2, 2004.

(4) Consists of shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 2, 2004.

(5) Consists of 2,000 shares of common stock and 7,500 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 2, 2004.

(6) Consists of 2,500 shares of common stock, 4,650 shares of common stock issuable upon exercise of warrants and 7,500 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 2, 2004.

(7) Consists of 7,563 shares of common stock, 12,640 shares of common stock issuable upon exercise of warrants and 73,333 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 2, 2004.

(8) Consists of 7,500 shares of common stock, 12,641 shares of common stock issuable upon exercise of warrants and 73,333 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of July 2, 2004.

(9) Consists of shares of common stock, shares of common stock issuable upon conversion of convertible debentures, with a face value of $1,562,500, and 292,141 shares of common stock issuable upon exercise of warrants. Except under limited circumstances, no holder of the convertible debentures or the warrants is entitled to convert any portion of the notes into, or exercise any portion of the warrants for, shares of common stock or to dispose of any portion of the notes or warrants to the extent that the right to effect such conversion, exercise or disposition would result in the holder or any of its affiliates beneficially owning more than 9.999% of the outstanding shares of common stock. Therefore, the number of shares set forth herein and which Crescent may sell pursuant to any prospectus may exceed the number of shares of common stock it would otherwise beneficially own as determined pursuant to Section 13(d) of the Securities Exchange Act.

                 WAVERIDER MANAGEMENT DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULT OF OPERATIONS

         The following management's discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and notes related to WaveRider appearing elsewhere in this joint proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those discussed in "Risk Factors" and elsewhere in this joint proxy statement/prospectus and the documents incorporated by reference.

         The following management's discussion and analysis of financial condition and results of operations is organized as follows:

          o Overview - Market Environment and Strategic Direction. These sections provide a general description of our products, as well as recent developments and events in the global telecommunications market that we believe are important in understanding how we restructure our business and our results of operations and financial condition and to anticipate future trends.

          o Results of operations. This section provides an analysis of WaveRider's results of operations for the three fiscal years ended December 31, 2003 and the three month period ended March 31, 2004 and March 31, 2003. This analysis is presented on a consolidated basis.

          o Financial condition and liquidity. This section provides an analysis of WaveRider's cash flows for the three fiscal years ended December 31, 2003 and the three months ended March 31, 2004, and March 31, 2003, as well as a discussion of recent financing arrangements.

          o Critical accounting policies. This section discusses certain critical accounting policies that we consider important to WaveRider's financial condition and results of operations, and that required significant judgment and estimates on the part of management in application. WaveRider's significant accounting policies, including the critical accounting policies discussed in this section, are summarized in the notes to the accompanying consolidated financial statements.

Overview

      We design, develop, market and support fixed wireless Internet access products. Our products are designed to deliver efficient, reliable, and cost-effective solutions; bringing high-speed Internet access to markets around the world.

      We are focused on providing the solution to the "last mile" problem faced by traditional wired telecommunications services: how to profitably build out a network that provides the level of services demanded by end users. In medium to small markets, and in areas of the world with limited or no existing telecommunications infrastructure, the cost to install or upgrade wired services to provide the level of access customers expect can be prohibitive.

      We believe that our fixed wireless Internet access products are faster and less expensive to deploy than traditional wired services, with a lower cost-per-user to install, deploy and manage.

      Our wireless network products are designed to operate in the license-free ISM radio spectrum, which facilitates a more rapid and low-cost market introduction for service providers than for licensed or hardwire solutions. Our products utilize direct sequence spectrum or DSS communications, which ensures reliable, secure, low-interference communications.

Market Environment and Strategic Direction

      Over the past four years, the global telecommunications market deteriorated, reflecting a significant reduction in capital spending by established service providers and a lack of venture capital for new entrants. Reasons for this market deterioration include the economic slowdown in the technology sector, network overcapacity, customer bankruptcies, network build-out delays and limited capital availability. As a result, our sales and results of operations have been significantly adversely affected.

      During this prolonged sector downturn, we have concentrated on working closely with our customers to get our products and services established in a number of markets, significantly reducing our cost structure, reducing our breakeven revenue level and improving our balance sheet, through tightening our accounts receivable and inventory levels. However, if capital investment levels continue to decline, or if the telecommunications market does not improve or improves at a slower pace than we anticipate, our revenues and profitability will continue to be adversely affected. In addition, if our sales volume and product mix does not improve, or we do not continue to realize cost reductions or reduce inventory related costs, our gross margin percentage may not improve as much as we have targeted, resulting in lower than expected results of operations.

Results of Operations - Three Months ended March 31, 2004 compared to the Three Months ended March 31, 2003.

      Revenue

      The following table presents our North American and non-North American revenues and the approximate percentage of total revenues ($000's):

                                           Three months ended March 31,
                                           -----------------------------
                                             2004       2003    % Change
                                            ------     ------   --------
      North America ............            $1,366     $2,466    (44.6%)
      Non-North America .........              940        712     32.0%
                                            ------     ------    ------
      Total revenues ............           $2,306     $3,178    (27.4%)
                                            ======     ======    ======

      Percentage of total revenue

      North America .............            59.2%      77.6%
      Non-North America .........            40.8%      22.4%

      Total revenue declined 27.4% in the first quarter of 2004 compared to the first quarter of 2003. The Company's focus on the 900 MHz non-line of sight LMS product family has allowed it to make gains in the North American market but has limited its potential in a large part of the rest of the world, where the 900 MHz band is not available on a license exempt basis. As a result, we are exposed to potential significant swings when the focused market for our main product experiences periods of weakness.

      Total revenues in North America have declined due to the significant reduction in average selling prices of our EUM and due to our two largest resellers reducing their inventory positions to improve inventory turns. In addition, it is our view that new installations have been hampered by severe weather in our prime markets, which make tower installations difficult, and confusion in the market caused by the announcements surrounding Wi-MAX, which increase our sales cycles, and other competitive offerings.

      Non-North American revenues were mainly focused on our operating subsidiary in Australia. The relative strength of the Australian dollar versus the U.S. dollar was the main contributor to the increase in Australian dollar denominated revenues.

      We have taken initial steps to access the Caribbean, Latin American and South American markets, which in most parts do provide license exempt availability of 900 MHz spectrum, but we expect that there will be relatively long sales cycles in these markets.

      Gross Margins

      The following table presents our gross margin and the percentage of total revenues ($000's):

                                                  Three months ended March 31,
                                                           (unaudited)
                                                  ----------------------------
                                                      2004            2003
                                                     -------         -------
      Gross margin                                   $   823         $1,175
      Gross margin rate                                35.7%          37.0%

      Gross margins in the first quarter of 2004 decreased to 35.7% compared to 37.0% of revenue in the first quarter of 2003 and, in conjunction with the decrease in quarterly revenue, total gross margin dollars decreased 30.0% compared to the first quarter of 2003.

      We are actively involved in continuing to find cost savings, through economies of scale and product we expect that future cost reductions will be offset by volume discounts offered to our customers and competitive pricing pressures. As such, we expect that gross margin percentages will be at or near current levels over the balance of the fiscal year.

      Selling, General and Administrative expenses

      Selling, general and administrative expenses increased to $1,272,630 from $1,186,569 in the first quarter of 2003. The company pays most of its operating expenses in either Canadian or Australian dollars. The decline in exchange rate for U.S. dollars versus the Canadian and Australian dollars, in the first quarter of 2004 compared to the first quarter of 2003, resulted in the increase in reported expenses.

      Research and Development expenses

      Research and development expenses increased to $489,044 in the first quarter of 2004 from $156,602 in the first quarter of 2003. The increase was mainly due to the acquisition of Avendo Wireless by the Company in July 2003, initiation of new development programs surrounding next generation modems, based on 802.16 and Wi-MAX standards and foreign exchange fluctuations.

      It is the company's view that products based on the Wi-MAX standard will not be generally available until late in 2005 or early 2006. It is our belief that our current product technology will continue to provide technology solutions until the next generation modems are developed.

      Depreciation and Amortization expense

      Depreciation and amortization expense declined to $95,230 compared to $147,755 in the first quarter of 2003. During the last three years, we have withheld spending on new capital assets and do not plan any major capital acquisitions through the balance of fiscal 2004.

      Interest expense

      Interest expense amounted to $517,058 for the three months ended March 31, 2004 compared to $15,279 for the three months ended March 31, 2003. Included in interest expense for the three months ended March 31, 2004 is $507,105 of non-cash charges related to the accretion and conversion of convertible debentures issued in July 2003. With the issuance of the convertible debentures in April 2004, which are due on July 2006, if not converted to common stock prior to maturity, we will continue to incur non-cash financial expenses through the accretion of the beneficial conversion feature included in the debentures.

      Foreign Exchange

      We incurred a foreign exchange loss for the three months ended March 31, 2004 in the amount of $28,296 compared to a gain of $70,823 for the three months ended March 31, 2003. The loss in the first quarter of 2004 is due to a recent strengthening of the U.S. dollar versus the Canadian and Australian dollars after a number of quarters of significant declines.

Results of Operations - Year ended December 31, 2003 compared to the Year ended December 31, 2002.

      Revenue

      Total revenue increased 45.2% in the year ended December 31, 2003 compared to the year ended December 31, 2002. Our focus on the 900 MHz non-line of sight LMS product family has allowed us to make strong gains in the North American market but has limited its potential in a large part of the rest of the world, where the 900 MHz band is not available on a license exempt basis.

      The following table presents our North American and non-North American revenues and the approximate percentage of total revenues ($000's) for the years ended December 31, 2003 and 2002 respectively:

                                               Year ended December 31,
                                        -----------------------------------
                                           2003         2002      % Change
                                        -----------------------------------
     North America                      $ 10,376      $ 5,887        76.3%
     Non-North America                     2,703        3,122       (13.4%)
                                        -----------------------------------
     Total revenues                     $ 13,079      $ 9,009        45.2%
                                        ===================================
     Percentage of total revenue

     North America                         79.3%        65.3%
     Non- North America                    20.7%        34.7%

      We have taken initial steps to access the Caribbean, Latin American and South American markets, which in most parts do provide license exempt availability of 900 MHz spectrum, but expect that there will be relatively long sales cycles in these markets.

      Gross Margin

     The following table presents our gross margin and the percentage of total revenues ($000's):

                                        Year ended
                                       December 31,
                                    2003         2002
                                   ------       ------
     Gross margin                  $5,180       $2,230
     Gross margin rate              39.6%        24.8%

      Gross margins in 2003 increased to 39.6% of revenue compared to 24.8% of revenue in 2002. In conjunction with the increase in quarterly revenue, total gross margin dollars increased 132.3% compared to 2002.

      The increase in gross margin percentage and dollars from 2002 levels was primarily due to continued cost reductions in the LMS products and the introduction of the new cost reduced customer premise unit, the EUM 3003. We are actively involved in continuing to find cost savings, through economies of scale and product refinement. We expect that cost reductions and improved sales mix will more than offset ongoing volume discounts and competitive pricing pressures to result in gross margin percentages at or above current levels over the next fiscal year.

      Selling, General and Administrative expenses

      Selling, general and administrative expenses, including stock-based compensation, declined by 16.9% to $5,366,858 for the year ended December 31, 2003 from $6,456,033 for the year ended December 31, 2002. The decline in 2003 versus 2002 was mainly due to the restructuring that we undertook in Q4 2002 and ongoing tight cost controls. As a result, we have reduced our compensation costs and related staff expenses and reduced our costs of professional services.

      While we intend to maintain tight cost controls, we believe that tactical spending in advertising and marketing communications could provide access to additional markets and potential customers. As such, we intend to increase our spending on sales and marketing, both within North America and internationally.

      Research and Development expenses

      Research and Development expenses for the year ended December 31, 2003 amounted to $996,487 compared to $1,494,880 for the year ended December 31, 2002, a decline of 33.3%. As discussed in our 10-K for 2002, we have moved to a level of sustaining engineering for our NCL and LMS product families. These efforts have allowed us to continue to provide product enhancements to the current LMS product family, while reducing significantly the cost of the products.

      For 2004, we intend to continue our efforts on enhancements and cost reduction of the current LMS product family, while entering into development of next generation versions of the LMS. With the acquisition of Avendo Wireless, in July 2003, we acquired certain research and development in Multiple Input Multiple Output (MIMO) technology. While the market for this product is still in the early stage of development as we do not currently intend to proceed to commercialization, we intend to continue working on these products.

      Depreciation and Amortization expense

      Depreciation and amortization expense declined by 33.2% to $510,536 for the year ended December 31, 2003 compared to $763,845 for the year ended December 31, 2002. During the last two years, we have withheld spending on new capital assets and do not plan any major capital acquisitions through fiscal 2004.

      Foreign Exchange

      Foreign exchange gain for the year ended December 31, 2003 increased by 285.4% to $273,909 from $71,075 for the year ended December 31, 2002. The increase is due to the significant decline of the U.S. dollar versus the Canadian and Australian dollars throughout 2003. Most of our operating expenses are denominated in Canadian or Australian dollars.

      Write down of goodwill

      During the three months ended December 31, 2003, we undertook a complete review of our development plans and resources required to bring the Avendo technology, acquired in 2003, to commercial viability and compared these costs to the expected net present value of the discounted future cash flows. As a result of management's analysis, we determined that an impairment charge of $2,755,446 was required on the basis that the carrying value of goodwill exceeded its fair value.

      During the three months ended September 30, 2002, due to the continued decline in telecom spending and its impact on projected future revenues to us, management determined that there had been an impairment of the goodwill arising from the release of escrow shares and the purchase of ADE Network Technology Pty Ltd. As a result, we wrote off $4,069,696 of goodwill in Q3 2002.

      Interest expense

      Interest expense amounted to $699,821 for the year ended December 31, 2003 compared to $1,041,854 for the year ended December 31, 2002, a decline of 32.8%. Included in interest expense for the year ended December 31, 2003 is $616,031 of non-cash charges related to the accretion and conversion of convertible debentures issued in July 2003. With the issuance of the convertible debentures in July 2003, we will incur non-cash financial expenses during 2004 through the accretion of the beneficial conversion feature included in the debentures and through additional beneficial conversion feature amounts that could arise if the debentures are converted at a price below the price of our common shares at the time of issue.

Results of Operations - Year ended December 31, 2002 compared to the Year ended December 31, 2001.

     General

     We incurred a net loss for the year ended December 31, 2002 of $11.2 million on revenues of $9.0 million compared to a net loss for the year ended December 31, 2001 of $21.5 million on revenues of $7.8 million and a net loss for the year ended December 31, 2000 of $31.5 million on revenues of $4.1 million. Our reported results for 2002 included non-cash expenses in the amount of $6.2 million (2001 - $10.8 million, 2000 - $17.9 million).

      On October 15, 2002, the Company announced a restructuring plan that included headcount reductions and salary deferrals. On November 6, 2002, principally as compensation for accepting salary deferrals or reductions, the board of directors of the Company authorized the award of 252,500 stock options, exercisable at $0.10 per share, to the Company's staff and certain management.

      Over 2002, we integrated our Calgary based Research and Development facilities with our sales, marketing and support organization in Toronto. Our Research and Development spending declined significantly in 2002 and we expect it to stay at these reduced levels through fiscal 2003.

      Our cash balance decreased to $1.0 million compared to $2.2 million at December 31, 2001.

Escrow Share Agreement

      When the current operations of WaveRider were established in May 1997, the initial founders chose to put their shares into an escrow agreement, which would only release the shares to them upon achievement of certain milestones. This display of commitment to the Company was viewed as necessary to allow us to raise the funds needed to develop our products and markets. In September 2001, in recognition of the ongoing commitment of the founders, the board of directors authorized a two year extension of the escrow agreement, as was contemplated in the original agreement. With the extension of the escrow agreement, the charges resulting from the final release of escrow shares were to be charged directly to selling, general and administrative expenses and not recorded as goodwill.

      As the Company reached each of the milestones under the escrow agreement, we released a specific percentage of the shares and the value of those shares, at the time of release, was included in goodwill or compensation expense. Depending on the price of the common shares at the time of release, the value assigned varied dramatically. During 2002, we released the remaining 538,125 common shares from the escrow agreement (2001 - 225,000). This resulted in a charge of $172,500 to compensation expense (2001 - $629,000) and a charge of $710,813 to selling, general and administrative expenses. In 2001, the non-compensation charges resulted in an increase of goodwill in the amount of $2,201,500.

      Revenue

      Total revenue increased 15.4% in 2002, compared to 2001, primarily due to the strong growth of sales of our LMS 4000 network system in North America. North American revenues grew 145% in 2002 to $5.9 million, while International revenues declined 42% on a year on year basis, down to $3.1 million. Revenue in the fourth quarter of 2002 increased 37.8% compared to the third quarter of 2002 and 61.6% compared to the fourth quarter of 2001.

      The following table presents our North American and non-North American revenues and the approximate percentage of total revenues ($000's) for the years ended December 31, 2002 and 2001 respectively:

                                               Year ended December 31,
                                        --------------------------------------
                                              2002         2001      % Change
                                        --------------------------------------
     North America                      $     5,887        2,401       145.2%
     Non-North America                        3,122        5,403       (42.2%)
                                        --------------------------------------
     Total revenues                     $     9,009  $     7,804        15.4%
                                        ======================================
     Percentage of total revenue

     North America                            65.3%        30.8%
     Non- North America                       34.7%        69.2%

     For 2003, we expected to see continued strong growth in the North American markets as we continued to increase our customer base and our customers increased the size of their networks. Internationally, we expected revenue to stabilize at the then current levels and then slowly grow in the second half of 2003, as our initiatives into South and Central America started to achieve results.

      Gross Margin

      The following table presents our gross margin and the percentage of total revenues ($000's):

                                          Year ended
                                          December 31,
                                       2002         2001
                                      ------       ------
     Gross margin                     $2,230       $1,848
     Gross margin rate                 24.8%        23.7%

     We recorded a gross margin of $2,230,121 in 2002 compared to $1,847,522 in 2001. As a percentage of revenue, gross margins grew to 24.75% in 2002 compared to 23.7% in 2001. Gross margins in the fourth quarter of 2002 were 27.6% compared to 14.3% in the third quarter of 2002 and 7.4% in the fourth quarter of 2001.

     With the growth of the LMS 4000 as a percentage of our total revenues, we expected that gross margins, as a percent of revenue, would continue to strengthen. We anticipated reducing the cost of the LMS 4000 end user modem, which is the most significant component of a LMS 4000 network, through economies of scale and design simplification. These cost reductions were expected to be used to enhance margins and to provide selective volume discounts to drive higher unit sales.

      Selling, General and Administrative expenses

      Selling, general and administrative expenses, excluding non-cash stock related charges, declined to $6,212,458 in 2002 from $8,239,747 in 2001. Included in the 2002 expenses was a charge of $710,813 related to the release of escrow shares as more fully discussed under "Escrow Share Agreement" above.

      On October 15, 2002, we announced a restructuring plan that included headcount reductions and salary deferrals. Included in the plan was a commitment to pay terminated employees deferred severance payments of approximately $167,000. These amounts were accrued in the fourth quarter of 2002 and paid the second half of 2003. Additionally, we deferred and expensed $34,400 in the fourth quarter of 2002 and an additional $48,600 during the first quarter of 2003, in compensation to senior staff, which was not paid until the second half of 2003. We also structured our sales compensation to reduce fixed salary costs and increase the variable achievement-based component.

      In September 2001, we reduced our staff by 56%, our executive staff waived all salaries, bonuses and other cash compensation for a period from October 1 to December 14 and other senior managers accepted a 25% pay decrease for the same period.

      Employee stock-based compensation

      As discussed above, we entered into an escrow arrangement with our founding shareholders and employees. In addition, we awarded certain employees options that vested based on the same milestones from the escrow arrangement. Each time a milestone was achieved, shares were released and options vested; and the portion that related to employees of the company was charged to the statement of loss as "Employee stock-based compensation". During 2002, we completed all of the remaining milestones and, as a result, charged $172,500 to the statement of loss. In 2001, we achieved one of the milestones - resulting in a $629,000 charge to the statement of loss.

      Research and development

      We moved to a level of sustaining engineering in the second half of 2001, with Research and Development costs, excluding stock related expenses, depreciation and amortization, in 2002 amounting to $1,494,880 (2001 - $4,471,567). During 2002, we closed our Calgary facility and transitioned the operations to our Toronto location.

      Write-off of goodwill

      During the third quarter of 2002, as a result of the continued and, more recently, sharp decline in the telecommunication sector, we determined that we could not continue our operations at current level without further funding and that, given the state of the telecommunications sector and the financial markets, it was unlikely that additional funding would be available. As such, we took a number of actions to reduce costs and restructure our operations. Included in these actions was a complete revision to the operating plans of WaveRider Communications (Australia) Pty Ltd. (formerly ADE Network Technology Pty Ltd.), our wholly owned subsidiary in Australia, which is viewed as an independent reporting unit, and for WaveRider Communications Inc. In each case, we compared the expected net present value of the discounted future cash flows of the restructured operations to the current net assets of the respective operations after revising all key assumptions underlying management's valuation judgments, including those relating to short and longer-term growth rates and discount factors reflecting increased risks in a declining market. As a result of management's analysis, it was determined that an impairment charge of $4,069,696 was required on the basis that the carrying value of goodwill exceeded its fair value, which was estimated to be nil.

      Restructuring charges

      In conjunction with our decision to relocate our Research and Development facility to Toronto and to shut down our Calgary operations and our decision, in the third quarter of 2002, to further restructure our operations, we incurred restructuring costs of $362,588. In addition to the approximately $167,000 in deferred severance for employees terminated in the third quarter of 2002, we incurred costs of $76,940 to terminate the Calgary lease, $50,900 in other severance costs, $28,454 for moving of fixed assets and corporate records and $39,294 in other termination related costs.

      Depreciation and amortization

      In 2002, we adopted the provisions of SFAS No. 142 and, as such, ceased to amortize goodwill. In 2001, the release of the escrow shares and the resulting goodwill had resulted in amortization expenses of $2,385,495.

      With our restructuring, in 2002, we disposed of certain excess fixed assets and reduced our depreciation expense to $763,845 (2001 - $1,147,943).

      Interest expense

      During 2002, we redeemed the balance of our promissory notes and accreted the $263,607 fair value of the notes to financing expense. In addition, we paid $56,076 in repayment premiums and various ongoing operating interest charges. This, along with other miscellaneous financing expense, resulted in financing expenses in 2002 amounting to $331,041 (2001 - $5,493,373).

      Included in interest expense for 2001was $5,410,846 in non-cash charges related to our financing activities.

Supplementary Financial Information

                                                                    (unaudited)
                                                                Three Months Ended
                                            March             June            September       December(1)
                                      --------------------------------------------------------------------
Fiscal 2003
Net revenues                          $    3,178,362      $  3,136,154     $  3,534,064      $  3,229,975
Gross profit                               1,175,075         1,364,696        1,322,218         1,317,550
Net loss                                    (258,493)         (118,772)        (961,589)       (3,722,453)

Net loss per common share                      (0.02)            (0.01)           (0.07)            (0.26)

Weighted average shares outstanding       11,669,430        12,501,154       13,881,367        14,169,592

Fiscal 2002
Net revenues                          $    1,612,988      $  2,344,867     $  2,124,410      $  2,926,651
Gross profit                                 461,255           659,615          302,856           806,395
Net loss                                  (2,933,323)       (1,414,129)      (6,037,909)         (864,341)

Net loss per common share                      (0.37)            (0.13)           (0.53)            (0.07)

Weighted average shares outstanding        7,932,268        11,018,283       11,479,046        11,626,253

 (1) In the fourth quarter of 2002, WaveRider determined that it had recorded excess depreciation expense in each of the preceding three quarters. As a result, it recorded an adjustment in the fourth quarter to reduce depreciation expense by $216,747. The impact on each of the preceding three quarters was immaterial and had no impact on the reported net losses per share in those quarters

Liquidity and Capital Resources

      We have funded our operations for the most part through equity and convertible debenture financing and has had no line of credit or similar credit facility available to it. Our outstanding shares of common stock, par value $.001 per share, are quoted under the symbol "WAVR.OB" on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. We must rely on our ability to raise money through equity and convertible debenture financing to pursue our business endeavors. The majority of funds raised have been allocated to the development of the WaveRider(R) line of wireless data communications products and our operations.

      For the three months ended March 31, 2004 we used $795,908 of cash in operating activities. For the year ended December 31, 2003, we used $1,613,803 of cash in operating activities (2002 - $4,970,703, 2001 - $10,348,489).

      In April 2004, we issued convertible debentures, in the aggregate principal amount of $2,125,000, for gross cash proceeds of $2,000,000, less cash fees of $110,000.

      During July 2003, we issued convertible debentures, in the aggregate principal amount of $1,600,000, for cash proceeds of $1,504,000, less cash fees of $87,120. We also entered into an agreement to purchase Avendo Wireless Inc., through the issue of 875,000 shares of common stock and 300,000 common stock purchase warrants. Upon acquisition, we received $1,177,420 in cash and $196,925 in other net assets. In addition, we raised $35,245 through the sale of 34,117 shares of common stock under our employee stock purchase plan.

      In March 2002, we raised $4,497,000, less cash expenses of $165,734, through the sale of 3,009,666 shares of common stock registered by us on our S-3 shelf registration statement. In addition, we raised $40,266 through the sale of 40,172 shares of common stock under our employee stock purchase plan.

      During 2002, we repaid our outstanding promissory notes, in the amount of $432,500, and made capital lease payments of $126,101. With these payments we reduced our capital lease liability to $18,098 and repaid all other debt.

      On December 14, 2001, we completed a shareholders' rights offering selling 1,067,592 units, consisting of one common share and one warrant per unit, for cash proceeds of $3,132,976 and the extinguishment of debts and warrants, in the principal amount of $1,017,000, less cash expenses of $935,102 and $50,459 of expenses paid in warrants.

      On October 19, 2001, we sold promissory notes in an aggregate principal amount of $834,500 and on November 5, 2001, we sold an additional amount of $165,000. The notes have a one year term and bear interest at an annual rate of 8% plus a repayment premium of 15%. The notes are secured by a security interest in all our assets. Also, in connection with the sale of the notes we issued 214,893 common stock purchase warrants which are exercisable for a term of five years at a per share exercise price of $5.00 per share.

      On December 14, 2001, promissory notes in the principal amount of $567,000 were returned for cancellation in exchange for the holders' participation in the Shareholders' Rights offering. The holders of the remaining notes demanded repayment of the notes, including the principal, all accrued interest and the repayment premium in 2002.

      On June 4, 2001, we raised $2,576,715 through the sale to Crescent International Ltd. of 30,000 shares of Series D convertible preferred stock and 87,719 Series N warrants. In connections with this transaction, we issued 6,140 Series M-2 warrants as a finders' fee.

      During 2001, we also raised $132,000 through the sale of common stock registered by us on our S-3 shelf registration statement and $194,350 through exercises of employee stock options and purchases under the Company's employee stock purchase plan.

Contractual Obligations - At December 31, 2003, our contractual obligations were as follows:

                                                                 Payments Due by Period

                                                                Less than          1 - 3             4 -5         After 5
Contractual obligation                          Total            1 year            years             years          years
-------------------------------------------------------------------------------------------------------------------------
Long-term debt obligations                  $1,600,000       $          -      $1,600,000        $       -      $       -
Capital lease obligations                       16,981             11,483          5,498                 -              -
Operating leases                             2,021,490            433,773        744,046           702,398        141,273
Purchase obligations                         2,441,084          2,441,084              -                 -              -

      We provide our contract manufacturer with ongoing production forecasts to enable them to forecast and procure required parts. Under the terms of the agreement with the contract manufacturer, we are committed to assume liability for all parts required to manufacture our forecast products for 13 weeks and all final assembly costs for the forecast products for four weeks, on a rolling basis.

      We plan to pay our contract manufacturer for the unconditional purchase obligation through net cash generated from operations.

      We have, also, ordered certain components from one of our product suppliers on a non-cancelable non-refundable basis for delivery throughout 2004. We have issued a letter of credit to this supplier in the amount of $232,125 at December 31, 2003. This letter of credit secures our payment obligations under the purchase agreement and expires in August 2004. The letter of credit secures our payment obligations under the purchase agreement. We have pledged cash to our bank as collateral for the letter of credit in the same amount as the letter of credit. This pledge has been classified as restricted cash.

Critical Accounting Estimates

      Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

      On an ongoing basis, management evaluates its estimates and judgments, including those related to bad debts, inventories, investments, intangible and other long-lived assets, income taxes, warranty obligations, product returns, restructuring costs, litigation and contingencies. Management bases its estimates and judgments on historical experience, current economic and industry conditions and on various other factors that are believed to be reasonable under the circumstances. This forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

      Allowance for Losses on Receivables

      We have historically provided financial terms to certain customers in connection with purchases of our products. Financial terms, for credit-approved customers, are generally on a net 30-day basis.

      Total receivables at December 31, 2003 and 2002 were $2,165,041 and $1,608,194, respectively, with an allowance for losses on these receivables of $243,066 and $212,224, respectively.

      Management periodically reviews customer account activity in order to assess the adequacy of the allowances provided for potential losses. Factors considered include economic conditions, collateral values and each customer's payment history and credit worthiness. Adjustments, if any, are made to reserve balances following the completion of these reviews to reflect management's best estimate of potential losses.

      Inventory Valuation Reserves

      We record valuation reserves on our inventory for estimated obsolescence or unmarketability. The amount of the write-down is equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

Net Inventories consisted of the following:

December 31                                  2003                  2002
--------------------------------------------------------------------------
Finished goods                         $   1,306,580         $  1,258,620
Raw materials                                 36,330               22,043
                                       -------------         ------------
                                           1,342,910            1,280,663
Less inventory reserves                     (376,477)             (50,615)
                                       -------------         ------------
                                       $     966,433         $  1,230,048
                                       =============         ============

      We provide our contract manufacturer with ongoing production forecasts to enable them to forecast and procure required parts. Under the terms of the agreement with the contract manufacturer, we have committed to assume liability for all parts required to manufacture our forecast products for the next 13 weeks and all final assembly costs for the forecast products for the next four weeks, on a rolling basis.

      We balance the need to maintain strategic inventory levels to ensure competitive lead times with the risk of inventory obsolescence due to rapidly changing technology and customer requirements. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

      Valuation of Long-Lived and Intangible Assets

      We assess the impairment of long-lived and intangible assets, which includes identifiable intangible assets, goodwill and plant and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. We believe that the following important factors could trigger an impairment review:

     o underperformance relative to expected historical or projected future operating results;
     o changes in the manner of use of the assets or the strategy for our overall business;
     o    negative industry or economic trends;
     o    declines in stock price of an investment for a sustained period; and
     o    our market capitalization relative to net book value.

      When we determine that the carrying value of intangible assets, goodwill and long-lived assets may not be recoverable, an impairment charge is recorded. Impairment is measured based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model or prevailing market rates of investment securities, if available.

      In the fourth quarter of 2003, we undertook a complete review of our development plans and resources required to bring the technology acquired through the acquisition of Avendo Wireless Inc. to commercial viability and compared these costs to the expected net present value of the discounted future cash flows. As a result of management's analysis, we determined that an impairment charge of the entire balance of $2,755,446 was required on the basis that the carrying value of goodwill exceeded its fair value.

      In the third quarter of 2002, we determined that we could not continue our operations at our current level without further funding and that, given the state of the telecommunications sector and the financial markets, it was unlikely that additional funding would be available to us. As such, we took a number of actions to reduce costs and restructure our operations. We revised our operating plan and the operating plan of WaveRider Communications (Australia) Pty Ltd. (formerly ADE Network Technology Pty Ltd.), our wholly owned subsidiary in Australia, which we view as an independent reporting unit. As a result of these changes, the fair market values for our two reporting units were estimated using the expected present value of future cash flows. Based on this analysis, we wrote off all of our existing goodwill, in the amount of $4,069,696.

      In September 2001, the Company announced a restructuring plan, which included the reduction of approximately half of the staff in WaveRider Communications (Australia) Pty Ltd. As a result, the Company wrote down the acquired labor force, resulting from the acquisition of WaveRider Communications (Australia) Pty Ltd. in the amount of $155,050.

Recent Accounting Pronouncements

      Disclosure regarding recent accounting pronouncements is set forth in Note 2 in the attached consolidated financial statements for the years ended December 31, 2003, 2002 and 2001.

Certain Factors that may affect Future Results.

         See Risk Factors - Risks relating to WaveRider's Business (or WCAN's Business after the Reorganization) in General."

                                BUSINESS OF WCAN

      As indicated above, under "Business of WaveRider - Historical Development", WCAN is a wholly-owned subsidiary of Waverider incorporated in British Columbia. It was incorporated on October 9, 1996 as Major Wireless Communications Inc. and was acquired by WaveRider in May 1997. Pursuant to an arrangement between WaveRider and WCAN, WCAN employs the personnel and incurs the overhead in Canada to research, create, develop, manufacture and sell WaveRider's products worldwide in exchange for funding from WaveRider. WaveRider has licensed its intellectual property to WCAN to perform the above described functions.

      As the operating company, WCAN is a party to various contracts for the conduct of its business. WCAN rents office space with remaining terms of up to six years. Rental payments for 2003 were $381,247.

      Under the terms of agreements with contract manufacturers, WCAN has committed to assume liability for all parts required to manufacture WCAN's forecasted products for the next 13 weeks and all final assembly costs for the forecasted products for the next 4 weeks, on a rolling basis. Total purchases from contract manufacturers were $5,454,789 in 2003. WCAN's management believes that, should it be necessary, they could find alternative contract manufacturers without significant disruption to the business.

      WCAN has ordered certain components from a product supplier on a non-cancelable non-refundable basis for delivery throughout 2004. A letter of credit has been issued to this supplier in the amount of $228,780 at March 31, 2004. The letter of credit secures the WCAN's payment obligation under the purchase agreement and expires in August 2004. WCAN has pledged cash to the bank as collateral for the letter of credit in the same amount as the letter of credit. This pledge has been classified as restricted cash.

      WCAN employs outside contractors to assist in the design and development of its products. At March 31, 2004, WCAN had entered into a development contract with one of its contractors, in the amount of $467,000, of which $115,000 was expensed in the quarter ended March 31, 2004. The contract calls for the payment of progress payments against specific milestones over the course of the contract.

      WCAN will continue to carry the operations as currently conducted after the completion of the reorganization and its directors, board committees and officers will be the same as WaveRider's directors, board committees and officers prior to the reorganization. However, WCAN will be both the operating company and the public company in which you will own shares.

                       THE REORGANIZATION (PROPOSAL NO. 1)

Introduction

      The reorganization of WaveRider described in this joint proxy statement/prospectus consists of the merger and the related steps described below. If the Agreement and Plan of Merger, which provides for the merger and the related steps, is adopted by our stockholders, it is anticipated that the merger and the related steps will be completed if the board elects to proceed. As a result of this reorganization, WCAN and its subsidiaries will continue to conduct the business operations currently conducted by WaveRider and its subsidiaries. WaveRider's board of directors has unanimously approved and recommends that you approve the proposed reorganization by adopting the Agreement and Plan of Merger.

      The merger itself involves several steps. Our British Columbia wholly-owned subsidiary, WCAN will form the merger sub under the laws of Nevada. Following the stockholders' annual meeting, assuming we have obtained the requisite stockholder approval and that our board of directors elects to proceed, the merger sub will merge with and into WaveRider, with WaveRider surviving the merger as a wholly-owned subsidiary of WCAN named "WaveRider Communications (Nevada) Inc.", and the holders of common stock of WaveRider immediately prior to the merger will receive WCAN common shares.

      Contemporaneously, WCAN will file articles of amendment in British Columbia changing its name to "WaveRider Communications Inc.".

      The issued and outstanding WCAN common shares held by WaveRider may be repurchased and cancelled by WCAN for nominal consideration.

      After the reorganization you will own an interest in WCAN, which will be managed by the same board of directors and officers that currently manage WaveRider. WCAN and its subsidiaries will continue to engage in the same business conducted by WaveRider and its subsidiaries prior to the reorganization, and will have the same assets and employees as WaveRider and its subsidiaries. The number of shares you own will not change as a result of the reorganization. The merger will be effected pursuant to the proposed Agreement and Plan of Merger, which is the legal document providing all of the terms and conditions of the merger and the related steps. A copy is attached hereto as Annex A and forms part of this joint proxy statement/prospectus. WE ENCOURAGE YOU TO READ THE ENTIRE AGREEMENT AND PLAN OF MERGER CAREFULLY.

Background and Reasons for the Reorganization

      WaveRider was initially incorporated under the laws of Nevada. However, its core operations and its management are located in Canada. Therefore, it is not necessary for WaveRider to be incorporated in Nevada.

      WaveRider believes there are several reasons the reorganization will be advantageous, including:

          o The board of directors and management of WaveRider believe the Canadian capital markets would be more receptive to a Canadian corporation without limiting its access to the U.S. capital markets. This is primarily because as a Canadian corporation, WCAN's shares should not be foreign property for purposes of Canadian federal income tax laws. This status may make WCAN a more attractive investment for certain Canadian resident institutional and retail investors, including individuals who invest through Canadian registered retirement savings plans (or "RRSP"), which are subject to restrictions on investment in foreign property. A Canadian RRSP is similar to a U.S. 401(k) plan. Also, WCAN will be regarded in Canada as a "mid-cap" company.

          o The reorganization may facilitate for the WaveRider group, acquisitions of or mergers or strategic alliances with, other businesses in Canada as opportunities arise.


            You should be aware that the reorganization will result in certain important changes to your rights as a shareholder and has some risk for instance:

          o WCAN may issue an unlimited number of shares compared to a limit of 400,000,000 common shares and 5,000,000 preferred shares of WaveRider.

          o The disclosure requirements for WCAN may be less stringent than those currently applicable to WaveRider.

          o Enforcement of liabilities by U.S. persons against WCAN may be more difficult than against WaveRider.

      We cannot assure you, however, that any of the anticipated benefits of the reorganization will be realized. Please review and carefully consider the risk factors we describe starting on page 11.

Steps in the Reorganization

      Several steps are required to complete the reorganization pursuant to the Agreement and Plan of Merger, including the merger and the related steps described below. Our current expectation is that if the merger is effected, the related steps will be completed.

The Merger

      The steps in the merger are:

        o    WCAN will form the merger sub.

        o Following the stockholders' annual meeting, provided we have obtained the requisite stockholder approval and our board of directors elects to proceed, the merger sub will merge with and into WaveRider, with WaveRider surviving as a wholly-owned subsidiary of WCAN named "WaveRider Communications (Nevada) Inc."

        o In the merger, each issued and outstanding share of WaveRider common stock will be converted into the right to receive one WCAN common share, which shares WCAN will issue as part of the merger. This will result in each holder of WaveRider common stock receiving one WCAN common share for each share of WaveRider common stock held immediately prior to the merger.

        o WCAN will assume warrants, convertible debentures and stock options of WaveRider and such securities will become exercisable for WCAN common shares.

      The terms of the proposed Agreement and Plan of Merger may be modified or supplemented at any time before or after it is adopted by the stockholders of WaveRider. However, after adoption, no amendment, modification or supplement will be allowed to be made or effected that would require further approval by WaveRider stockholders without obtaining that approval.

The Related Steps

      Contemporaneously with the merger, WCAN will file articles of amendment in British Columbia changing its name to WaveRider Communications Inc.

      The issued and outstanding WCAN common shares held by WaveRider may be repurchased and cancelled by WCAN for nominal consideration.

Possible Abandonment of the Reorganization

      The board of directors of WaveRider may decide not to enter into the Agreement and Plan of Merger and abandon the merger and related steps at any time prior to the effectiveness of the merger, including after adoption of the Agreement and Plan of Merger and related steps by WaveRider's stockholders.

Additional Agreements

      In connection with the reorganization, WaveRider and WCAN have agreed, among other things, that:

        o WCAN will assume warrants, convertible debentures and options pursuant to WaveRider's Stock Option Plans outstanding at the time the Merger becomes effective and such securities will automatically become exercisable for common shares of WCAN. WaveRider's Employee Stock Purchase Plan will be terminated. See below "Stock Compensation Plans".

          o Upon completion of the Reorganization, any new option grants or grants of right to purchase common o shares shall be made pursuant to WCAN's Share Incentive Plan (a copy of which is attached as Schedule A to the Agreement and Plan of Merger).

          o WaveRider, WCAN and certain of its executive officers will enter into agreements under the o executives' employment agreements pursuant to which the parties will agree that the merger will not constitute a change of control for the purposes of such agreements.

Amendments to Existing Registration Statements of WaveRider

      Upon completion of the reorganization, WCAN will file post-effective amendments to WaveRider's effective registration statements reflecting the reorganization. The registration statements that provide for the issuance of WaveRider shares upon the exercise or conversion, as applicable of warrants, convertible debentures and stock options (Files No. 333-115481, 333-107885, 333-70114, 333-67634, 333-107883, 333-49454, 333-52587, 333-49464, 333-34647,
333-30140) will be amended to provide for the issuance of WCAN shares upon exercise or conversion, as applicable, of warrants, convertible debentures and stock options.

      Upon completion of the reorganization, the Series P warrants will be exercisable for WCAN shares until they expire on December 13, 2004.

Conditions to Completion of the Reorganization

      The reorganization will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

          o the Agreement and Plan of Merger and related steps have been approved by the requisite vote of stockholders of WaveRider;

          o none of the parties to the Agreement and Plan of Merger is subject to any decree, order or injunction that prohibits the consummation of the merger;

          o the registration statement of which this joint proxy statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;

          o all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of WaveRider, WCAN or their subsidiaries to consummate the reorganization have been obtained or made;

          o all material consents required under other material contracts with WaveRider or its subsidiaries have been obtained;

          o WaveRider and WCAN have received an opinion from Foley, Hoag LLP, their U.S. counsel, confirming, as of the effective time of the merger, the matters discussed under "Material Income Tax Consequences of the reorganization--Material United States Federal Income Tax Consequences";

          o WaveRider and WCAN have received an opinion from Cassels Brock & Blackwell LLP, their Canadian counsel, confirming, as of the effective time of the merger, the matters discussed under "Material Income Tax Consequences of the reorganization--Material Canadian Federal Income Tax Consequences"; and

          o WaveRider and WCAN have received opinions from counsel satisfactory to WaveRider and WCAN covering, o respectively, certain other Canadian legal matters.

Effective Time

      We anticipate that the merger will become effective and the reorganization will be completed as soon as practicable following approval of the proposed Agreement and Plan of Merger and related steps by our stockholders at the stockholders' annual meeting. Our board of directors will have the right, however, to defer or abandon the reorganization at any time if it concludes that completion of the reorganization would not be in the best interests of WaveRider or our stockholders.

Management of WCAN

      The directors and officers of WCAN will, upon completion of the reorganization, be the same as the current directors and officers of WaveRider. If the merger is effected, the members of the WCAN board of directors will serve until the earlier of the next annual meeting of shareholders at which an election of directors is required or until their successors are elected, and the officers will serve until their successors are appointed.

Recommendation and Required Vote

      The affirmative vote of the holders of a majority of the outstanding shares of WaveRider common stock entitled to vote at the stockholders' meeting is required for adoption of the proposed Agreement and Plan of Merger and related steps. Our board of directors has unanimously declared that the reorganization and the Agreement and Plan of Merger are advisable and in the best interests of WaveRider and our stockholders. Accordingly, the board of directors unanimously recommends that stockholders vote FOR the adoption of the Agreement and Plan of Merger.

Regulatory Approvals

      The governmental or regulatory approvals or actions that are required to complete the reorganization are compliance with U.S. federal and state securities laws, rules and regulations, Canadian provincial securities laws and Nevada and British Columbia corporate law (including the filing with the Secretary of State of the State of Nevada of the articles of merger, and the filing in British Columbia of articles of amendments and the approval of the provincial Canadian securities regulators).


Rights of Dissenting Stockholders

      Shareholders of WaveRider are entitled to dissent rights in respect of the shares of WaveRider held by them. If a shareholder of WaveRider duly exercises his or her rights of dissent in accordance with applicable Nevada law, such shares will not be converted into common shares of WCAN, unless such shareholder withdraws or otherwise loses his or her rights of dissent. In the event that a shareholder of WaveRider fails to perfect, withdraws or loses his or her right to exercise dissenters' rights, each affected share of WaveRider will be treated as if it had been converted as of the effective time of the merger into the appropriate number of common shares of WCAN.

      In the event that the holders of more than 5% of the issued and outstanding WaveRider common shares dissent from the consummation of the merger, WCAN will not be required to consummate the merger. Any amounts paid to WaveRider shareholders in connection with the exercise of dissenters' rights will be paid by WaveRider out of its own funds.

      The following discussion summarizes the material applicable provisions of the Nevada dissenters' rights statute. Reference should be made to the complete text of the applicable provisions of Nevada legislation relating to dissent rights, a copy of which is attached as Annex B to this document. WaveRider shareholders should review carefully their statutory dissent rights because failure to strictly comply with any of the procedural requirements of the Nevada dissenters' rights statute may result in the termination or waiver of available dissent rights under the Nevada dissenters' rights statute. Shareholders having a beneficial interest in common shares of WaveRider that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow properly the steps summarized below if such person wishes to perfect any dissent rights.

      Under the Nevada dissenters' rights statute, shareholders of WaveRider have the right to dissent from the merger and demand payment of the fair value of the common shares of WaveRider held by them. Shareholders who elect to dissent must deliver to WaveRider a written notice of their intention to demand payment for their WaveRider common shares if the merger is consummated and such shareholders must not vote their common shares in favour of the proposed merger. Such written notice of dissent must be filed with WaveRider before the vote is taken in respect of the merger. Shareholders that fail to comply with this notice requirement or vote in favour of the proposed merger at the special meeting will not be entitled to payment for their shares. Voting against the merger does not constitute a waiver of one's right to dissent from the merger. In accordance with the Nevada dissenters' right statute, "fair value" means the value of the shares immediately before the consummation of the proposed merger, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable.

      Within ten days after the effective date of the merger, WaveRider will provide written notice of the effective date of the merger by certified mail to each shareholder who filed a written notice of dissent, except for any shareholder who voted for approval of the merger agreement. The notice must also state where demand for payment must be sent and where and when share certificates will be deposited, among other information. Within the time period set forth in the notice, which may not be less than 30 days nor more than 60 days following the date notice is delivered, the dissenting shareholder must make a written demand on WaveRider for payment of the fair value of his or her shares make certain certifications and deposit his or her share certificates in accordance with the notice.

      Within 30 days after the receipt of demand for the fair value of the dissenters' shares, WaveRider will pay each dissenting shareholder who complied with the required procedures the amount WaveRider estimates to be the fair value of the dissenting shareholders' shares, plus accrued interest. In addition, WaveRider will mail to each dissenting shareholder a copy of its financial statements as of the end of the last fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year, and the latest available interim financial statements, a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters' right to demand payment of fair value under Nevada law, and a copy of the relevant provisions of Nevada law.

      Within 30 days following receipt of payment for the shares, a dissenting shareholder may send WaveRider a notice containing such shareholder's own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to WaveRider's payment of fair value to such shareholder.

      If a demand for payment remains unsettled, WaveRider will petition the court to determine fair value and accrued interest. If WaveRider fails to commence an action within 60 days following the receipt of a dissenting shareholder's demand, WaveRider will pay to the shareholder the amount demanded in the dissenting shareholder's demand notice.

      All dissenting shareholders whose demands remain unsettled, whether residents of Nevada or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment will include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting shareholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such shareholder. Otherwise the costs and expenses of bringing the action will be determined by the court under Nevada law. In addition, reasonable fees and expenses of counsel and experts may be assessed against WaveRider if the court finds that WaveRider did not substantially comply with the requirements of the Nevada dissenters' rights statute or that WaveRider acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

      If you wish to seek dissent rights, you are urged to review the applicable Nevada statutes attached to this document as Annex B.

Exchange of Share Certificates

      Stock certificates representing shares of WaveRider common stock will, at the effective time of the merger, automatically represent the right to receive the same number of WCAN common shares, which shares will be issued by WCAN in the merger. You will not be required to exchange your stock certificates as a result of the reorganization. Should you desire to sell some or all of your WCAN common shares after the effective time of the merger, delivery of the stock certificate or certificates that previously represented WaveRider shares will be sufficient.

      Following the reorganization, certificates bearing the name of WCAN will be issued in the normal course upon surrender for transfer or exchange of outstanding certificates bearing the name of WaveRider. If you surrender a certificate that previously represented WaveRider shares for transfer or exchange and new certificates are to be issued in a name other than that appearing on the surrendered certificate, it will be a condition to the transfer or exchange that the surrendered certificate be accompanied by (i) all documents required to evidence and effect the transfer, and (ii) evidence that any applicable stock transfer taxes have been paid.

      Note that WaveRider has effected a share consolidation of its common stock on July 1, 2004 on a ten for one basis. If you hold a share certificate(s) and have not yet exchanged your share certificate(s) pursuant to the letter of transmittal that was sent to you, the current share certificate(s) you are holding does not show the number of shares you hold on a post-consolidated basis. We recommend that you send in your WaveRider share certificate(s) and your executed letter of transmittal to receive a share certificate that will accurately reflect your holding in WCAN (or WaveRider in the event the reorganization is not completed).

Restrictions on sales of WCAN Shares received in the Reorganization

      WCAN shares to be issued in the reorganization generally will be freely transferable, except for WCAN shares issued to any person who is deemed to be an "affiliate" of WCAN, WaveRider and merger sub under the Securities Act of 1933 as of the date of the annual meeting. Persons who may be deemed to be "affiliates" of WaveRider, WCAN and merger sub prior to the reorganization include individuals or entities that control, are controlled by, or are under common control with WaveRider, WCAN and merger sub prior to the reorganization and may include officers and directors, as well as significant shareholders of WaveRider, WCAN and merger sub prior to the reorganization.

         WCAN, WaveRider, merger sub and affiliates of WaveRider, WCAN and merger sub prior to the reorganization merger may not sell any of the WCAN shares received by them in connection with the reorganization for a period of one year except pursuant to:

o an effective registration statement under the Securities Act covering resale of those shares;

o    an exemption under paragraph (d) of Rule 145 under the Securities Act; or

o    any other applicable exemption under the Securities Act.

        WCAN's registration statement on Form F-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of WCAN shares to be received by affiliates of WaveRider, WCAN and merger sub in the reorganization.

Stock Compensation Plans

      Options issued under WaveRider's Employee Stock Option (1997) Plan, 1999 Incentive Non-qualified Stock Option Plan, Employee Stock Option (2000) Plan and Employee Stock Option (2002) Plan outstanding prior to the effective time of the merger will be assumed by WCAN upon the merger being effective and will therefore become exercisable into WCAN common shares. After the reorganization is completed no new options will be granted under WaveRider's current option plans, and WaveRider's Employee Stock Purchase Plan will be terminated. WCAN will instead issue options and common shares pursuant to its Share Incentive Plan.

      The Share Incentive Plan of WCAN (a copy of which is attached in Annex A), which will become effective only upon completion of the reorganization and ratification by the board of WCAN is designed to advance the interests of WCAN by encouraging employees to acquire equity participation in WCAN through the acquisition of WCAN common shares.

      The Share Incentive Plan consists of the Stock Option Plan and the Share Purchase Plan.

WCAN Stock Option Plan

      The Stock Option Plan of WCAN is to be administered by the board or a committee. The Stock Option Plan is designed to give each holder of an option an interest in preserving and maximizing shareholder value in the longer term, to enable WCAN to attract and retain individuals with experience and ability and to reward individuals for current and future performance. The board or committee will consider option grants when reviewing key employee compensation packages. Any option grant requires approval by the board of directors of WCAN. In determining the number of options to be granted, the board or committee will give consideration to an individual's present and potential contribution to the success of WCAN.

      The number of options, which may be issued under the Stock Option Plan in the aggregate and in respect of any fiscal year, is limited under the terms of the Stock Option Plan and cannot be increased without shareholder and regulatory approval (if any required). The exercise price per share shall be determined by the board or a committee provided that such price shall not be less than the minimum price required pursuant to the rules of the primary stock exchange or market on which the WCAN common shares are listed or posted for trading from time to time. Each option is for a term of ten years and have various vesting periods.

      The maximum number of common shares issuable under the Stock Option Plan is currently set at 600,000 in the aggregate, representing 4% of the outstanding number of WCAN common shares upon the reorganization being completed based on the number of WaveRider shares of common stock outstanding as of July 14, 2004. The maximum number of WCAN common shares issuable to insiders pursuant to the Stock Option Plan within a one-year period, is limited to 10% of the total number of WCAN common shares then outstanding. The maximum number of WCAN common shares issuable to any one insider and such insider's associates pursuant to the Stock Option Plan, within a one year period, is limited to 5% of the total of WCAN common shares then outstanding. The maximum number of WCAN common shares reserved for issue to any one person under the Stock Option Plan is limited to 5% of the outstanding number of WCAN common shares from time to time.

WCAN Share Purchase Plan

      Employees of WCAN or its affiliates, will upon the reorganization being effective and upon ratification by the board of WCAN, be entitled to contribute up to 15% of their salary to the Share Purchase Plan. The purchase price per share is not less than the lesser of 85% of the market value of the common shares on the date of the grant, or 85% of the market value of the common shares on the date the right to acquire a common share is exercised, or such minimum price as required by the rules of the primary stock exchange or market on which the WCAN common shares are listed or posted for trading from time to time. In the event of termination of employment of an employee, such employee's rights to acquire WCAN common shares under the Share Purchase Plan shall terminate immediately and WCAN will return such employee's payroll deductions. The maximum number of WCAN common shares issuable under the Share Purchase Plan is currently set at 300,000 WCAN common shares in the aggregate.

Trading Market for WCAN Shares

      WaveRider common stock is currently quoted and traded over-the-counter on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "WAVR.OB". There is currently no established public trading market for the WCAN common shares. Upon the WaveRider shareholders approving the reorganization WCAN will, prior to the completion of the reorganization apply for the WCAN common shares to be quoted and traded over-the-counter on the OTC Bulletin Board of the National Association of Securities Dealers, Inc.

Dividends

      WaveRider has never declared or paid any cash dividends on its common stock, and we do not intend to pay any cash dividends on our common stock in the near term. If the reorganization is completed, WCAN anticipates that it will not pay any dividends on its common shares in the near term.

Accounting Treatment of the Reorganization

      Because the reorganization will be accounted for as a reorganization of entities under common control, there will be no comprehensive revaluation of WaveRider's assets and liabilities.

Reporting of WCAN after the Reorganization

      After the reorganization, WCAN will be a reporting issuer in all the provinces of Canada and will file through the Canadian System for Electronic Document Analysis and Retrieval (SEDAR), the Canadian equivalent of the SEC's EDGAR system, at http://www.sedar.com , periodic reports, including audited annual financial statements and unaudited quarterly financial statements, material change reports, as well as proxy statements and related materials for annual and special meetings of WCAN shareholders. WCAN will be required to send, annually, a request form to its shareholders for their use if they wish to request a copy of WCAN's annual and interim financial statements as well as the related management's discussion and analysis of financial condition and results of operations.

      After the reorganization, WCAN will also be a reporting company for purposes of the Securities Exchange Act of 1934 and will file SEC reports through EDGAR. Because WCAN is a foreign private issuer for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, the content and timing of these SEC reports and notices will differ in several respects from the reports and notices that WaveRider currently files with the SEC.

      As a U.S. reporting company, WaveRider currently must file with the SEC, among other reports and notices:

     o an annual report on Form 10-K SB within 90 days after the end of each fiscal year;
     o a quarterly report on Form 10-Q SB within 45 days after the end of each fiscal quarter; and
     o current reports on Form 8-K upon the occurrence of various corporate events.

      As a foreign private issuer, pursuant to the requirements of the Securities Exchange Act of 1934, as amended, WCAN will be required to:

     o file with the SEC an annual report on Form 20-F within 140 days after the end of each fiscal year;

     o furnish reports on Form 6-K that would include information, a foreign private issuer makes or is required to make public pursuant to the law of the jurisdiction of its domicile or in which it is incorporated or organized, or files or is required to file with a stock exchange on which its securities are traded and which was made public by that exchange, or distributes or is required to distribute to its security holders; and

     o furnish reports on Form 6-K upon the occurrence of significant corporate events.

      As a foreign private issuer, WCAN is not required under the Securities Exchange Act of 1934, as amended, to file quarterly reports on Form 10-Q SB after the end of each financial quarter. However, quarterly reports under Canadian securities regulation will be filed with the SEC on Form 6-K's.

      In addition, the content and timing of reports and notices that WCAN will file will differ from the reports and notices that are currently filed by WaveRider stockholders.

      WCAN expects to retain its status as a foreign private issuer after the completion of the merger. Under SEC rules, WCAN will qualify for foreign private issuer status so long as:

     1. 50% or more of WCAN's ordinary shares are held of record either directly or indirectly by shareholders who are not residents of the U.S.; or

     2. all three of the following conditions continue to be satisfied: at least 50% of WCAN's directors and its executive officers, are neither citizens nor residents of the U.S.; at least 50% of WCAN's assets are located outside the U.S.; and WCAN's business is administered principally outside the U.S.

      After completion of the reorganization, U.S. stockholder may continue to hold more than 50% of WCAN's ordinary shares. However, WCAN expects that after the reorganization at least 50% of its directors and executive officers will be persons who are not U.S. citizens or residents and, on a consolidated basis, at least 50% of its assets will be located outside of the U.S. Furthermore, WCAN will administer its business from outside the U.S. Accordingly, WCAN expects to qualify and continue to qualify as a foreign private issuer after completion of the reorganization.

      If WCAN at any time loses its status as a foreign private issuer, it will be required to file Annual Reports on Form 10-K or Form 10-KSB, Quarterly Reports on Form 10-Q or Form 10-QSB and Current Reports on Form 8-K, as applicable. In addition, WCAN will become subject to the rules under the Securities Exchange Act of 1934, as amended, regarding the furnishing and content of annual reports and proxy statements to its share owners.

Reporting of WaveRider after the Reorganization

      Upon completion of the reorganization, WaveRider will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file the required periodic reports with the SEC until such time as it may file a notice on Form 15 making appropriate claims under the Securities Exchange Act of 1934, as amended, in order to suspend its reporting obligations.

             MATERIAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


         In the opinion of Foley Hoag LLP, counsel to WaveRider and WCAN, the following discussion sets forth a summary of the material United States federal income tax considerations relating to the reorganization and subsequent ownership and disposition of common shares of WCAN to persons who are United States Holders (as defined below). The summary does not contain a complete analysis of all the potential tax considerations relating to the reorganization and subsequent ownership and disposition of common shares of WCAN. This summary applies only to holders who hold the common shares as "capital assets" (in general, assets held for investment) and does not deal with special situations. For example, this summary does not address any of the following:

          o tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

          o tax consequences to persons holding shares as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

          o tax consequences to holders whose "functional currency" is not the US dollar;

          o tax consequences to partnerships or similar pass-through entities (if a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the common shares, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership);

          o tax consequences to holders who have ceased to be United States citizens or to be taxed as resident aliens;

          o tax consequences to holders who acquired their common shares through the exercise of employee stock options or otherwise as compensation for services;

          o US federal gift tax, estate tax or alternative minimum tax consequences, if any; or

          o    any state, local or non-United States tax consequences.

         This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, to cause US federal income tax consequences different from those discussed below.

         This discussion is for general information only and it is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of common shares of WAVERIDER. HOLDERS OR PROSPECTIVE HOLDERS OF COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE REORGANIZATION AND THEIR SUBSEQUENT OWNERSHIP AND DISPOSITION OF COMMON SHARES OF WCAN.

You are a United States Holder if you are a beneficial owner of common shares and you are

          o    a citizen of the United States;

          o a resident of the United States for U.S. federal income tax purposes;

          o a corporation or other entity (other than a partnership, estate or trust) created or organized in or under the laws of the United States or any political subdivision of the United States;

          o an estate the income of which is subject to US federal income taxation regardless of its source; or

          o a trust if a court within the Unites States is able to exercise primary jurisdiction over its administration and one or more US persons have authority to control all substantial decisions of the trust.

 Taxation of Parties to the Reorganization

         The reorganization will be treated as a transaction described in section 368 of the Code. The tax consequences of the reorganization, however, will be unlike those of most section 368 transactions, because the reorganization will be subject to the additional requirements of section 367 of the Code, which deals with transactions involving non-U.S. corporations. In particular, if you hold your WaveRider common shares at a gain you will be required to recognize such gain as a result of the merger. If you hold your WaveRider common shares at a loss, however, you will not be entitled to recognize such loss.

         If you hold your WaveRider common shares at a gain, the aggregate tax basis of the WCAN common shares that you receive in the merger will equal the fair market value of such WCAN common shares, measured on the date of the merger. Your holding period (for capital gain purposes) for each share of WCAN common stock you receive in the merger will begin the day after the date the merger closes.

         If you hold your WaveRider common shares at a loss, the aggregate tax basis of the WCAN common shares that you receive in the merger will equal the aggregate tax basis of the WaveRider common shares that you exchange in the merger. Your holding period (for capital gain purposes) for the shares of WCAN common stock you receive in the merger will include the holding period for the shares of WaveRider common stock that you exchange in the merger.

         If you exercise dissenter's rights with respect to your shares of Waverider common stock and receive a cash payment for such shares, you generally should recognize capital gain or loss measured by the difference between the amount of cash received and your adjusted tax basis in such shares. Capital losses are subject to limitations. To determine the deductibility of capital losses, all capital gains and losses (without distinction between long-term and short-term) incurred during the year must be added together. Any capital losses are deductible only to the extent of any capital gains plus, in the case of non-corporate taxpayers, ordinary income up to US$3,000. Any excess net capital loss may be carried forward into future tax years.

         Neither WaveRider nor WCAN will recognize gain or loss in the merger for U.S. federal income tax purposes, except that it is possible that the Internal Revenue Service could take the position that, upon cancellation of the WCAN shares held by WaveRider before the reorganization (if and when such shares are repurchased and cancelled), WaveRider must recognize taxable gain for U.S. federal income tax purposes, in an amount equal to the difference, if any, between the value of such WCAN shares and WaveRider's adjusted basis in such shares. Even if the Internal Revenue Service were to take such position, we do not expect the amount of any such gain to be material.

THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW AS CURRENTLY IN EFFECT. BECAUSE OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, HOLDERS OF WAVERIDER COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN SUCH TAX LAWS.

 Dividend Distributions on Common Shares of the Company

         To the extent that WCAN has current or accumulated earnings and profits the amount of any gross distribution made to a U.S. Holder in respect of common shares of WCAN will be treated as a dividend includible in gross income in an amount equal to the U.S. dollar value of such dividend on the date of receipt (based on the exchange rate on such date) without reduction for any Canadian income tax withheld from such distributions. Distributions in excess of our current and accumulated earnings and profits will reduce a U.S. Holder's basis for the common stock until the basis is zero; any additional distributions in excess of our current and accumulated earnings and profits will be short-term or long-term capital gain, depending upon whether the U.S. Holder's holding period for the common stock exceeds one year. Because WCAN is not a United States corporation, dividends paid on the common shares of WCAN will generally not be eligible for the dividends-received deduction provided to corporations.

         Canadian tax withheld from any distribution may be credited, subject to certain limitations, against the U.S. Holder's federal income tax liability or, alternatively, may be deducted in computing the U.S. Holder's federal taxable income by those who itemize deductions. (See more detailed discussion at "Foreign Tax Credit" below).

         If we pay a dividend in Canadian currency that is not converted by the recipient into U.S. dollars on the date of receipt, the recipient U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Generally any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including the exchange for U.S. dollars, will be ordinary income or loss. However, an individual whose realized gain does not exceed $200 will not recognize that gain, to the extent that there are no expenses associated with the transaction that meet the requirement for deductibility as a trade or business expense or as an expense for the production of income.

         Under current temporary Treasury Regulations, dividends paid, and the proceeds of a sale of WCAN common shares, in the U.S. through a U.S. or U.S. related paying agent (including a broker) will be subject to U.S. information reporting requirements and may also be subject to a 29-percent U.S. backup withholding tax for payments made in 2004 and 2005, unless the paying agent is furnished with a duly completed and signed IRS Form W-9. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a refund or a credit against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

Foreign Tax Credit

         A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of common shares of WCAN may be entitled, at the option of the U.S. Holder, to either receive a deduction or a tax credit for such foreign tax paid or withheld. Generally, it will be more advantageous to claim a credit because a credit reduces United States federal income taxes on a dollar-for-dollar basis, while a deduction merely reduces the taxpayer's income subject to tax. This election is made on a year-by year basis and applies to all foreign taxes paid by (or withheld from) the U.S. Holder during that year. Significant and complex limitations apply to the availability of the foreign tax credit. Accordingly, U.S. Holders of common shares of WCAN should consult their own tax advisors regarding their individual circumstances.

Disposition of Common Shares of WCAN

         A U.S. Holder will recognize gain or loss upon the sale of common shares of WCAN equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the shareholders tax basis in the common shares of WCAN. Preferential tax rates apply to long-term capital gains and loss if the common shares are a capital asset in the hands of a U.S. Holder who is an individual. The long-term capital holding period is in excess of one year. U.S. Holders who are individuals may carry over net capital loss to be deducted in later tax years until such net capital loss is thereby exhausted. For U.S. Holders that are corporations (other than corporations subject to Subchapter S of the Code), an unused net capital loss may be carried back three years and carried forward five years from the loss year to be offset against capital gains until such net capital loss is thereby exhausted.

Eligibility of U.S. Holders Who Are Individuals for the Reduced Federal 15-Percent Rate on Dividends

         As a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 U.S. Holders who are individuals will pay tax at a 15-percent rate on eligible common stock dividends received from January 1, 2003, through December 31, 2008. Eligible dividends are dividends received during the tax year from (i) a domestic U.S. corporation, or (ii) a qualified foreign corporation (incorporated in a U.S. possession; stock traded on a U.S. exchange; or eligible for benefits under a comprehensive income tax treaty). Dividends paid by foreign corporations that are (i) a foreign investment company (FIC), (ii) a passive foreign investment company (PFIC), or (iii) a foreign personal holding company
(FPHC) (as defined below) do not qualify for the reduced 15-percent rate. Also, beginning in 2009 the reduced 15-percent rate on dividends for individuals expires and those dividends will be taxed again at a marginal tax rate (now 35 percent). Because we believe WCAN is eligible for benefits under the U.S. - Canadian income tax treaty, which the IRS has determined qualifies as a comprehensive income tax treaty for this purpose, and because WCAN does not expect to be either a FIC, PFIC or FPHC, WCAN believes that any dividends it pays will be treated as eligible common stock dividends.

U.S. Backup Withholding Tax and Information Reporting

      Generally, 29% backup withholding tax and information reporting requirements will apply to dividends paid on WCAN common shares to a non-corporate U.S. holder, if such holder fails to provide a correct taxpayer identification number and other information or fails to comply with certain other requirements. The proceeds from the sale of WCAN common shares by a U.S. holder will be subject to U.S. backup withholding tax and information reporting, unless the holder has provided the required certification or has otherwise established an exemption.

      A U.S. holder can establish an exemption from the imposition of backup withholding tax by providing a duly completed IRS Form W-9 to the holder's broker or paying agent, reporting the holder's taxpayer identification number (which for an individual will be his or her social security number), or by otherwise establishing its corporate or exempt status.

      Any amounts withheld under the backup withholding tax rules from a payment to a holder will be allowed as a refund or a credit against such holder's U.S. federal income tax, provided that the required information is furnished to the U.S. Internal Revenue Service.

                MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Cassels Brock & Blackwell LLP, counsel to WaveRider and WCAN, the following is a general summary of the principal Canadian federal income tax considerations generally applicable to a person who acquires WCAN common shares in exchange for WaveRider common stock as part of the reorganization and who, at all relevant times, for purposes of the Income Tax Act (Canada) (the "Canadian Tax Act"), holds such WaveRider common stock and WCAN common shares as capital property, deals at arm's length with WaveRider and WCAN, and is not a financial institution as defined in the Canadian Tax Act for purposes of the mark-to-market rules (a "Holder"). This summary does not apply to a Holder with respect to whom WaveRider is or will be a foreign affiliate within the meaning of the Canadian Tax Act.

      This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders are urged to consult their own tax advisors with respect to their particular circumstances.


      This summary, and all other statements relating to, or in respect of, Canadian federal income tax in this document, are based upon the current provisions of the Canadian Tax Act, the regulations thereunder, all specific proposals to amend the Canadian Tax Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, and counsel's understanding of the current administrative practices published by the Canada Revenue Agency. This summary and all other such statements, are also based on the current provisions of the Canada-United States Income Tax Convention (1980) (the "Treaty"). This summary, and all other such statements, do not otherwise take into account or anticipate any changes in law or practice, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations.

      For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of WaveRider common stock or WCAN common shares, including dividends, adjusted cost base and proceeds of disposition, must be expressed in Canadian dollars and therefore must generally be converted into Canadian dollars at the time such amounts arise.

Residents of the United States

      The following portion of the summary is generally applicable to a Holder who, for purposes of the Canadian Tax Act and the Treaty, at all relevant times, is a resident of the United States, is not (and is not deemed to be) a resident of Canada, does not have a "permanent establishment" or "fixed base" in Canada, does not use or hold, and is not deemed to use or hold, WaveRider common stock or WCAN common shares in, or in the course of, carrying on a business in Canada, and does not carry on an insurance business in Canada and elsewhere (a "U.S. Resident Holder").

      The reorganization. A U.S. Resident Holder will not be subject to tax under the Canadian Tax Act when such holder's WaveRider common stock converts into the right to receive WCAN common shares on the merger, which shares WCAN will issue as part of the merger.

      After the reorganization. Dividends paid or credited or deemed under the Canadian Tax Act to be paid or credited to a U.S. Resident Holder on WCAN common shares generally will be subject to Canadian withholding tax, at the rate of 15% of the gross amount of the dividends, under the terms of the Treaty.

      Gains realized on the disposition of WCAN common shares received by a U.S. Resident Holder in the merger generally will not be subject to Canadian tax as long as the value of the WCAN common shares is not derived principally from real property situated in Canada, as contemplated in the Treaty.

Residents of Canada

      The following portion of the summary is generally applicable to a Holder who, for purposes of the Canadian Tax Act and any relevant treaty or convention, is resident or deemed to be resident in Canada at all relevant times (a "Canadian Resident Holder").

      The reorganization. A Canadian Resident Holder will realize a capital gain (or sustain a capital loss) when such holder's WaveRider common stock converts into WCAN common shares to the extent that the fair market value of the WCAN common shares received, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base of the WaveRider common stock to the Canadian Resident Holder immediately before the reorganization.

      The cost to a Canadian Resident Holder of each WCAN common share received in the merger will be equal to the fair market value of a share of WaveRider common stock at the time it is converted in the reorganization.

      One-half of a capital gain is included in computing income as a taxable capital gain and one-half of a capital loss may be deducted against taxable capital gains to the extent and under the circumstances prescribed in the Canadian Tax Act. A stockholder that is a Canadian-controlled private corporation will be subject to an additional refundable tax of 6-2/3% of aggregate investment income, which includes an amount in respect of taxable capital gains.

      Individuals (other than certain trusts) realizing net capital gains may be subject to an alternative minimum tax under the Canadian Tax Act.

      After the reorganization. Dividends received on the WCAN common shares by a Canadian Resident Holder will be subject to the tax treatment generally applicable to dividends paid by Canadian public corporations on ordinary common shares.

      A Canadian Resident Holder will realize a capital gain (or sustain a capital loss) on the disposition of WCAN common shares to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the WCAN common shares to the Canadian Resident Holder immediately before the disposition. The treatment of capital gains and losses is discussed above under "Material Canadian Federal Income Tax Considerations--Residents of Canada--The Reorganization".

                      DESCRIPTION OF COMMON SHARES OF WCAN

Authorized Share Capital

      WCAN is authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares issuable in series. The preferred shares are similar to WaveRider's preferred stock and are what are commonly referred to as "blank check" preferred shares, and therefore, WCAN's board of directors may designate and create the preferred shares as shares of any series and determine the respective rights and restrictions of any such series.

      As of the close of business on July 14, 2004, WCAN had 1,600 common shares outstanding and no other class of shares outstanding. All such shares were held by WaveRider. If the merger is completed, WCAN will issue approximately 15,044,788 common shares in the merger as contemplated in the resolution adopted by the board of directors of WCAN on July 15, 2004, the common shares held by WaveRider may be repurchased and cancelled for nominal consideration.

WCAN Common Shares

Dividend Rights

      Subject to the preferences, limitations and relative rights of holders of WCAN's preference shares described below, the holders of WCAN common shares are entitled, among other things, to receive any dividend declared by WCAN. WCAN may pay a dividend by issuing fully paid shares of WCAN, money and/or property. WCAN anticipates that it will not pay any dividends on its common shares in the near term.

Rights Upon Liquidation

      Upon any liquidation of WCAN, after creditors of the corporation have been paid in full and the full amounts that holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of WCAN's common shares are entitled to receive, pro rata, any remaining assets of WCAN available for distribution.

No Sinking Fund

      The WCAN common shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

      The WCAN common shares to be issued in the merger will be duly and validly issued, fully paid and non-assessable.

No Preemptive Rights

      WCAN shareholders have no preemptive rights to subscribe for or purchase any additional shares of capital stock issued by WCAN.

Redemption and Conversion

      There are no provisions in the Articles for conversion rights with respect to the WCAN common shares and no provisions in the Articles discriminate against existing or prospective shareholders as a result of a security holder owning a substantial amount of securities.

Repurchase

      WCAN's board of directors may implement a share repurchase program that would permit management, subject to market conditions and applicable law, to repurchase up to a predetermined maximum number of WCAN common shares at prevailing market prices.

No Restrictions on Transfer

      WCAN's Articles do not impose any restrictions on the alienability of WCAN's common shares.

Voting

      Holders of WCAN common shares are entitled to receive notice of any meeting of shareholders and to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. WCAN's common shareholders have no cumulative voting rights. WCAN's shareholders take action by a majority of votes cast, unless otherwise provided by the Business Corporations Act (British Columbia) ("BCBCA") or WCAN's Articles. A resolution of shareholders may also be passed by being consented to in writing by all shareholders holding shares that carry a right to vote at general meetings.

      Under the BCBCA, some matters require the approval of shareholders by a special resolution. A special resolution is a resolution that is either passed at a meeting duly called and held for that purpose by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution or that is signed by all the shareholders entitled to vote on that resolution. WCAN's Articles provide for special resolutions by a two-thirds majority of the votes cast.

      There are no limitations imposed by the BCBCA or WCAN's Articles on the right of non-resident shareholders to hold or vote their WCAN common shares.

Requisition of Meetings

      The BCBCA provides that one or more shareholders of WCAN holding at least 1/20 of the issued voting shares of a company may give notice to the directors requiring them to call and hold a general meeting.

Place of Meetings

      Under the Articles, general meetings of WCAN shareholders may be held in Toronto, Ontario (or surrounding area), or in a location in British Columbia. A general meeting may be held in another location outside of British Columbia if the location is approved by a directors' resolution or an ordinary resolution of shareholders before the meeting is held or if the location is approved in writing by the Registrar of Companies before the meeting is held.

Preferred Shares

      WCAN is authorized to issue an unlimited number of preferred shares, which shares may be issued in one or more series by WCAN's board of directors without further action by the shareholders. In any resolution authorizing the issuance of preferred shares, the board of directors of WCAN is authorized to fix for each such series the number of shares which shall constitute such series, and the designations, rights, privileges, restrictions and conditions attaching to the shares of such series, including any right to receive dividends, rights of redemption (if any) and conversion or exchange rights. In addition, the preferred shares shall have no voting rights other than as provided by law or by resolutions of the board of directors, and in no event shall the preferred shares be entitled to more than one vote per share.

Transfer Agent

      The transfer agent and registrar for WCAN's common shares will be [     ].

                COMPARISON OF RIGHTS OF STOCKHOLDERS/SHAREHOLDERS

Comparative Rights of Shareholders

      WaveRider is currently subject to the Nevada Revised Statutes. After the merger of WaveRider and merger sub, the shareholders of WaveRider will become shareholders of WCAN, a company organized under the BCBCA. Differences between the Nevada Revised Statutes and the BCBCA will result in various changes in the rights of shareholders of WaveRider. The following is a summary description of the more significant differences between the Nevada Revised Statutes and the BCBCA, which are relevant to the shareholders of WaveRider. Reference should be made to the full text of both statutes and regulations thereunder for particulars of any difference between them, and shareholders should consult their legal or other professional advisors with respect to the implications of the reorganization that may be of importance to them.

Amendments to the Articles

      Under Nevada law, in order to amend the articles of incorporation of a company, the board of directors must adopt a resolution setting forth the proposed amendment and either call a special meeting of the shareholders to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of shareholders entitled to vote on the amendment. If it appears upon the canvassing of the votes that shareholders holding shares entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes, or as may be required by the provisions of the articles of incorporation, have voted in favor of the amendment, then an officer of the corporation shall sign a certificate setting forth the amendment. In addition to such an affirmative vote of the shareholders, if any proposed amendment would adversely alter or change any preference or any other right given to any class of outstanding shares, then the amendment must be approved by shareholders representing a majority of the voting power of each class adversely affected by the amendment.

      Under the BCBCA, a corporation may amend its articles upon the shareholders of the corporation adopting a resolution approving of such amendment. Unless otherwise specified in the BCBCA or in the articles of the corporation, a resolution approving of an amendment to the articles of a corporation must be approved by at least two-thirds of all votes cast at a meeting of shareholders called in respect thereof.

      Fundamental changes, such as an alteration of the special rights and restrictions attached to issued shares or a proposed amalgamation or continuation out of the jurisdiction, require a special resolution passed by a two-thirds majority of the holders of shares of each class entitled to vote and in attendance in person or by proxy at a general meeting of WCAN and the holders of all classes of shares adversely affected by an alteration of special rights and restrictions.

      WCAN's Articles allow some capital alterations and alterations to the charter documents to be approved by the directors in the limited circumstances as described below or by an ordinary resolution (simple majority) of shareholders:

1. by directors' resolution or ordinary resolution, in each case as determined by the directors, to

          (a) create one or more classes or series of shares and, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares and alter the identifying name of any of its shares;

          (b) establish, increase, reduce or eliminate the maximum number of shares that WCAN is authorized to issue out of any class or series of shares;

          (c) if WCAN is authorized to issue shares of a class of shares with par value, decrease the par value of those shares or if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

          (d) change unissued shares with par value into shares without par value or and vice versa or change all or any of its fully paid issued shares with par value into shares without par value;

          (e) create, attach, vary or delete special rights or restrictions for the shares of any class or series of shares, if none of those shares have been issued;

          (f) subdivide all or any of its unissued, or fully paid issued, shares;

          (g) authorize alterations to the Articles that are procedural or administrative in nature or are matters that pursuant to the Articles are solely within the directors' powers, control or authority; and

          (h)  change the name of WCAN;

2. by directors' resolution or by ordinary resolution, in each case as determined by the directors, create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, if no shares of that class or series have been issued; or vary or delete any special rights or restrictions attached to the shares of any class or series of shares, if no shares of that class or series have been issued;

3. by special resolution of the shareholders of the class or series affected, do any of the acts in (2) above if any of the shares of the class or series of shares have been issued; and

4. except as provided above, otherwise alter its shares or authorized share structure by ordinary resolution.

Election and Removal of Directors

      Under Nevada law, unless otherwise provided for the in the articles of the company, any or all of the directors may be removed with or without cause by the vote of not less than two thirds of the voting power of the issued and outstanding shares entitled to vote. The directors may fill any vacancies on the board.

      Pursuant to the provisions of the BCBCA and WCAN's Articles, a corporation may remove a director before the expiration of the director's term of office upon the shareholders passing a special resolution (i.e., a resolution passed by three-quarters of the votes cast at the meeting) to such effect.

Inspection of Shareholders List

      Under Nevada law, any shareholder of record of a corporation who has held his shares for more than six months and shareholders holding at least 5% of all of the outstanding shares of the company (or thereunto authorized in writing by the holders of at least 5%), are entitled to inspect upon at least 5 days' written demand, during normal business hours, the company's share ledger and make copies therefrom.

      Each shareholder of a corporation may inspect the register of securities of the corporation by following the procedures and meeting certain conditions set forth in the BCBCA.

Transactions with Officers and Directors

      Under Nevada law, a contract or transaction in which a director or officer is financially interested is not void or voidable if (i) the interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose, without counting the vote or votes of the interested directors, or (ii) the contract or transaction, in good faith, is ratified or approved by the holders of a majority of the voting power of the Corporation, or
(iii) interest is not known to the director or officer at the time the transaction is brought before the board of directors for actions, or (iv) the contract or transaction is fair to the corporation at the time it is authorized or approved. Common or interested directors may be counted to determine a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of disinterested directors may authorize, approve or ratify a contract or transaction.

      Under the BCBCA, subject to certain exceptions, a director or senior officer of a corporation holds a "disclosable interest" in a contract or transaction if (i) the contract is material to the corporation; (ii) the corporation has entered, or proposes to enter, into the contract or transaction; and (iii) the director or senior officer has a direct or indirect material interest in the contract or transaction. Subject to certain exemptions under the BCBCA and unless the court orders otherwise, a director or senior officer of a corporation is liable to account to the corporation for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or senior officer holds a disclosable interest. The exemptions from the requirement to account to the corporation for any profit includes where the disclosable interest is disclosed to the directors of the corporation and the directors approve of the contract or transaction with any directors that hold a disclosable interest abstaining or the contract or transaction is approved by a special resolution of the shareholders. If all directors have a disclosable interest in a contract or transaction, any or all of those directors may vote on a directors' resolution to approve the contract or transaction. Directors with a disclosable interest may be counted in the quorum at the directors' meeting to approve the contract or transaction whether or not such directors vote at the directors' meeting.

Limitation on Liability of Directors; Indemnification of Officers and Directors

      Under Nevada law, a corporation may, in its discretion, indemnify persons in respect of certain claims brought against such person as a result of such person serving as a director, officer, employee or agent of the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances. The determination must be made either: (i) by the shareholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Indemnification duly authorized continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

      Under the BCBCA, a company may indemnify a current or former officer or director against any judgment, penalty or fine imposed in connection with, or amount paid in settlement of, any legal proceeding or investigative action in which such officer or director is a party by reason of such individual having been an officer or director. A corporation may pay all expenses incurred by an officer or director actually and reasonably incurred in connection with such a proceeding and must pay all expenses reasonably incurred if the officer or director is, at least, substantially successful on the merits in the outcome of the proceeding. Among other circumstances, a corporation shall not indemnify a current or former officer or director if such individual did not act honestly and in good faith with a view to the best interests of the corporation or if the individual did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful. Further, a corporation can not indemnify or cover the expenses of any officer or director in respect of any proceeding brought by or on behalf of the corporation. The Supreme Court of British Columbia may on the application of a corporation or individual seeking indemnification, order indemnification of any liability or expense incurred by such individual. WCAN's Articles require WCAN to indemnify the directors and officers to the fullest extent permitted by the BCBCA.

Voting rights with respect to Extraordinary Corporate Transactions

      Under Nevada law, approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote. However, unless required by the articles of incorporation, no vote of shareholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the articles of incorporation of the corporation; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger, and (iii) either no common shares of the corporation and no securities or obligations convertible into common shares are to be issued in the merger, or the common shares to be issued in connection with the merger, plus the common shares initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common shares of the corporation outstanding immediately before the merger.

      Pursuant to the BCBCA, an amalgamation (excluding an amalgamation with a subsidiary or an amalgamation of two subsidiaries of a holding corporation), an arrangement involving the shareholders of the corporation and the disposition of all or substantially all of the undertaking of the corporation not in the ordinary course of business must be approved by a special resolution of the shareholders of the corporation. A special resolution is (i) a resolution passed at a general meeting of shareholders by the majority of votes cast by shareholders voting shares that carry the right to vote at general meetings;
(ii) and a resolution approved by the required majority of all votes cast in respect thereof which in the case of WCAN is a two-thirds majority. A special resolution may also be passed by being consented to in writing by all of the shareholders holding shares that carry the right to vote at general meetings.

Shareholders' Consent without a Meeting

      Under Nevada law, unless otherwise provided in the articles of incorporation or the bylaws under Nevada law, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent is signed by shareholders holding at least a majority of the voting power. However, if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. In no instance where an action is authorized by written consent need a meeting of the shareholders be called or notice given.

      Under British Columbia law, a consent resolution of shareholders is deemed to be valid and effective as if it had been passed at a meeting of shareholders that satisfies all the requirements of the BCBCA and the articles of the corporation. With respect to a resolution that may be passed upon approval of a majority of the votes of shareholders, a consent resolution means a resolution, after being submitted to all shareholders holding shares carrying the right to vote at general meetings, consented to in writing by shareholders entitled to vote at general meetings, who hold shares representing at least two-thirds of all shares entitled to vote on the resolution. With respect to any other resolution of the corporation, a consent resolution means a unanimous resolution.

Shareholder Voting Requirements

      Under the Nevada law unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power, which includes the voting power that is present in person or by proxy constitutes a quorum for the transaction of business. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors must be elected by a plurality of the votes of the shares cast at the election.

      Where a separate vote by a class or series or classes or series is required, a majority of the voting power of such class or series, present or represented by proxy constitutes a quorum for the transaction of business. An act by the shareholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

      Except where the BCBCA or the articles of the corporation require a special resolution, resolutions shall be passed by a majority of the shares present in person or by proxy and entitled to vote on the resolution. Under the BCBCA, unless the articles of the corporation establish otherwise, a quorum for a meeting of shareholders shall be two shareholders entitled to vote at the meeting whether present in person or by proxy. The WCAN Articles provide the quorum is two persons present in person or by proxy representing at least 10% of the shares entitled to be voted at the meeting. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting. Directors are elected by a majority of the votes cast at the election.

      Where a resolution is to be passed at a class meeting or series meeting, the votes cast in favour of the resolution by the shareholders holding voting shares of the class or series of shares must be a majority of that class or series unless a special majority is required under the BCBCA or the Articles. A two-thirds majority is required by WCAN's Articles.

Dividends

      Under Nevada law a corporation is prohibited from making a distribution to its shareholders if, after giving effect to the distribution, the corporation, would not be able to pay its debts as they become due in the usual course of business except as permitted in the articles of the corporation, or the corporation's total assets would be less than its total liabilities plus any amounts necessary to satisfy any preferential rights of shareholders arising upon dissolution that are superior to the rights of the shareholders receiving the distribution. Similarly, under the BCBCA, a corporation may declare or pay a dividend unless there are reasonable grounds for believing that the corporation is insolvent or the payment of the dividend would render the corporation insolvent.

Anti-Takeover Provisions

      Certain provisions of Nevada corporate law relating to the acquisition of a controlling interest in a corporation apply to Nevada corporations that have at least 200 shareholders, at least 100 being Nevada residents, and that do business directly or indirectly in Nevada. Where applicable, Nevada law prohibits an acquiror from voting shares of a target company after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror's shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are fully restored and the acquiring person obtained shares representing a majority of the outstanding shares of the corporation shareholders voting against such restoration may demand payment for the "fair value" of their shares.

      The Nevada statute also restricts a "business combination" with "interested shareholders", unless certain conditions are met, with respect to corporations that have at least 200 shareholders of record. A "combination" includes (a) any merger with an "interested shareholder," or any other corporation that is or after the merger would be, an affiliate or associate of the interested shareholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an "interested shareholder," having
(i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or
(iii) representing 10% or more of the earning power or net income of the corporation, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested shareholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested shareholder," (e) certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the "interested shareholder," or (f) the receipt of benefits, except proportionately as a shareholder, of any loans, advances or other financial benefits by an "interested shareholder." An "interested shareholder" is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation's voting stock. A corporation to which this statute applies may not engage in a "combination" within three years after the interested shareholder acquired its shares, unless the combination or the interested shareholder's acquisition of shares was approved by the board of directors before the interested shareholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met and either (a) (i) the board of directors of the corporation approves, prior to such person becoming an "interested shareholder", the combination or the purchase of shares by the "interested shareholder" or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested shareholder" at a meeting called no earlier than three years after the date the "interested shareholder" became such or (b) (i) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets certain minimum requirements set forth in the statutes and (ii) prior to the consummation of the "combination", except in limited circumstances, the "interested shareholder" will not have become the beneficial owner of additional voting shares of the corporation.

      The BCBCA does not contain any similar provisions.

Dissent Rights, Appraisal Rights

      Under Nevada law, there is no right of dissent with respect to a plan of merger or exchange if the shares of the corporation are listed on a national securities exchange, included in the national market system established by the National Association of Securities Dealers, Inc. or are held by at least 2,000 shareholders of record, unless; (i) the articles of the corporation provide otherwise, the shareholders are required to accept in exchange for their shares other than cash; shares in the surviving corporation, shares in another entity that is publicly listed or held by more than 2,000 shareholders, or any combination of cash or shares in the surviving entity or a publicly listed company.

      Nevada law does not provide for any rights of dissent in the case of a sale of assets.

      The BCBCA entitles shareholders, whether or not the shares held by them carry the right to vote, dissent rights in respect of: (i) certain resolutions to alter the articles of the corporation to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) in respect of a resolution to adopt certain amalgamation agreements; (iii) in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent; (iv) in respect of a resolution to authorize or ratify certain sales, leases or other dispositions of all or substantially all of the company's undertaking; (v) in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia; (vi) in respect of any other resolution, if dissent is authorized by the resolution; and (vii) in respect of any court order that permits dissent.

      If the dissent procedures are properly followed, the corporation and the dissenter may agree on the value of the shares in respect of which the dissent rights are exercised or either party may apply to the Supreme Court of British Columbia to determine the payment value. The said court may determine the value or may order the value be determined by arbitration or by reference to the registrar or a referee of the court.

Shareholder Rights of Action

      Under Nevada law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Nevada law expressly authorizes shareholder derivative suits on the condition that the shareholder either held the stock at the time of the transaction of which the shareholder complains, or acquired the stock thereafter by operation of law and continues to hold it throughout the duration of the suit.

      Under the BCBCA, shareholders, and any other person who the court considers to be an appropriate person to do so, can bring an oppression action (the right of a shareholder to apply to a court for relief on the grounds that the company is acting in a way that is unfairly prejudicial or oppressive to the shareholder) or a derivative action (the right of a person to commence legal action in the name of or on behalf of the company, with the permission of the court, to enforce a right, duty, or an obligation owed to the company that could be enforced by the company itself or to obtain damages for a breach of such a right, duty or obligation).

                            THE STOCKHOLDERS' MEETING

Time, Place and Date

      The annual meeting of stockholders of WaveRider will be held at 2:00 p.m., local time, on Monday, September 27, 2004, at the Radisson Hotel Toronto East, 55 Hallcrown Place, Toronto, Ontario, Canada, M2J 4R1. This joint proxy statement/prospectus constitutes notice of the stockholders' meeting as is required by Nevada law and our bylaws.

Proposals

      At the stockholders' annual meeting, stockholders will be asked to vote upon the proposal to adopt the Agreement and Plan of Merger and to elect six directors.

Quorum

      The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of WaveRider common stock entitled to vote at the stockholders' annual meeting will constitute a quorum. Abstentions and broker "non-votes" will be counted as present for purposes of determining whether there is a quorum at the stockholders' meeting.


Record Date

      Only stockholders of record at the close of business on July 30, 2004, as shown in WaveRider's stock transfer records, will be entitled to vote, or to grant proxies to vote, at the stockholders' meeting. Through the date of the merger (if approved at the stockholders' meeting), Corporate Stock Transfer Inc. will be the transfer agent for WaveRider that maintains WaveRider's stock transfer records.

Vote Required

      Adoption of the Agreement and Plan of Merger requires the affirmative vote of the holders of a majority of the shares of WaveRider common stock outstanding and entitled to vote. However, the election of directors requires a plurality of the votes cast at the election. The six nominees receiving the highest number of votes will be elected. Shareholders are not allowed to cumulate votes.

      Brokers who hold shares in street name for customers have the authority to vote on many routine proposals (such as the election of directors) when they have not received instructions from beneficial owners. Brokers are not permitted to exercise their voting discretion with respect to proposals for non-routine matters such as the adoption of the Agreement and Plan of Merger. Thus, absent specific instructions from you, your broker will not be empowered to vote your shares with respect to the merger ( i.e ., "broker non-votes").

      If you are a WaveRider stockholder resident in Canada, under applicable securities rules, any shares of WaveRider common stock you hold that are registered under the name of your broker or intermediary or an agent of that broker or intermediary can only be voted (for or against any resolution or withheld from voting) upon your instructions. Without specific instructions, brokers, intermediaries and nominees are prohibited from voting shares for their clients whether or not the proposals are for routine matters.

      Since the affirmative vote of the holders of a majority of the outstanding shares of WaveRider common stock entitled to vote is required for the adoption of the Agreement and Plan of Merger, a broker non-vote or abstention will have the same effect as a vote against such proposal. The failure of a stockholder of record to submit a proxy card or voting instruction card or vote in person at the stockholders' meeting will also have the effect of a vote against the proposal to adopt the Agreement and Plan of Merger.

      As of the record date for the stockholders' meeting, there were [ ] shares of WaveRider common stock outstanding and entitled to vote on the merger. As of the record date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately [ ] shares of WaveRider common stock, which represents approximately [ ]% of the then outstanding WaveRider common stock entitled to vote on the merger. These persons have informed us that they intend to vote their shares FOR the proposal to adopt the Agreement and Plan of Merger.

Proxy Cards

      Proxy Cards. You can vote by completing, signing, dating and returning the enclosed proxy card or in accordance with the instructions set forth in the proxy card. Shares represented by a proxy given to us and not revoked will be voted at the stockholders' meeting in accordance with the directions given. If no direction is given, the proxy will be voted FOR the proposal to adopt the Agreement and Plan of Merger and related steps and the proxy will be voted FOR the proposal to elect six directors.

      If any other matters are properly presented at the stockholders' annual meeting for consideration, the persons named in the proxy will have the discretion to vote on these matters in accordance with their best judgment. Proxies entitled to vote on the reorganization voted against any of our proposals will not be voted in favor of any adjournments of the stockholders' meeting for the purpose of soliciting additional proxies.

      Revocation. You may revoke your proxy at any time prior to its exercise by:

     o giving written notice of the revocation to the Corporate Secretary of WaveRider;

     o    appearing and voting in person at the stockholders' annual meeting; or

     o    properly submitting a later-dated proxy.

      Your presence without voting at the stockholders' annual meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your WaveRider shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

      Validity. The inspectors of election will determine all questions as to the validity, form, eligibility (including time of receipt), and acceptance of proxies. Their determination will be final and binding. The board of directors of WaveRider has the right to waive any irregularities or conditions as to the manner of voting. WaveRider may accept your proxy by any form of communication permitted by Nevada law so long as WaveRider is reasonably assured that the communication is authorized by you.

Solicitation of Proxies

      Proxies are being solicited on behalf of the board of directors of WaveRider. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by WaveRider.

      Proxies may be solicited by personal interview, telephone, email, and telegram by directors, officers and employees of WaveRider, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of WaveRider shares held by those persons, and WaveRider will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

                     Election of Directors (PROPOSAL NO. 2)

      Our by-laws provide for the annual election of the board of directors. At the annual meeting, six directors will be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees for director identified below is currently a director.

      Shareholders do not have cumulative voting rights in the election of directors (each shareholder is entitled to vote one vote for each share held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election of each of the persons identified as nominees for directors below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted FOR such other person or persons, if any, as may be designated by the board of directors. Our board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

      The election of directors requires a plurality of votes cast at the election. The six nominees receiving the highest number of votes will be elected.

      The following sets forth information about each nominee for election as a director:

Name                                       Age               Position                            Directors Since
------------------------------------------ ----------------- ----------------------------------- ---------------------
Gerry Chastelet (1) (2)                    57                Director                            1999
------------------------------------------ ----------------- ----------------------------------- ---------------------
John E. Curry (1) (3)                      57                Director                            1999
------------------------------------------ ----------------- ----------------------------------- ---------------------
Michael J. Milligan (1) (2)                46                Director                            2003
------------------------------------------ ----------------- ----------------------------------- ---------------------
Cameron A. Mingay (3)                      52                Director                            1999
------------------------------------------ ----------------- ----------------------------------- ---------------------
D. Bruce Sinclair                          53                Chief Executive Officer, Director   1997
------------------------------------------ ----------------- ----------------------------------- ---------------------
Dennis R. Wing (2) (3)                     55                Director                            1999
------------------------------------------ ----------------- ----------------------------------- ---------------------

(1) Member of the audit committee. (2) Member of the compensation committee.
(3) Member of the corporate governance committee.

      Gerry Chastelet has been one of our directors since April 1999. A former technology industry executive, Mr. Chastelet retired in 2002. From December 1998 to January 2002, Mr. Chastelet was the President, Chairman and Chief Executive Officer of Digital Lightwave, Inc., a leading provider of fiber optic network analysis equipment. From December 1995 to October 1998, he served as President and Chief Executive Officer of Wandel and Goltermann Technologies, Inc., a global supplier of communication test and measurement equipment. He is currently also on the board of directors of Technology Research Corporation. Mr. Chastelet holds a degree in electronics engineering from Devry Institute of Technology and is a graduate of the University of Toronto Executive Masters in Business Administration program.

      John E. Curry has been a director since October 1999. His company, Hydrovane Self Steering Inc. (formerly Karina Ventures Inc.), manufactures and markets worldwide certain self steering equipment for offshore sailboats. From 1985 to 1999, Mr. Curry was a partner with Bedford Curry & Co., Chartered Accountants, a Vancouver based firm specializing in public companies and business financings which he co-founded. Mr. Curry is a member of the British Columbia Institute of Chartered Accountants and has a Bachelor of Arts degree from the University of Western Ontario.

      Michael J. Milligan, has been one of our directors since July 2, 2003. Mr. Milligan is President and Chief Executive Officer of Kasten Chase. Mr. Milligan joined Kasten Chase in 1995, and was Executive Vice President, Chief Financial Officer, General Counsel and Secretary, prior to his current appointment at the beginning of 2004. Prior to joining Kasten Chase, Mr. Milligan was a partner in the law firm of Cunningham, Swan, Carty, Little & Bonham in Kingston Ontario. He earned a Bachelor of Commerce degree at Carleton University and a Bachelor of Laws degree at Queen's University.

      Cameron A. Mingay has been one of our directors since April 1999. He also served as our Secretary from May 1999 until March 2003. Since July 1999, Mr. Mingay has been a partner at Cassels Brock & Blackwell LLP, Toronto, Ontario, Canada, specializing in securities and corporate commercial law, with an emphasis on public offerings, mergers and acquisitions, and corporate reorganizations. Prior to July 1999, Mr. Mingay was a partner at Smith Lyons LLP, Toronto, Ontario, Canada. He is currently on the board of directors of Kinross Gold Corporation and Alliance Surface Finishing Inc. He completed his undergraduate degree at the University of Wisconsin and York University and earned his law degree from Queen's University.

      D. Bruce Sinclair has been a director since December 1997 and our Chief Executive Officer since November 1997. Mr. Sinclair is an experienced management professional who has worked in sales and management with companies including IBM Canada, Nortel and Harris Systems Limited. From 1995 until November 1997, he operated his own independent consulting business. From 1988 to 1995, Mr. Sinclair was with Dell Computer Corporation where he held numerous positions including President of the Canadian subsidiary, Vice-President of Europe and head of Dell in Europe. He earned his Masters of Business Administration from the University of Toronto.

      Dennis R. Wing has been one of our directors since November 1999. Mr. Wing is President and Chief Executive Officer of Fort House Inc., an investment bank. Previously, he was a founding partner and board member of First Marathon Securities Inc. and was its Director of International Operations for 18 years. He is also on the board of directors of the Ontario Paraplegic Foundation and the University of Waterloo. He holds a Bachelor of Arts degree in economics from the University of Waterloo.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
THE SIX NOMINEES FOR DIRECTORS

                              CORPORATE GOVERNANCE

      The board of directors of WaveRider has developed, through its corporate governance committee and with input from management and legal counsel, a corporate governance regime modeled on some of the best corporate governance practices common to North American issuers in compliance with Canadian corporate governance rules and the applicable requirements of the Sarbanes-Oxley Act and SEC rules adopted thereunder.

Board of Directors

Board Charter

         Our board of directors' mandate has been formalized in a written charter. Our board of directors is responsible for the stewardship of WaveRider and discharges its responsibilities directly and through committees of the board of directors, currently consisting of, the audit committee, the compensation committee and the corporate governance committee. Our board of directors meets regularly to review the business operations, corporate governance and financial results of WaveRider. Meetings of the board include regular meetings with management to discuss specific aspects of the operations of WaveRider and meetings of the board of directors are held on a regular basis without management present. The charter of the board of directors sets out specific responsibilities, which include, among many other responsabilities:

     o The adoption of a strategic planning process, approval of strategic plans and monitoring the performance against such plans.

     o The review and approval of corporate objectives and goals applicable to senior management of WaveRider.

     o Defining major corporate decisions requiring board approval and approving such decisions as they arise from time to time.

     o Obtaining periodic reports from management on WaveRider's operations including reports on security issues surrounding WaveRider's assets (property and employees) and the relevant mechanisms that management has in place.

         Additional functions of the board are included in its charter or have been delegated to its committees. A complete copy of the charter of the board of directors of WaveRider is available upon request to the Secretary of WaveRider and on WaveRider's website at www.WaveRider.com. The information on our website is not incorporated by reference into this joint proxy statement/prospectus.

Report on Board Activities

         Currently, the board of directors of WaveRider consists of six persons of which four are independent: Messrs. Chastelet, Curry, Milligan and Wing. An "independent" director, under WaveRider's corporate governance regime, is a director who is (a) not a member of management and is free from any interest and any business, family or other relationship which could reasonably be perceived to materially interfere with the director's ability to act with a view to the best interests of WaveRider, other than interests and relationships arising solely from holdings in WaveRider, (b) not currently, or has not been (and who does not have an immediate family member who is currently or has been) within the last five years, an officer, employee of or material service provider (which includes, without limitation, the auditors of WaveRider) to WaveRider or any of its subsidiaries or affiliates; and (c) not a director (or similarly situated individual) officer, employee or significant shareholder of an entity that has a material business relationship with WaveRider.

         During the fiscal year ended December 31, 2003, the board of directors held seven meetings. Each director, with the exception of Mr. Milligan who joined the board in 2003 and Mr. Wing, who was absent from two meetings, attended at least 75% of all board meetings during the fiscal year ended December 31, 2003. The board of directors reviewed and approved or ratified various corporate decisions and the issuances of securities of WaveRider, appointed or reappointed the officers of WaveRider and the members of each of the committees of the board of directors; reviewed and approved the annual consolidated financial statements for the year ended December 31, 2002, as well as the consolidated financial statements for the first, second and third quarter of the year ended December 31, 2003 and reviewed with management on a quarterly basis, the operations and activities of WaveRider.

         In the first part of 2004, the board of directors approved the implementation of the one for ten consolidation and the proposed reorganization. The board also adopted various charters and corporate governance practices. As a result, the board adopted the board charter and a charter for each of its committees, the board set up independence criteria for its members, it adopted a Chief Executive Officer role description and a formal evaluation process for the board as a whole, the committees, the board and committee members and the Chief Executive Officer and it adopted a Whistle Blower Policy and a Code of Business Ethics. The board also worked on various corporate governance initiatives that are on going projects. The board considered the adoption of a strategic plan, the appropriateness of the size of the board and the skills set of which it is comprised, the process for selecting and appointing new directors, the adoption of an education and orientation program for new directors management, succession planning strategies and minimum shareholding requirements. The board adopted and appointed a separate nominating committee consisting of Messrs. Milligan, Curry and Chastelet, which committee will be working on drafting its charter in the course of this year. The board also adopted a reporting process of the board and each committee to be reflected in its management information circular pursuant to which disclosure of the activities of the board and its committees is to be made against their responsibilities set out in their respective charters.

Board Committees

Audit Committee

Audit Committee Charter

         The mandate of the audit committee has been formalized in a written charter. Generally the mandate of the audit committee is to provide assistance to the board of directors of WaveRider in fulfilling its financial reporting and control responsibilities to the shareholders of WaveRider and the investment community. Its primary duties and responsibilities are the oversight of the integrity of WaveRider' financial statements, WaveRider's compliance with legal and regulatory requirements and the auditors' qualification and independence, as well as to serve as an independent and objective party to monitor WaveRider's financial reporting process and control systems; review and appraise the audit activities of WaveRider's independent auditors and the internal audit function; and provide open lines of communication among the independent auditors, financial and senior management, and the board of directors for financial reporting and control matters. The audit committee is also responsible for, among other things, the identification of significant business, political, financial and control risks and exposure and assessing the steps management has taken to minimize such risks to WaveRider.

         The audit committee is to be comprised of at least three directors. Each of the committee members must be an independent director. In addition, a director will not be qualified to be a member of the audit committee if such director is an "affiliated person" (as stipulated in the Sarbanes-Oxley Act) to WaveRider, receives any consulting, advisory, or other compensation from WaveRider other than fees for serving in his or her capacity as member of the board and as a member of board committees. All members shall, to the satisfaction of the board of directors, be financially literate and at least one member shall be a financial expert. Our board of directors has determined that each of them is independent and is a an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and has designated Mr. Curry as the "audit committee financial expert." A copy of the charter of the audit committee is available upon request to the Corporate Secretary of WaveRider and on WaveRider's website at www.WaveRider.com. The information on our website is not incorporated by reference into this joint proxy statement/prospectus.

Report on Activities of Audit Committee

         The audit committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the board the independent auditors to be retained, and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The audit committee met four times during the fiscal year ended December 31, 2003.

      WaveRider's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. WaveRider's independent auditors are responsible for auditing those financial statements. The audit committee is responsible for monitoring and reviewing these processes. The committee has relied, without independent verification, on the information provided to it and on the representations made by WaveRider's management and independent auditors.

      In fulfilling its oversight responsibilities, the committee discussed with representatives of Wolf & Company, P.C., WaveRider's independent auditors, the overall scope and plans for their audit of WaveRider's consolidated financial statements. The committee met with them, with and without WaveRider's management present, to discuss the results of their examinations and their evaluations of WaveRider's internal controls and the overall quality of WaveRider's financial reporting.

      The committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors.

      The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including a discussion of their judgments as to the quality, not just the acceptability, of WaveRider's accounting principles and the other matters required to be discussed with audit committees under generally accepted auditing standards.

      In addition, the committee received from the independent auditors a letter containing the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed the disclosures with them, as well as other matters relevant to their independence from management and WaveRider. In evaluating the independence of WaveRider's auditors, the committee considered whether the services they provided to WaveRider beyond their audit and review of WaveRider's consolidated financial statements was compatible with maintaining their independence. The committee also considered the amount of fees they received for audit and non-audit services.

      Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that WaveRider's audited consolidated financial statements be included in WaveRider's annual report on Form 10-KSB.

                        Submitted by the Audit Committee
                     (Signed) Michael J. Milligan (Chairman)

Compensation Committee

Compensation Committee Charter

      The mandate of the compensation committee has been formalized in a written charter. Generally, it is responsible for making recommendations to the board of directors on all matters relating to the compensation of directors, the members of the various committees of the board and the senior officers of WaveRider. For the purpose of its mandate, the compensation committee reviews all aspects of compensation paid to directors, committee members, management and employees of other similar companies to ensure WaveRider's compensation programs are competitive so that WaveRider will be in a position to attract, motivate and retain high calibre individuals.

      The compensation committee is to be comprised of at least three directors, each of whom must be an independent director. In addition, a director will not be qualified to be a member of the compensation committee if such director is an "affiliated person" (as stipulated in the Sarbanes-Oxley Act) to WaveRider, receives any consulting, advisory, or other compensation from WaveRider other than fees for serving in his or her capacity as member of the board and as a member of board committees All members should have skills that are relevant to the mandate of the committee. A copy of the compensation committee charter is available upon request to the Corporate Secretary and on WaveRider's website at www.WaveRider.com. The information on our website is not incorporated by reference into this joint proxy statement/prospectus.

Report on Activities of Compensation Committee

      See "Report of the Compensation Committee" at page 67;

Corporate Governance Committee

Corporate Governance Committee Charter

      The mandate of the corporate governance committee has been formalized in its written charter. Generally, its mandate is to assume the responsibility for developing WaveRider's approach to matters of corporate governance and assisting the board in the nomination of directors.

      The Corporate Governance Committee is to be comprised of at least three directors, a majority of whom are independent directors. All members should have skills that are relevant to the mandate of the Committee. A copy of the Corporate Governance Committee Charter is available upon request to the Secretary and on WaveRider's website at www.WaveRider.com. The information on our website is not incorporated by reference into this joint proxy statement/prospectus.

Report on Activities of Corporate Governance Committee

      During the fiscal year ended December 31, 2003 and the first part of 2004 the corporate governance committee submitted to the board and the board adopted various charters and corporate governance practices. As a result the board adopted the board charter and a charter for each of its committees, the board set up independence criteria for its members, it adopted a Chief Executive Officer role description and a formal evaluation process for the board as a whole, the committees, the board and committee members and the Chief Executive Officer, it adopted a Whistle Blower Policy and a Code of Business Ethics. The committee also considered the adoption of a strategic plan, the appropriateness of the size of the board and the skills set of which it is comprised, the appointment of a separate nomination committee, the process for selecting and appointing new directors, the adoption of an education and orientation program for new directors, management succession planning strategies, minimum shareholding requirements for directors and other various corporate governance matters. Messrs. Curry, Mingay and Wing were members of the corporate governance committee in 2003, two of whom who are independent directors.

                 Submitted by the Corporate Governance Committee
                      (Signed) Cameron A. Mingay (Chairman)

Director Compensation

      For the year ended December 31, 2003, the director's compensation plan consisted of: 1) a $2,500 annual retainer for each non-employee director, payable quarterly; 2) a $1,000 annual retainer for each committee chairman; 3) a $1,000 meeting fee for each director who attended a board of directors or committee meeting in person; 4) a $250 meeting fee for each director who attended a board of directors or committee meeting via telephone; and 5) an award of options to purchase 50,000 shares of common stock for each non-employee director elected at the annual meeting to serve the following year.

Certain Relationships and Related Transactions

      There were no other transactions or series of transactions, for the year ended December 31, 2003, to which we are a party, in which the amount exceeds $60,000 and in which, to our knowledge, any director, executive officer, nominee, 5% or greater shareholder, or any member of the immediate family of any of the foregoing persons, have or will have any direct or indirect material interest other than employment arrangements.

      We have adopted a code of ethics that applies to all of our employees, executive officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior. The code of ethics is posted on our website. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors and will be promptly disclosed on our website at www.WaveRider.com. The information on our website is not incorporated by reference into this joint proxy statement/prospectus.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

         The following is a summary of the fees billed to us by Wolf & Company, P.C. independent registered public accounting firm for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002 and by PricewaterhouseCoopers LLP, our former independent registered public accounting firm, for professional services rendered during fiscal 2002:

                                                         Wolf & Company, P.C.                PricewaterhouseCoopers
        Fee Category                          Fiscal 2003 Fees          Fiscal 2002 Fees           Fiscal 2002 Fees

        Audit Fees (1)                       $         140,400          $        104,000          $         146,515
        Audit-Related Fees (2)                          12,510                         -                     32,352
        Tax Fees (3)                                     7,700                         -                     15,000
        All Other Fees (4)                               9,800                         -                         --
                                             -----------------          ----------------          -----------------
        Total Fees                           $         170,410          $        104,000          $         193,867
                                             =================          ================          =================

(1) Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2003 and December 31, 2002, respectively.

(2) Audit-Related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These fees include review of registration statements and participation at meetings of the board of directors and audit committee.

(3) Tax Fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

(4) All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm, other than those disclosed above. These fees include services related to certain accounting research and assistance with a regulatory matter.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

      At present, our audit committee approves each engagement for audit or non-audit services before we engage Wolf & Company to provide those services. Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage Wolf & Company to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by Wolf & Company for fiscal 2003 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

      The audit committee has determined that Wolf & Company's provision of services to us not related to its audit of our financial statements was at all relevant times compatible with that firm's independence.

Report of the Compensation Committee

         The compensation committee makes recommendations concerning executive salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and otherwise reviews and determines competitive compensation levels and performs such other function regarding compensation as the board may delegate. The compensation committee was composed of Messrs. Chastelet, Mingay and Wing for the first three quarters of the fiscal year ended December 31, 2003. Mr. Milligan replaced Mr. Mingay on the committee in the fourth quarter. The committee met three times during the fiscal year ended December 31, 2003. The following report was made by Messrs. Chastelet, Milligan and Wing, as the members of the compensation committee during fiscal 2003, and summarizes WaveRider's executive officer compensation policies for fiscal 2003.

         Compensation objectives. WaveRider's executive compensation programs are generally designed to relate a substantial part of executive compensation to improvements in WaveRider's financial performance and corresponding increases in shareholder value. Decisions concerning executive compensation are intended to:

          o establish incentives that will link executive officer compensation to WaveRider's financial performance and that will motivate executives to attain WaveRider's annual financial targets;

          o    establish incentives to encourage long term strategic planning;
               and

          o provide a total compensation package that is competitive among comparable companies and that will assist WaveRider in attracting and retaining executives who will contribute to WaveRider's long-term financial success.

         Executive compensation programs. WaveRider's compensation package consists of three principal components:

          o    salary;
          o    incentive compensation bonuses; and
          o    stock options.

         WaveRider's executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans and a stock purchase plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans.

         In establishing base salaries for executives, the compensation committee considers general economic conditions, WaveRider's financial performance and each individual's performance. In addition, the compensation committee monitors salaries at other companies, particularly companies in the same industry and companies located in the same geographic area as WaveRider. To some extent, for each executive, the compensation committee considers historic salary levels, work responsibilities and base salary relative to other executives at WaveRider.

         WaveRider's executive officer compensation policy emphasizes incentive bonuses and stock options which align the interests of management with the shareholders' interest in the financial performance of WaveRider for the fiscal year and the longer term. Consistent with this approach, in fiscal 2003, a substantial part of the cash compensation that the executive officers were eligible to earn was directly tied to WaveRider's performance through individual incentive compensation plans. The compensation committee believes that stock options provide a significant incentive to executive officers to continue their employment with WaveRider and create long-term value for its shareholders.

         In fiscal 2003, the compensation committee determined not to recommend that WaveRider grant stock options to Messrs. Sinclair, Brown and Worthington. In determining not to recommend an option grant in 2003, we took into account the recent stock price and the general performance of WaveRider, as well as the number and exercise price of outstanding stock options previously granted to the executive officers.

         In fiscal year 2003, the compensation committee drafted the initial charter for the committee, see page 65 for a discussion of our charter.

                                         Submitted by the Compensation Committee
                                           (Signed) Gerry Chastelet (Chairman)

Compensation Committee Interlocks and Insider Participation

      Our compensation committee is currently composed of Messrs. Chastelet, Milligan and Wing. Messrs. Chastelet, Milligan and Wing are all non-employee directors. In 2003, none of our officers or employees participated in the deliberations of the compensation committee concerning the compensation of our executive officers. No interlocking relationship existed between our board or compensation committee and the board of directors or compensation committee of any other company in 2003.

                               EXECUTIVE OFFICERS

         In addition to the information contained at pages 61 and 62 regarding Mr. D. Bruce Sinclair, certain information is furnished with respect to our executive officers:

Name                        Age     Position                                                      Officer Since
---------------------------------------------------------------------------------------------------------------
D. Bruce Sinclair            53     Chief Executive Officer, Director                                1997
Charles W. Brown             48     Executive Vice President                                         1998
T. Scott Worthington         49     Vice President, Chief Financial Officer, Corporate Secretary     1998

         Executive officers are appointed by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are no family relationships among the executive officers and directors.

         Charles W. Brown has been our Executive Vice President since October 2002. From February 1998 until October 2002, he was our Vice President, Sales and Marketing. From 1994 until February 1998, Mr. Brown was the first Vice President and Chief Information Officer of Clearnet Communications. Prior to this, Mr. Brown held numerous senior Sales and Marketing positions including Vice President of Sales and Marketing for Trillium Communications from 1993 until 1994 and Director of Strategic Planning and Marketing for BCE Mobile from 1990 until 1993. Mr. Brown has a Masters in Business Administration from the University of Western Ontario.

         T. Scott Worthington has been our Vice President and Chief Financial Officer since January 1998 and our Corporate Secretary since March 2003. From 1988 to 1996, he worked at Dell Computer Corporation in Canada where he held numerous positions including Chief Financial Officer of Dell's Canadian subsidiary. After leaving Dell, he was a financial and business consultant. Mr. Worthington is a Chartered Accountant.

Executive Officer Compensation

         The following table sets forth certain information concerning the compensation for services rendered in all capacities to us for the fiscal years ended December 31, 2003, 2002, and 2001, of each of the named executive officers.

                           Summary Compensation Table

                                               Annual Compensation              Long Term        All Other
                                        (amounts in U.S. dollars) (1)          Compensation     Compensation

Name and Principal Position           Year      Salary ($)    Bonus ($)       Stock Options (#)      ($) (1)
D. Bruce Sinclair                     2003        $105,966      $17,844                  -               -
CEO/Director                          2002        $185,401      $31,468             10,000               -
                                      2001        $174,387           $0             37,500               -

Charles W. Brown                      2003        $157,442      $12,848                  -               -
Executive Vice President              2002        $122,274      $15,974             60,000               -
                                      2001        $117,943           $0             22,500               -

T. Scott Worthington                  2003        $128,016       $3,569                  -               -
Vice President & CFO                  2002        $102,077       $6,294             60,000               -
                                      2001         $89,800           $0             22,500               -

(1) In accordance with regulations promulgated by the SEC, perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus.

      Option Grants in Fiscal 2003

      No options were granted to officers in fiscal 2003.

Option Exercises and Fiscal Year-End Values

         The following table sets forth certain information regarding exercisable and unexercisable stock options held as of December 31, 2003, by each of the named executive officers. The value of unexercised in-the-money options has been calculated by determining the difference between the exercise price per share payable upon exercise of such options and the last sale price of the common stock on December 31, 2003, as reported in the over-the-counter market on the OTC Bulletin Board ($2.50 per share). No stock options were exercised by named executive officers during 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values


                                                                 Number of Securities         Value of Unexercised
                                                                underlying unexercised            in-the-money
                                                                    options/SARs at              options/SARs at
                                 Shares                               fy-end (#)                   fy-end ($)
                               acquired on         value             exercisable/                 exercisable/
Name                          exercise (#)     realized ($)          unexercisable               unexercisable
------------------------------------------------------------------------------------------------------------------
D. Bruce Sinclair (1)               0               $0             262,500 / 22,500              $3,000 / $6,000

Charles W. Brown                    0               $0             162,460 / 27,500             $123,000 / $6,000

T. Scott Worthington                0               $0             180,240 / 17,500             $123,000 / $6,000

     (1) Included in Mr. Sinclair's options are 77,500 options received from the previous promoters of WaveRider in 1997.

Employment Arrangements

         D. Bruce Sinclair. On November 18, 1997, we entered into an employment agreement with Mr. Sinclair whereby he agreed to serve as our president and chief executive officer for an initial term of one year subject to annual extensions thereafter. Under the terms of his original employment agreement, Mr. Sinclair had a base salary of Can. $300,000 and a bonus plan of $200,000. The agreement provided that in the event that Mr. Sinclair was terminated without cause, he would be paid severance in an amount equal to one year's salary plus one month's salary for each year of employment in excess of twelve years service. Mr. Sinclair's agreement provides that he is entitled to participate in our employee fringe benefit plans or programs generally available to our employees.

         From time to time, the board of directors has reviewed and amended the base salary and bonus components of Mr. Sinclair's employment agreement. Additionally, Mr. Sinclair's agreement was amended to state that in the event that his employment is terminated, other than for cause, we will pay him severance in an amount equal to three years' salary.

         Charles W. Brown. On February 16, 1998, we entered into an employment agreement with Mr. Brown in substantially the same form as that described for Mr. Sinclair, with the exception of certain change in control provisions. On October 16, 2002, Mr. Brown was named executive vice president of the Company.

         T. Scott Worthington. On January 5, 1998, we entered into an employment agreement with Mr. Worthington in substantially the same form as that described for Mr. Sinclair, with the exception of certain change in control provisions. Mr. Worthington serves as our vice president and chief financial officer.

         Mr. Worthington's agreement was amended to state that in the event that Mr. Worthington's roles and responsibilities with us are reduced after a change of control, we will pay him severance in an amount equal to two years' salary.

Equity Compensation Plan Disclosure

      The following table sets forth certain information as of December 31, 2003, regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements. Our equity compensation plans include the Employee Stock Option (1997) Plan, the 1999 Incentive and Nonqualified Stock Option Plan, the Employee Stock Option (2000) Plan, the Employee Stock Option (2002) Plan and the Employee Stock Purchase (2000) Plan. All of these equity compensation plans have been approved by our stockholders.

                                          Number of securities
                                            to be issued upon        Weighted-average         Number of securities
                                              exercise of           exercise price of       remaining available for
                                          outstanding options      outstanding options,      future issuance under
                                          warrants and rights      warrants and rights     equity compensation plans
Plan Category                            ----------------------  -------------------------  ------------------------
-------------------------------------
Equity Compensation Plans Approved by         1,115,011                   $19.40                   821,094 (1)
Security Holders
Equity Compensation Plans Not Approved
by Security Holders                                   -                      -                           -
                                         ----------------------  -------------------------  ------------------------
         Total                                1,115,011                   $19.40                   821,094 (1)
                                         ======================  =========================  ========================

-------------------
(1) Our Stock Option Plans authorize the issuance of incentive stock options and nonqualified stock options. The above number includes 77,292 shares of common stock available for future grants under the Stock Option (1997) Plan, 85,365 shares of common stock available for future grants under the 1999 Incentive and Nonqualified Stock Option Plan, 84,566 shares of common stock available for future grants under the Stock Option (2000) Plan, 365,000 shares of common stock available for future grants under the Stock Option (2002) Plan, and 208,871 shares of common stock reserved for future issuances under the 2000 Employee Stock Purchase Plan.


                       PERFORMANCE MEASUREMENT COMPARISON

      The following table shows the total shareholder return of an investment of $100 in cash on December 31, 1998 for: (a) our common stock, (b) the Nasdaq Stock Market (U.S.) Index, and (c) the Nasdaq Telecommunications Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
              AMONG WAVERIDER COMMUNICATIONS INC., THE NASDAQ STOCK
           MARKET (U.S.) INDEX AND THE NASDAQ TELECOMMUNICATIONS INDEX

               WaveRider       Nasdaq Stock Market (US$)   Nasdaq Telecommunications
--------------------------------------------------------------------------------------
Dec - 98         $100.00                 $100.00                     $100.00
--------------------------------------------------------------------------------------
Dec - 99          $85.71                 $185.59                     $202.71
--------------------------------------------------------------------------------------
Dec - 00          $55.95                 $112.67                      $92.52
--------------------------------------------------------------------------------------
Dec - 01           $9.52                  $88.95                      $47.24
--------------------------------------------------------------------------------------
Dec - 02           $4.19                  $60.91                      $21.72
--------------------------------------------------------------------------------------
Dec - 03           $9.52                  $91.37                      $36.65
--------------------------------------------------------------------------------------

      * $100 Invested on 12/31/98 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

      (1) The material in this section is not "soliciting material", is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      We do not use any derivative financial instruments or other market risk sensitive instruments.

                                  LEGAL MATTERS

      Foley Hoag LLP has rendered an opinion regarding the U.S. federal income tax consequences of the reorganization referred to in "Material Income Tax Consequences of the Reorganization--Material United States Federal Income Tax Consequences". Legal matters in connection with the WCAN shares have been passed upon for WaveRider and WCAN by their British Columbia counsel, Dumoulin Black. Cassels Brock & Blackwell LLP, Canadian counsel to WaveRider and WCAN has also rendered an opinion regarding the Canadian tax consequences of the reorganization referred to in "Material Income Tax Consequences of the Reorganization--Material Canadian Federal Income Tax Consequences".

      We know of no members of Foley Hoag LLP, Dumoulin Black nor of Cassels Brock & Blackwell LLP (except for Mr. Cameron A. Mingay as disclosed herein) who are beneficial owners of our common stock or preferred stock.

                                     EXPERTS

       The financial statements included this joint proxy statement/prospectus for the years ended December 31, 2003 and 2002 have been so included in reliance on the report of Wolf & Company, P.C., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements included in this joint proxy statement/prospectus for the year ended December 31, 2001 have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

      WaveRider is subject to the informational requirements of the U.S. Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. WaveRider's SEC filings also are available to the public from commercial document retrieval services and at the World Wide Web site maintained by the SEC at http://www.sec.gov .

      The following documents are filed by WaveRider with the SEC and are available upon request from WaveRider:

     o Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 dated March 4, 2004

     o    Report on Form 8-K dated March 8, 2004

     o    Report on Form 8-K dated April 6, 2004

     o    Report on Form 8-K dated April 23, 2004

     o    Report on Form 8-K dated April 29, 2004

     o Quarterly Report on Form 10-QSB for the period ended March 31, 2004 dated May 4, 2004

      WCAN has filed a Registration Statement on Form F-4 with the SEC to register the issuance of its common shares in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of WCAN in addition to being a proxy statement of WaveRider for the stockholders' meeting. Upon completion of the reorganization, WCAN will also file reports, statements and other information with the Canadian securities regulatory authorities, which are available at various of the Canadian regulatory authorities' public reference rooms. WCAN will also begin making filings on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR"), the Canadian equivalent of the SEC's EDGAR system, at http://www.sedar.com , which filings will be electronically available to the public.

      After the reorganization, WCAN will file through SEDAR periodic reports, including audited annual financial statements and unaudited quarterly financial statements, material change reports, as well as proxy statements and related materials for annual and special meetings of WCAN shareholders. WCAN will be required to send, annually, a request form to its shareholders for their use if they wish to request a copy of WCAN's annual and interim financial statements as well as the related management's discussion and analysis of financial condition and results of operations. As a foreign private issuer, WCAN will not be subject to the same Exchange Act filing requirements to which WaveRider is subject. However, the periodic reports WCAN files through SEDAR will also be made available on the SEC's EDGAR system.

      WCAN will be subject to certain corporate governance requirements under Canadian law and the United States Sarbanes-Oxley Act including, for example, independence requirements for audit committee composition, annual certification requirements and auditor independence rules. These requirements will apply despite WCAN qualifying as a foreign private issuer for purposes of the Exchange Act which status it expects to achieve following the reorganization. As a foreign private issuer, however, WCAN will not be subject to the short-swing profit rules, U.S. proxy rules or certain U.S. insider reporting requirements, that WaveRider was subject to as a Nevada corporation.

                          INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets as at March 31, 2004 (unaudited) and December 31, 2003  ..................    F-A1

Consolidated Statements of Loss, Deficit and Comprehensive Loss for the quarters ended
  March 31, 2004 and 2003 (unaudited)  ...............................................................    F-A2

Consolidated Statements of Cash Flows for the quarters ended March 31, 2004
  and 2003 (unaudited)  ..............................................................................    F-A3

Notes to Consolidated Financial Statements as of March 31, 2004 and December 31, 2003 and
  for the quarters ended March 31, 2004 and 2003 (unaudited)..........................................    F-A4

Report of Independent Registered Public Accounting Firm of Wolf & Company, P.C.  .....................    F-B1

Report of Independent Registered Public Accounting Firm of
  PriceWaterhouseCoopers LLP  ........................................................................    F-B2

Consolidated Balance Sheets as at December 31, 2003 and 2002 (audited)  ..............................    F-B3

Consolidated Statements of Loss for the years ended December 31, 2003, 2002 and
  2001 (audited)  ....................................................................................    F-B4

Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Loss for the
  Years ended December 31, 2003, 2002 and 2001  ......................................................    F-B5

Consolidated Statement of Cash Flows for the years ended
  December 31, 2003, 2002 and 2001  ..................................................................    F-B6

Notes to Consolidated Financial Statements for the years ended December 31,
  2003, 2002 and 2001  ...............................................................................    F-B7

                          WaveRider Communications Inc.

                           CONSOLIDATED BALANCE SHEETS
                                (in U.S. dollars)

                                                                                     March 31,       December 31,
                                                                                       2004              2003
                                                                                    (Unaudited)       (Audited)

ASSETS

Current assets:
    Cash and cash equivalents                                                      $     959,269     $   1,843,135
    Restricted cash                                                                      228,780           232,125
    Accounts receivable, less allowance for doubtful accounts                          1,189,652         1,921,975
    Inventories                                                                        1,288,852           966,433
    Note receivable                                                                            -            20,698
    Prepaid expenses and other assets                                                    177,978            92,600
                                                                                   -------------     -------------
                  Current assets                                                       3,844,531         5,076,966

Property, plant and equipment, net                                                       408,868           407,489
                                                                                   -------------     -------------
                                                                                   $   4,253,399     $   5,484,455
                                                                                   =============     =============
LIABILITIES

Current liabilities:

    Accounts payable and accrued liabilities                                       $   2,243,030    $    2,329,938
    Deferred revenue                                                                     400,850           440,190
    Current portion of obligation under capital lease                                      2,491            10,458
                                                                                   -------------     -------------
                  Current liabilities                                                  2,646,371         2,780,586

Convertible debentures                                                                   439,218           772,920
Obligation under capital lease                                                             3,528             4,155
                                                                                   -------------     -------------
                  Total liabilities                                                    3,089,117         3,557,661
                                                                                   -------------     -------------
Commitments and Contingencies (Note 9)

SHAREHOLDERS' EQUITY

    Preferred Stock, $0.01 par value per share:

       issued and outstanding Nil shares at March 31, 2004 and Nil shares
       at December 31, 2003                                                                    -                 -
    Common Stock, $0.001 par value per share:
       issued and outstanding - 14,661,250 shares at March 31, 2004
       14,429,408 shares at December 31, 2003                                             14,661            14,429
    Additional paid-in capital                                                        78,659,286        77,725,383
    Other equity                                                                      12,642,599        12,754,517
    Accumulated other comprehensive loss                                                (311,415)         (305,236)
    Accumulated deficit                                                              (89,840,849)      (88,262,299)
                                                                                   -------------     -------------
                  Total shareholders' equity                                           1,164,282         1,926,794
                                                                                   -------------     -------------
                                                                                   $   4,253,399     $   5,484,455
                                                                                   =============     =============

See accompanying notes to financial statements.



                                      F-A1

                          WaveRider Communications Inc.

         CONSOLIDATED STATEMENTS OF LOSS, DEFICIT AND COMPREHENSIVE LOSS
                                (in U.S. dollars)

                                                                                   Quarter ended March 31
                                                                              2004                      2003
                                                                       --------------------------------------------
                                                                           (Unaudited)               (Unaudited)
REVENUE

Product revenue                                                        $        1,896,527          $      2,873,546
Service revenue                                                                   409,694                   304,816
                                                                       --------------------------------------------
                                                                                2,306,221                 3,178,362
                                                                       --------------------------------------------
COST OF REVENUE

Product revenue                                                                 1,338,105                 1,884,484
Service revenue                                                                   144,765                   118,803
                                                                       --------------------------------------------
                                                                                1,482,870                 2,003,287

GROSS MARGIN                                                                      823,351                 1,175,075
                                                                       --------------------------------------------
EXPENSES

Selling, general and administration                                               1,272,630                1,186,569
Research and development                                                            489,044                  156,602
Depreciation and amortization                                                        95,230                  147,755
Bad debt expense                                                                      1,740                        -
                                                                       --------------------------------------------
                                                                                  1,858,644                1,490,926
                                                                       --------------------------------------------
LOSS FROM OPERATIONS                                                             (1,035,293)                (315,851)
                                                                       --------------------------------------------
NON-OPERATING EXPENSES (INCOME)

Interest expense                                                                    517,058                  15,279

Foreign exchange loss (gain)                                                         28,296                 (70,823)
Interest income                                                                     (2,097)                  (1,814)
                                                                       --------------------------------------------
                                                                                    543,257                 (57,358)
                                                                       --------------------------------------------
NET LOSS                                                               $         (1,578,550)       $       (258,493)
                                                                       ============================================
BASIC AND DILUTED LOSS PER SHARE                                       $             (0.108)       $         (0.022)
                                                                       ============================================
Weighted Average Number of Common Shares                                         14,599,929              11,669,430
                                                                       ============================================
-------------------------------------------------------------------------------------------------------------------

OPENING DEFICIT                                                        $        (88,262,299)       $    (83,200,992)

NET LOSS FOR THE PERIOD                                                          (1,578,550)               (258,493)
                                                                       --------------------------------------------
CLOSING DEFICIT                                                        $        (89,840,849)       $    (83,459,485)
                                                                       ============================================
-------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                                $         (1,578,550)       $       (258,493)

OTHER COMPREHENSIVE INCOME/(LOSS)

    Cumulative translation adjustment                                                (6,179)                (49,235)
                                                                       --------------------------------------------
COMPREHENSIVE LOSS                                                     $         (1,584,729)       $       (307,728)
                                                                       ============================================

See accompanying notes to financial statements.



                                      F-A2

                          WaveRider Communications Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in U.S. dollars)

                                                                                              Quarter ended March 31
                                                                                            2004                 2003
                                                                                    ------------------------------------
                                                                                      (Unaudited)           (Unaudited)

OPERATIONS

Net loss                                                                            $   (1,578,550)      $     (258,493)
Items not involving cash
    Depreciation and amortization                                                           95,230              147,755
    Compensatory shares released from escrow to employee                                         -               48,999
    Unrealized foreign exchange (gain) loss                                                 13,068              (45,868)
    Non-cash financing charges                                                             507,105                    -
    Gain on disposal of fixed assets                                                        (6,246)                   -
    Bad debt expense                                                                         1,740                    -
Net changes in working capital items                                                       171,745               58,632
                                                                                    --------------       --------------
    Net cash used in operating activities                                                 (795,908)             (48,975)
                                                                                    --------------       --------------
INVESTING

Acquisition of property, plant and equipment                                               (89,791)              (1,485)
                                                                                    --------------       --------------
    Net cash used in investing activities                                                  (89,791)              (1,485)
                                                                                    --------------       --------------
FINANCING

Proceeds from sale of shares net of issuance fees                                            3,987                  375
Proceeds from note receivable                                                               20,698                    -
Payments on capital lease obligations                                                       (8,677)                (614)
                                                                                    --------------       --------------
    Net cash provided by (used in) financing activities                                     16,008                 (239)
                                                                                    --------------       --------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                    (14,175)             (11,120)
                                                                                    --------------       --------------
Increase (decrease) in cash and cash equivalents                                          (883,866)             (61,819)

Cash and cash equivalents, beginning of period                                           1,843,135            1,025,604
                                                                                    --------------       --------------
Cash and cash equivalents, end of period                                            $      959,269       $      963,785
                                                                                    ==============       ==============

Supplementary disclosures of cash flow information:

Cash paid during the period for:
   Interest                                                                        $         1,023       $          660




See accompanying notes to financial statements.



                                      F-A3

                          WaveRider Communications Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           March 31, 2004 (unaudited) and December 31, 2003 (audited)

1. BASIS OF PRESENTATION

         The financial statements for the three months ended March 31, 2004 and 2003 include, in the opinion of Management, all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the results of operations for such periods. Results of operations for the three months ended March 31, 2004, are not necessarily indicative of results of operations which will be realized for the year ending December 31, 2004. The financial statements should be read in conjunction with the Company's Form 10-KSB for the year ended December 31, 2003.

         On July 1, 2004, a 1-for-10 reverse stock split of our common stock became effective pursuant to shareholder approval given on September 4, 2003. All common stock information presented herein has been restated to reflect the reverse stock split.

2. NET LOSS PER SHARE

         Basic loss per share represents loss applicable to common stock divided by the weighted average number of common shares outstanding during the period. Potential common shares that may be issued by the Company relate to outstanding stock options and warrants (determined using the treasury stock method) and preferred stock. For all periods presented, options, warrants and preferred stock were anti-dilutive and excluded from the net loss per share computation. As a result, diluted loss per share is the same as basic loss per share.

3. ACQUISITION OF SUBSIDIARY

         Effective July 2, 2003, the Company acquired Avendo Wireless Inc. ("Avendo"), a privately-held technology developer located in Mississauga, Ontario, Canada.

         The pro forma effect of this transaction to reflect the acquisition as having occurred on January 1, 2003, for the period ended March 31, 2003, is summarized as follows:

         Pro forma consolidated revenue                           $ 3,178,362
                                                                  ===========
         Pro forma consolidated net loss                          $  (582,877)
                                                                  ===========
         Pro forma consolidated basic and diluted loss per share  $     (0.05)
                                                                  ===========
4. STOCK OPTIONS

         The Company applies SFAS No. 123, together with APB No. 25 as permitted under SFAS No. 123, in accounting for its stock option plans. Accordingly, the Company uses the intrinsic value method to measure the costs associated with the granting of stock options to employees and this cost is accounted for as compensation expense in the consolidated statements of loss over the option vesting period or upon meeting certain performance criteria. In accordance with SFAS No. 123, the Company discloses the fair values of stock options issued to employees. Stock options issued to outside consultants are valued at their fair value and charged to the consolidated statements of loss in the period in which the services are rendered. Fair values of stock options are determined using the Black-Scholes option-pricing model.

         The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", to the stock-based employee compensation:

                                      F-A4

                          WaveRider Communications Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           March 31, 2004 (unaudited) and December 31, 2003 (audited)

                                                                                              Period ended March 31,
                                                                                               2004           2003
                                                                                          -------------   ------------
                                                                                            (Unaudited)    (Unaudited)

         Net loss, as reported                                                            $  (1,578,550)  $   (258,493)

         Add:  Stock-based employee compensation

         expense included in reported net loss                                                        -          48,999
         Deduct: Total stock based employee compensation
         expense determined under fair value based method for all awards                       (106,337)       (377,582)
                                                                                          -----------------------------
         Pro forma net loss                                                               $  (1,684,887)  $    (587,076)
                                                                                          =============================
         Basic and diluted loss per share, as reported                                    $      (0.108)  $      (0.022)
                                                                                          =============================
         Basic and diluted loss per share, pro forma                                      $      (0.115)  $      (0.050)
                                                                                          =============================

5. ACCOUNTS RECEIVABLE

                                                                                              March         December
                                                                                             31, 2004       31, 2003
                                                                                          -----------------------------
                                                                                           (Unaudited)      (Audited)
         Accounts receivable - trade                                                      $   1,323,152   $   1,925,336
         Scientific research tax credit receivable                                               45,219         215,966
         Other receivables                                                                       10,790          23,739
         Allowance for doubtful accounts                                                       (189,509)       (243,066)
                                                                                          -------------   -------------
                                                                                          $   1,189,652   $   1,921,975
                                                                                          =============   =============

6.       INVENTORIES

                                                                                              March         December
                                                                                             31, 2004       31, 2003
                                                                                          -----------------------------
                                                                                           (Unaudited)      (Audited)
         Finished products                                                                $   1,665,712   $  1,306,580
         Raw materials                                                                           26,690         36,330
         Valuation allowance                                                                   (403,550)      (376,477)
                                                                                          -------------   ------------
                                                                                          $   1,288,852   $    966,433
                                                                                          =============   ============

7. CONVERTIBLE DEBENTURES

         During the quarter ended March 31, 2004, convertible debentures in an aggregate nominal value of $500,000 were converted to 216,550 shares of common stock. As a result of a decline in the conversion price from the date of issue, the Company determined that there was an additional beneficial conversion feature in the amount of $318,229. This amount was recorded as other equity and as a reduction in the carrying amount of the convertible debt. Upon conversion, an amount of $419,147, being the prorated portion of the original beneficial conversion feature amount and the additional beneficial conversion feature amount, was transferred from other equity to paid in capital and common shares.

                                      F-A5

                          WaveRider Communications Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           March 31, 2004 (unaudited) and December 31, 2003 (audited)

         During the quarter, $507,105 in non-cash financing expenses were charged to the statement of loss. These expenses included those relating to accretion of the convertible debentures, the write-off of the original and additional beneficial feature related to the converted debentures and the amortization of deferred financing expenses.

8. SHAREHOLDERS' EQUITY

         Exercise of Options - During the first quarter of 2004, employees exercised options to purchase 15,382 shares of common stock for cash considerations of $3,987.

9. COMMITMENTS AND CONTINGENCIES

         Employee Stock Option Agreements

         The Company has four existing employee stock option plans -- the Employee Stock Option (1997) Plan, the 1999 Incentive and Nonqualified Stock Option Plan, the Employee Stock Option (2000) Plan and the Employee Stock Option (2002) Plan which have authorized shares of 625,000, 300,000, 600,000 and 600,000 shares, respectively. Through
         March 31, 2004, the Company had awarded 547,708 options under the Employee Stock Option (1997) Plan, 212,735 options under the 1999 Incentive and Nonqualified Stock Option Plan, 487,850 options under the Employee Stock Option (2000) Plan and 235,000 options under the Employee Stock Option (2002) Plan.

         Employee Stock Purchase Agreement

         On July 7, 2000, the shareholders approved the establishment of the Company's Employee Stock Purchase (2000) Plan, which has 300,000 authorized shares. Under the terms of the plan, employees are eligible to purchase shares of the Company's common stock at 85% of the lower of the closing price at the beginning or ending date of each period. Through the end of the first quarter of 2004, 91,129 shares of common stock have been purchased under the Plan. The offerings under the plan run for six-month periods commencing May 1 and November 1.

         Contract Manufacturers

         The Company provides its contract manufacturers with ongoing production forecasts to enable them to forecast and procure required parts. Under the terms of the Agreements with the contract manufacturers, the Company has committed to assume liability for all parts required to manufacture the Company's forecast products for the next 13 weeks and all final assembly costs for the forecast products for the next 4 weeks, on a rolling basis. Management believes that, should it be necessary, they could find alternative contract manufacturers without significant disruption to the business.

         Development Contractors

         The Company employs outside contractors to assist in the design and development of its products. At March 31, 2004, the Company had entered into a development contract with one of its contractors, in the amount of $467,000, of which $115,000 was expensed in the quarter ended March 31, 2004. The contract calls for the payment of progress payments against specific milestones over the course of the contract.

         Non-cancelable, Non-returnable Purchase Commitments

         The Company has ordered certain components from a product supplier on a non-cancelable non-refundable basis for delivery throughout 2004. A letter of credit has been issued to this supplier in the amount of $228,780 at March 31, 2004. The letter of credit secures the Company's payment obligation under the purchase agreement and expires in August 2004. The Company has pledged cash to the bank as collateral for the letter of credit in the same amount as the letter of credit. This pledge has been classified as restricted cash.

                                      F-A6

                          WaveRider Communications Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           March 31, 2004 (unaudited) and December 31, 2003 (audited)

         Litigation

         As at March 31, 2004, there are no litigation matters outstanding against the Company.

10. SEGMENTED INFORMATION

         Industry Segments

         The Company operates in one industry segment: wireless data communications products.

         Geographic Segments

         The Company operated in the following geographic segments;

                                                 Three months ended March 31,
         Revenue by region                           2004             2003
                                               -------------------------------
                                                 (Unaudited)      (Unaudited)

         United States                         $   1,157,115      $  2,337,003
         Australia                                   727,455           548,225
         Canada                                      209,399           129,142
         Rest of world                               212,252           163,992
                                               -------------------------------
                                               $   2,306,221      $  3,178,362
                                               ===============================


                                                                      March 31, 2004  (Unaudited)
                                                               Canada           Australia           Total
                                                       ----------------------------------------------------
         Property, plant and equipment                 $      306,033       $     102,835      $    408,868
                                                       ====================================================

                                                                      December 31, 2003 (Audited)
                                                               Canada           Australia           Total
                                                       ----------------------------------------------------
         Property, plant and equipment                 $      308,163       $      99,326      $    407,489
                                                       ====================================================


11. SUBSEQUENT EVENTS

         On April 23, 2004, the Company issued convertible debentures, at a 6% discount, in the aggregate principal amount of $2,125,000 to Crescent International Ltd. and Palisades Master Fund and received cash proceeds of $2,000,000, before cash fees of $110,000. The debt is unsecured, has no stated interest rate and matures in three years. In conjunction with the convertible debentures, the Company issued Series S warrants to purchase 268,715 shares of common stock at a price of $2.076 per share with a term of five years. Based upon the relative fair value of the underlying instruments, $1,710,988 of the total proceeds, net of costs, was allocated to convertible debentures and $179,012 was allocated to the Series S warrants.



                                      F-A7

                          WaveRider Communications Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           March 31, 2004 (unaudited) and December 31, 2003 (audited)


         The convertible debentures are initially convertible into shares of common stock at $2.175. If after September 23, 2004, the price of the Company's common stock is less than $2.61, upon a request for conversion, the Company, at its option, may either a) pay cash equal to 120% of the face value of the note or b) issue conversion shares based on a conversion price equal to 93% of the average of the lowest three Closing Bid Prices during the 20 Trading Day period immediately preceding the Conversion Date, as defined in the agreement. The Series S warrants also have a net share settlement feature. Based on the most beneficial conversion terms given no changes other than the passage of time, the Company has determined that there is a beneficial conversion feature equal to $474,377. This amount has been recorded as additional paid in capital and a reduction in the carrying amount of the convertible debt and will be amortized to interest expense over the debt term.

         In conjunction with this financing, certain anti-dilution provisions in the Company's convertible debentures, issued July 14, 2003, and Series R warrants were triggered. As a result, the set conversion price of the convertible debentures was reset from $4.318 to $2.175 and the exercise price of the Series R warrants was reset from $4.121 to $2.076. The reset of the July 14, 2003 convertible debenture resulted in an increase in the beneficial conversion feature in the amount of $444,283. This amount has been recorded as additional paid in capital and a reduction in the carrying amount of the convertible debt and will be amortized to interest expense over the remaining debt term. The reset of the exercise price of the warrant resulted in an increase in the fair value of the warrant, in the amount of $20,454.

         See also Note 1 regarding the reverse stock split.






















                                      F-A8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and Shareholders
WaveRider Communications Inc.
Toronto, Ontario, Canada

We have audited the accompanying consolidated balance sheets of WaveRider Communications Inc. as of December 31, 2003 and 2002, and the related consolidated statements of loss, changes in shareholders' equity and comprehensive loss and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WaveRider Communications Inc. as of December 31, 2003 and 2002, and the results of its consolidated operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Wolf & Company, P.C.

Boston, Massachusetts, U.S.A.
February 7, 2004, except for the second paragraph of Note 1 as to which the date is July 1, 2004



                                      F-B1

[PriceWaterhouseCoopers letterhead]
-------------------------------------------------------------------------------




February 15, 2002
(except for Note 11 (vii) which is as of March 26, 2002
and the second paragraph of Note 1 which is as of July 1, 2004)



Report of Independent Registered Public Accounting Firm

To the Shareholders of
WaveRider Communications Inc.:

In our opinion, the accompanying consolidated statements of loss and comprehensive loss, shareholders' equity and cash flows present fairly, in all material respects, the results of WaveRider Communications Inc.`s (the "Company") operations and its cash flows for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/  PricewaterhouseCoopers LLP

Chartered Accountants






PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.



                                      F-B2

WaveRider Communications Inc.

                          CONSOLIDATED BALANCE SHEETS

                                                                                              December 31
                                                                                          2003             2002
ASSETS

Current assets:
    Cash and cash equivalents                                                      $   1,843,135     $   1,025,604
    Restricted cash                                                                      232,125                 -
    Accounts receivable, less allowance for doubtful accounts                          1,921,975         1,395,970
    Inventories                                                                          966,433         1,230,048
    Note receivable                                                                       20,698            32,761
    Prepaid expenses and other assets                                                     92,600            75,362
                                                                                   -------------     -------------
                  Current assets                                                       5,076,966         3,759,745

Property, plant and equipment, net                                                       407,489           885,475
                                                                                   -------------     -------------
                                                                                   $   5,484,455     $   4,645,220
                                                                                   =============     =============
LIABILITIES

Current liabilities:
    Accounts payable and accrued liabilities                                       $   2,329,938     $   2,708,268
    Deferred revenue                                                                     440,190           259,235
    Current portion of obligations under capital lease                                    10,458            12,094
                                                                                   -------------     -------------
                  Current liabilities                                                  2,780,586         2,979,597

Convertible debentures                                                                   772,920                 -
Obligations under capital lease                                                            4,155             6,004
                                                                                   -------------     -------------
                  Total liabilities                                                    3,557,661         2,985,601
                                                                                   -------------     -------------
Commitments and Contingencies (Note 12)

SHAREHOLDERS' EQUITY:

    Preferred Stock, $0.01 par value per share:
       issued and outstanding Nil shares in 2003 and 16,700 shares in 2002                     -               167
    Common Stock, $0.001 par value per share:
       issued and outstanding - 14,429,409 shares in 2003 and
       11,675,512 shares in 2002                                                          14,429            11,675
    Additional paid-in capital                                                        77,725,383        72,502,569
    Other equity                                                                      12,754,517        12,621,831
    Deferred compensation                                                                      -          (173,260)
    Accumulated other comprehensive loss                                                (305,236)         (102,371)
    Accumulated deficit                                                              (88,262,299)      (83,200,992)
                                                                                   -------------     -------------
                  Total shareholders' equity                                           1,926,794         1,659,619
                                                                                   -------------     -------------
                                                                                   $   5,484,455     $   4,645,220
                                                                                   =============     =============

REFER TO ACCOMPANYING NOTES



                                      F-B3

WaveRider Communications Inc.
CONSOLIDATED STATEMENTS OF LOSS

                                                                                    Years ended December 31
                                                                              2003             2002              2001
REVENUE

Product revenue                                                        $  11,552,992    $   7,382,123     $     6,005,653
Service revenue                                                            1,525,563        1,626,792           1,798,364
                                                                       -------------    -------------     ---------------
                                                                          13,078,555        9,008,915           7,804,017
                                                                       -------------    -------------     ---------------
COST OF REVENUE

Product revenue                                                            7,406,166        6,383,955           5,519,604
Service revenue                                                              492,850          394,839             436,891
                                                                       -------------    -------------     ---------------
                                                                           7,899,016        6,778,794           5,956,495
                                                                       -------------    -------------     ---------------
GROSS MARGIN                                                               5,179,539        2,230,121           1,847,522
                                                                       -------------    -------------     ---------------
OPERATING EXPENSES

Selling, general and administration                                        5,366,858        6,283,533           8,256,768
   Employee stock-based compensation                                               -          172,500             812,200
Research and development                                                     996,487        1,494,880           4,471,567
Depreciation and amortization                                                510,536          763,845           3,533,438
Bad debt expense                                                             200,137           99,413             532,842
                                                                       -------------    -------------     ---------------
                                                                           7,074,018        8,814,171          17,606,815
                                                                       -------------    -------------     ---------------
LOSS FROM OPERATIONS                                                       1,894,479        6,584,050          15,759,293
                                                                       -------------    -------------     ---------------
NON-OPERATING EXPENSES (INCOME)

Write-off of goodwill                                                      2,755,446        4,069,696             155,050
Loss on extinguishment of debt                                                     -                -             198,300
Interest expense                                                             699,821          331,041           5,493,373
Restructuring charges                                                              -          362,588                   -
Foreign exchange gain                                                       (273,909)         (71,075)           (17,021)
Interest income                                                              (14,530)         (26,598)           (96,045)
                                                                       -------------    -------------     ---------------
                                                                           3,166,828        4,665,652           5,733,657
                                                                       -------------    -------------     ---------------
NET LOSS                                                               $  (5,061,307)   $ (11,249,702)    $   (21,492,950)
                                                                       =============    =============     ===============
BASIC AND DILUTED LOSS PER SHARE                                       $       (0.39)   $       (1.07)    $         (3.74)
                                                                       =============    =============     ===============
Weighted Average Number of Common Shares                                  13,068,331       10,526,153           6,026,962
                                                                       =============    =============     ===============

REFER TO ACCOMPANYING NOTES


                                      F-B4

WaveRider Communications Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
AND COMPREHENSIVE LOSS
Years ended December 31

                                                                            Additional
                                      Common Shares      Preferred Shares    Paid-in        Other
                                   Number     Par Value  Number Par Value    Capital       equity
                                 ---------------------------------------------------------------------
December 31, 2000                  5,512,190   $ 5,512        -    $  -   $46,064,008   $15,482,719

Issuances                            830,084       830   30,000     300     5,295,011     1,170,383
Conversions & exercises              630,094       630   (1,000)    (10)    8,373,507    (2,661,939)
Release of shares from escrow        225,000       225                      2,830,275             -
Issue for purchase of subsidiary     100,000       100                        973,061
Expiration of warrants                                                        772,818      (772,818)
Compensatory options to employees                                                           183,200
Options to non-employees                                                                     85,612
Amendment to conversion price                                               1,144,654       113,781
Beneficial conversion                                                         442,695       147,794

Cumulative translation adjustments
Net loss

Comprehensive net loss
                                 ---------------------------------------------------------------------
December 31, 2001                  7,297,368   $ 7,297   29,000   $ 290   $65,896,029   $13,748,732

Issuances                          3,049,839     3,050                -     4,371,962       204,000
Conversions & exercises              790,180       790  (12,300)   (123)         (667)            -
Release of shares from escrow        538,125       538                        882,775             -
Options to non-employees                                                                     21,569
Expiry of extended 1997 options                                             1,352,470    (1,352,470)

Cumulative translation adjustments
Net loss

Comprehensive net loss
                                 ---------------------------------------------------------------------
December 31, 2002                 11,675,512   $11,675   16,700   $ 167   $72,502,569   $12,621,831

Issuances                             34,117        34                         35,211
Conversions & exercises            1,844,780     1,845  (16,700)   (167)      988,265       323,973
Issuance for purchase of Avendo      875,000       875                      3,411,624       610,427
Expiry of options and warrants                                                787,714      (801,714)
Amortization of deferred compensation

Cumulative translation adjustments
Net loss

Comprehensive net loss
                                 ---------------------------------------------------------------------
December 31, 2003                 14,429,409   $14,429        -   $   -   $77,725,383   $12,754,517
                                 =====================================================================

                                                                  Accumulated
                                                                     Other
                                         Deferred                 Comprehensive
                                   Nu  Compensation    Deficit    Income (Loss)     Total
                                 -----------------------------------------------------------
December 31, 2000                       $      -    $(49,414,508)    $ 44,858  $ 12,182,589

Issuances                                                                         6,466,524
Conversions & exercises                                                           5,712,188
Release of shares from escrow                                                     2,830,500
Issue for purchase of subsidiary                                                    973,161
Expiration of warrants                                                                    -
Compensatory options to employees                                                   183,200
Options to non-employees                                                             85,612
Amendment to conversion price                                                     1,258,435
Beneficial conversion                                 (1,043,832)                  (453,343)
                                                                                ------------
Cumulative translation adjustments                                   (149,444)     (149,444)
Net loss                                             (21,492,950)               (21,492,950)
                                                                                ------------
Comprehensive net loss                                                          (21,642,394)
                                 -----------------------------------------------------------
December 31, 2001                      $      -     $(71,951,290)  $ (104,586)  $ 7,596,472

Issuances                              (173,260)                                  4,405,752
Conversions & exercises                                                                   -
Release of shares from escrow                                                       883,313
Options to non-employees                                                             21,569
Expiry of extended 1997 options                                                           -
                                                                                ------------
Cumulative translation adjustments                                      2,215         2,215
Net loss                                             (11,249,702)               (11,249,702)
                                                                                ------------
Comprehensive net loss                                                          (11,247,487)
                                 -----------------------------------------------------------
December 31, 2002                     $(173,260)    $(83,200,992)  $ (102,371)  $ 1,659,619

Issuances                                                                            35,245
Conversions & exercises                                                           1,313,916
Issuance for purchase of Avendo                                                   4,022,926
Expiry of options and warrants           14,000                                           -
Amortization of deferred compensation   159,260                                     159,260
                                                                                ------------
Cumulative translation adjustments                                   (202,865)     (202,865)
Net loss                                              (5,061,307)                (5,061,307)
                                                                                ------------
Comprehensive net loss                                                           (5,264,172)
                                 -----------------------------------------------------------
December 31, 2003                      $      -     $(88,262,299)  $ (305,236)  $ 1,926,794
                                 ===========================================================

                                      F-B5

WaveRider Communications Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     Year ended December 31
                                                                              2003             2002              2001
OPERATING

Net loss                                                                 $  (5,061,307)   $ (11,249,702)    $ (21,492,950)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                510,536           763,845        1,147,943
  Write-off of goodwill                                                      2,755,446         4,069,696          155,050
  Amortization of goodwill                                                           -                 -        2,385,495
  Charges for issuance of options and warrants                                 159,260           763,121          385,940
  Non-cash financing expenses                                                  616,031           263,607        5,410,846
  Compensatory shares released from escrow to employee                              --           172,500          629,000
  Bad debt expense                                                             200,137            99,413          532,842
  Unrealized foreign exchange gain                                            (216,067)         (91,982)          (46,781)
  Loss on disposal of property, plant and equipment                             13,064            51,858                -
  Loss on extinguishment of debt                                                     -                 -          198,300
Net changes in working capital items                                          (590,903)          186,941          345,826
                                                                         -------------     -------------    -------------
                  Net cash used in operating activities                     (1,613,803)       (4,970,703)     (10,348,489)
                                                                         -------------     -------------    -------------
INVESTING

Acquisition of property, plant and equipment                                   (59,618)         (83,206)         (301,843)
Cash received on acquisition of Avendo Wireless Inc.                         1,177,420                 -                -
Proceeds on disposal of property, plant and equipment                                -            35,120                -
Purchase of notes                                                                    -                 -          (65,601)
Purchase of ADE Network Technology Pty. Ltd.                                         -                 -         (567,372)
                                                                         -------------     -------------    -------------
                  Net cash provided by (used in) investing activities         1,117,802         (48,086)         (934,816)
                                                                         -------------     -------------    -------------
FINANCING

Proceeds from sale of shares and warrants (net of issue fees) and
  exercise of options and warrants                                              41,174         4,371,532        5,100,939
Proceeds from sale of convertible debentures net of issue fees               1,416,880                 -                -
Movement in restricted cash                                                   (232,125)                -                -
Repayment of promissory notes                                                        -         (432,500)                -
Proceeds from sales of promissory notes                                              -                 -          999,500
Payments on capital lease obligations                                           (9,542)        (126,101)         (295,056)
                                                                         -------------     -------------    -------------
                  Net cash provided by financing activities                  1,216,387         3,812,931        5,805,383
                                                                         -------------     -------------    -------------
Effect of exchange rate changes on cash                                         97,145          (13,163)            1,645
                                                                         -------------     -------------    -------------
(Decease) increase in cash and cash equivalents                                817,531       (1,219,021)       (5,476,277)

Cash and cash equivalents, beginning of year                                 1,025,604         2,244,625        7,720,902
                                                                         -------------     -------------    -------------
Cash and cash equivalents, end of year                                   $   1,843,135     $   1,025,604    $   2,244,625
                                                                         =============     =============    =============




                                      F-B6

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


1. NATURE OF OPERATIONS/SHARE CONSOLIDATION

WaveRider Communications Inc. was incorporated in 1987 under the laws of the state of Nevada. The Company develops and markets wireless data communications products throughout the world, focusing on Internet connectivity. The Company's primary markets are telecommunications companies and Internet Service Providers
(ISPs) supplying high-speed wireless Internet connectivity to their customers. A significant secondary market is that of Value Added Resellers, to allow them to supply their customers with wireless connectivity for local area networks.

On July 1, 2004 a 1-for-10 reverse stock split of our common stock became effective pursuant to shareholder approval given on September 4, 2003. All common stock information presented herein has been restated to reflect the reverse stock split.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of accounting - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries; WaveRider Communications (Australia) Pty Ltd (formerly known as ADE Network Technology Pty Ltd.) ("ADE"), an Australian corporation, WaveRider Communications (USA) Inc., a Nevada corporation, WaveRider Communications (Canada) Inc., a British Columbia company, Avendo Wireless Inc., an Ontario corporation and JetStream Internet Services Inc., a British Columbia company.

The Company's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America.

Use of estimates in the preparation of financial statements - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reporting period. Actual results could differ from those estimates. Material estimates that are susceptible to significant changes in the near term relate to the allowance for losses on receivables, inventory valuation reserves, warranty liabilities and the valuation of long-lived and intangible assets.

Revenue recognition and deferred revenue - The Company complies with Staff Accounting Bulletin (SAB) Nos. 101 and 104, "Revenue Recognition in Financial Statements" and "Revenue Recognition" and related communiques; SAB Nos. 101 and 104 provide guidance regarding the recognition, presentation and disclosure of revenue in financial statements filed with the Securities and Exchange Commission (SEC).

Revenue from product sales to end-user and Value-Added Reseller customers is recognized when all of the following criteria have been met: (a) evidence of an agreement exists, (b) delivery to the customer has occurred, (c) the price to the customer is fixed and determinable, and (d) collectibility is reasonably assured. Delivery occurs when the product is shipped, except when the terms of a specific contract include substantive customer acceptance.

Revenue from hardware maintenance contracts is recognized ratably over the term of the contract, which is generally one year. Revenue from installation and other services is recognized as earned and the associated costs and expenses are recognized as incurred. In cases in which extended warranty, maintenance or installation services are bundled with the sale of the product, the Company unbundles these components and defers the recognition of revenue for the services at the time the product sales revenue is recognized, based upon the vendor specific evidence of the value of the service element. Revenue from rentals and operating leases is recognized monthly as the fees accrue.

Revenue from Internet service contracts is recognized over the term of the contracts, which do not exceed one year.


                                      F-B7

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


Financial instruments - Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The maximum potential loss may exceed any amounts recognized in the consolidated balance sheets. Exposure to credit risk is controlled through credit approvals, credit limits and monitoring procedures. The Company seeks to limit its exposure to credit risks in any single country or region.

By virtue of its international operations, the Company is exposed to fluctuations in currency. The Company manages its exposure to these market risks through its regular operating and financing activities. The Company is subject to foreign currency risk on its Canadian and Australian business activities.

The fair values of cash and cash equivalents, accounts receivable, due from contract manufacturers, current notes receivable, accounts payable and current liabilities approximate their recorded amounts because of their short term to realization or settlement.

Cash and cash equivalents - All liquid investments having an original maturity not exceeding three months are treated as cash equivalents.

Restricted cash -- Restricted cash consists of amounts collateralizing the letter of credit described in Note 12.

Accounts receivable - The Company has historically provided financial terms to certain customers in connection with purchases of the Company's products. Financial terms, for credit-approved customers, are generally on a net 30-day basis.

Management periodically reviews customer account activity in order to assess the adequacy of the allowances provided for potential losses. Factors considered include economic conditions, collateral values and each customer's payment history and credit worthiness. Adjustments, if any, are made to reserve balances following the completion of these reviews to reflect management's best estimate of potential losses.

Inventory - Raw materials are recorded at the lower of cost or replacement cost. Finished goods are recorded at the lower of cost and net realizable value. Cost is determined on the average cost basis and includes material, labor and overhead, where applicable.

The Company records valuation reserves on its inventory for estimated obsolescence or unmarketability. The amount of the write-down is equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

The Company balances the need to maintain strategic inventory levels to ensure competitive lead times with the risk of inventory obsolescence due to rapidly changing technology and customer requirements. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Product Warranty - The Company offers warranties of various lengths to its customers depending on the specific product and terms of the customer purchase agreement. The average length of the warranty period is 12 months. The Company's warranties require it to repair or replace defective products during the warranty period at no cost to the customer. At the time product revenue is recognized, the Company records a liability for estimated costs that may be incurred under its warranties. The costs are estimated based on historical experience and any specific warranty issues that have been identified. (Although historical warranty costs have been within expectations, there can be no assurance that future warranty costs will not exceed historical amounts.) The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the balance as necessary.

                                      F-B8

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


Changes in the Company's product warranty liability for the year ended December 31, are as follows:

                                                          2003             2002
                                                    ----------------------------------
   Balance, beginning                                  $    40,345    $     98,155
   Warranties issued                                       168,933          78,249
   Settlements made in cash or in-kind                     (71,424)        (58,402)
   Changes in estimated pre-existing warranties,
   including expirations                                   (27,794)        (77,657)
                                                    ----------------------------------
   Balance, ending                                      $  110,060    $     40,345
                                                        ==========    ============

Property, plant and equipment - Property, plant and equipment are recorded at historic cost The Company uses a straight line basis for depreciation, with useful lives as follows:

         Computer software             3 years
         Computer equipment            4 years
         Lab equipment and tools       4 years
         Equipment and fixtures        5 years
         Assets held for lease         5 years
         Leasehold improvements        over the shorter of the term of the lease
                                       or estimated useful lives

Foreign currency translation - The Company's functional currency is the US dollar, except as noted below. Foreign denominated non-monetary assets, liabilities and operating items of the Company are measured in US dollars at the exchange rate prevailing at the respective transaction dates. Monetary assets and liabilities denominated in foreign currencies are measured at exchange rates prevailing on the consolidated balance sheet dates.

 The functional currency of ADE, the Company's subsidiary in Australia, is Australian dollars. Accordingly, ADE's assets and liabilities are translated into US dollars using the rate of exchange in effect on the balance sheet dates, whereas ADE's revenues, expenses, gains and losses are translated at the average rate of exchange in effect throughout the reporting period. Resulting translation adjustments are included as a separate component of comprehensive loss within shareholders' equity in the accompanying consolidated financial statements.

Realized and unrealized foreign exchange gains included in the statement of operations is $273,909 in 2003 (2002 - $71,075; 2001 - $17,021).

Income taxes - Income taxes are accounted for in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using the income tax rates and laws currently enacted. Valuation allowances are established, when necessary, to reduce deferred income tax assets to an amount that is more likely than not expected to be realized.

Stock options - The Company applies SFAS No. 123 "Accounting for Stock-Based Compensation", together with APB No. 25, "Accounting for Stock Issued to Employees" as permitted under SFAS No. 123, in accounting for its stock option plans. Accordingly, the Company uses the intrinsic value method to measure the costs associated with the granting of stock options to employees and this cost is accounted for as compensation expense in the consolidated statements of loss over the option vesting period or upon meeting certain performance criteria. In accordance with SFAS No. 123, the Company discloses the fair values of stock options issued to employees. Stock options issued to outside consultants are valued at their fair value and charged to the consolidated statements of loss in the period in which the services are rendered. Fair values of stock options are determined using the Black-Scholes option-pricing model.

                                      F-B9

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to the stock-based employee compensation:

                                                            2003              2002              2001
                                                     ---------------   ---------------  ---------------
Net loss, as reported                                $    (5,061,307)  $   (11,249,702) $   (21,492,950)

Add:     Stock-based employee compensation

         expense included in reported net loss                159,260           30,740           183,200
 Deduct: Stock-based employee compensation
         expense determined under fair value based
         method for all awards                              (941,486)       (1,680,005)      (1,537,485)
                                                     ---------------   ---------------  ---------------
Pro forma net loss                                   $    (5,843,533)  $   (12,898,967) $   (22,847,235)
                                                     ===============   ===============  ===============
Basic and diluted loss per share, as reported        $         (0.39)  $         (1.07) $         (3.74)
                                                     ===============   ===============  ===============
Basic and diluted loss per share, pro forma          $         (0.45)  $         (1.23) $         (3.96)
                                                     ===============   ===============  ===============

Research and development costs - Research and development costs are charged to expense as incurred.

Valuation of long-lived assets - The Company considers the carrying value of long-lived assets when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the Company expects an asset to generate cash flows less than the asset's carrying value, at the lowest level of identifiable cash flows, the Company recognizes a loss for the difference between the asset's carrying value and its fair value.

Comprehensive income (loss) - Under SFAS No. 130, the Company presents comprehensive income (loss), in addition to net income (loss) in the accounts. Comprehensive loss differs from net loss as a result of foreign currency translation adjustments. Accumulated other comprehensive income (loss) is included in the consolidated statements of changes in shareholders' equity and reflects the cumulative effect of other comprehensive income (loss) excluded from net income (loss) as reported in the consolidated statements of income
(loss).

Recent Accounting Pronouncements- FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities - FIN 46 expands upon existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period ending after December 15, 2003. Disclosure requirements apply to any financial statements issued after January 31, 2003. We do not expect the adoption of FIN 46 to have a material impact on our consolidated financial position, results of operations or cash flows.

SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities - SFAS 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on our consolidated financial position, results of operations or cash flows.

                                     F-B10

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity - SFAS 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on our consolidated financial position, results of operations or cash flows.

3. ACQUISITION OF SUBSIDIARY

Avendo Wireless Inc. - Effective July 2, 2003, the Company acquired Avendo Wireless Inc. ("Avendo"), a privately-held technology developer located in Mississauga, Ontario, Canada. The Company undertook this acquisition to gain control of Avendo's assets, which include cash, net receivables, in-process wireless technologies and an experienced research and development team to aid in expanding and enhancing WaveRider's non-line-of-sight wireless broadband products.

Avendo designs and develops advanced fixed broadband wireless technology. Avendo's technology, if completed, is targeted to significantly improve spectral efficiency resulting in the ability to operate in non line of sight environments thereby providing the reliability needed to meet the needs of leading equipment vendors and their customers. As of December 31, 2003, the Company has decided not to develop the Avendo technology to the point of commercial viability (see
Note 4).

Under the terms of the acquisition, the Company issued 875,000 shares of common stock and 300,000 common stock purchase warrants in exchange for all of the issued and outstanding shares of Avendo and all outstanding long term debt. The warrants are exercisable at $4.10 per share for a five year period and include a net share settlement feature. In addition, the Company issued to the employees and advisors to Avendo 86,300 employee stock options, with an exercise price of $3.90, the fair value of the common stock on that date.

     The transaction was accounted for as a purchase and is summarized as follows:

Cash on hand                                                   $      1,177,420
Other current assets                                                    245,379
Fixed assets                                                             16,235
Current liabilities                                                     (64,689)
                                                               ----------------
Net assets received                                                   1,374,345
Expenses incurred on acquisition                                       (106,865)
Goodwill                                                              2,755,446
                                                               ----------------
Total consideration received                                   $      4,022,926
                                                               ================
Common stock issued on closing                                 $      3,412,500
Warrants issued on closing at fair value                                416,647
Employee stock options issued on closing at fair value                  193,779
                                                               ----------------
Total consideration given                                      $      4,022,926
                                                               ================


                                     F-B11

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001



The cash effect of this transaction is summarized as follows:

Cash acquired on closing                                                                                    $ 1,177,420
                                                                                                            ===========
The pro forma effect of this transaction is summarized as follows:


                                                                                 Year ended December 31,
                                                                        2003              2002              2001
                                                                   ----------------------------------------------------
Pro forma consolidated revenue                                     $13,078,555      $     9,008,915    $      7,804,017
                                                                   ====================================================

Pro forma consolidated net loss                                    $(5,218,686)     $   (12,383,471)   $    (21,492,950)
                                                                   ====================================================
Pro forma consolidated basic and diluted loss per share            $     (0.37)     $         (1.09)   $          (3.74)
                                                                   ====================================================


Financial statements of Avendo and pro forma financial information were filed with the Security and Exchange Commission, on August 11, 2003, on form 8-K1A.

WaveRider Communications (Australia) Pty Ltd. - Effective October 1, 2000, the Company acquired ADE Network Technology Pty Ltd. of Melbourne, Australia, ("ADE") a privately-held wireless infrastructure company. The Company undertook this acquisition to provide a sales presence in Australia and South East Asia. Subsequently, ADE changed its name to WaveRider Communications (Australia) Pty Ltd.

Under the terms of agreement, the Company committed to pay a minimum of $2,227,000 ($4,000,000 Australian) in 4 equal quarterly installments commencing on the closing date. Payment of the first two installments of $1,000,000 Australian each was made in cash. On April 1, 2001, the Company issued 29,871 shares of common stock in consideration of the third installment and, on July 1, 2001, the Company issued 52,016 shares of common stock in consideration of the fourth installment. On December 18, 2001, the Company issued 18,113 shares of common stock in consideration of deficiencies in the fourth installment. On January 7, 2002, the Company paid $105,256 in cash for the final consideration owing. The shares issued and cash paid to fund deficiencies were recorded against additional paid in capital.

As a result of the reduction of approximately half the staff of ADE, on September 24, 2001, the Company wrote down the acquired labor force resulting from the acquisition of ADE, in the amount of $155,050. With the ongoing decline in the telecom sector, in September 2002, the Company wrote off the balance of the goodwill arising from the acquisition of ADE (see Note 5).

4. RESTRUCTURING AND IMPAIRMENT OF ASSETS

Write off of goodwill in 2003 - In conjunction with our year end audit, the Company undertook a complete review of its development plans and resources required to bring the acquired Avendo technology to commercial viability and compared these costs to the expected net present value of the discounted future cash flows. As a result of management's analysis, it was determined that we would not undertake to fully commercialize the product, under current circumstances. As a result, an impairment charge of $2,755,446 was required on the basis that the carrying value of goodwill exceeded its fair value.

Restructuring - In October 2002, in response to the continued decline in the telecommunications sector, the Company completed a restructuring of its operations in an effort to reduce costs. Our restructuring plan resulted in, among other things, the reduction of 10 employees across our operations, the majority of which were terminated by December 31, 2002. As a result of our restructuring plan, in the fourth quarter of 2002, we recorded a restructuring expense of approximately $167,000 related primarily to severance and related costs. We also incurred and paid during 2002 costs of $76,940 to terminate the Calgary lease, $50,900 in other severance costs, $28,454 for moving of fixed assets and corporate records and $39,294 in other termination related costs.

                                     F-B12

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


In addition, certain employees agreed to defer a certain portion of their salaries until the second half of 2003. We deferred and expensed $34,400 in 2002, and deferred and expensed an additional $48,600 during the first quarter of 2003, in compensation to senior staff, which we did not pay until the third quarter of 2003.

Write off of goodwill in 2002 -In conjunction with the planned restructuring, in September 2002, the Company undertook a complete revision to the operating plans of WaveRider Communications (Australia) Pty Ltd. (formerly ADE Network Technology Pty Ltd.), our wholly owned subsidiary in Australia, which we view as an independent reporting unit and for WaveRider Communications Inc. In each case, we compared the expected net present value of the discounted future cash flows of the restructured operations to the current net assets of the respective operations after a revision of all key assumptions underlying management's goodwill valuation judgments, including those relating to short and longer-term growth rates and discount factors reflecting increased risks in a declining market. As a result of management's analysis, it was determined that an impairment charge of $4,069,696 was required on the basis that the carrying value of goodwill exceeded its fair value.

5. ACCOUNTS RECEIVABLE

                                                   2003                2002
                                            ----------------------------------
Accounts receivable - trade                 $    1,925,336     $     1,494,622
Scientific research tax credit receivable          215,966                   -
Other receivables                                   23,739             113,572
Allowance for doubtful accounts                   (243,066)           (212,224)
                                            ----------------------------------
                                            $    1,921,975     $     1,395,970
                                            ==================================
6.       INVENTORIES

                                                   2003                2002
                                            ----------------------------------
Finished products                           $    1,306,580     $     1,258,620
Raw materials                                       36,330              22,043
Valuation allowance                               (376,477)            (50,615)
                                            ----------------------------------
                                            $      966,433     $     1,230,048
                                            ==================================
7. NOTE RECEIVABLE

On February 28, 2001, the Company purchased a promissory note from Platinum Communications Corporation ("Platinum") in the amount of approximately $65,601 (Can $100,000). The note is secured by certain assets of Platinum, bears interest at Canadian prime rate plus 2% and is repayable in 20 equal monthly installments commencing March 1, 2002. At December 31, 2003, Platinum was not current on its monthly installment payments but has made all payments required to retire the loan subsequent to year end.

8. PROPERTY, PLANT AND EQUIPMENT

                                                          Net Book                                        Net Book
                                            Accumulated     Value                         Accumulated       Value
                               Cost        Depreciation     2003              Cost       Depreciation       2002
                           ----------------------------------------------------------------------------------------
Computer software          $   916,902   $    911,576  $     5,326      $    916,902   $    818,555    $     98,347
Computer equipment           1,112,321        977,431      134,890         1,098,653        838,088         260,565
Lab equipment and tools      1,047,150        923,920      123,230         1,010,215        763,674         246,541
Equipment and fixtures         339,071        274,464       64,607           339,994        238,988         101,006
Assets held for lease           84,824         38,171       46,653           171,532         42,185         129,347
Leasehold improvements          83,177         50,394       32,783            70,263         20,594          49,669
                           ----------------------------------------------------------------------------------------
                           $ 3,583,445   $  3,175,956  $   407,489      $  3,607,559   $  2,722,084    $    885,475
                           ========================================================================================


                                     F-B13

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


Capital leases - computer equipment includes $24,123 (2002 - $73,149) net of accumulated depreciation of $187,407 (2002 - $138,380), Lab Equipment and tools includes $23,622 (2002 - $65,243) net of accumulated depreciation of $326,963 (2002 - $285,342) and Equipment and fixtures includes $725 (2002 - $10,904) net of accumulated depreciation of $15,723 (2002 - $18,347).

The assets held for lease consist of a communication tower and wireless communications equipment which have been leased to a customer on a fixed three-year term. The minimum lease payments receivable under the contracts are $22,900 in 2004.

9. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                                       2003              2002
                                                                                 --------------      -------------
Accounts payable                                                                 $    1,415,770      $   1,656,236
Accrued salaries and benefits                                                           372,072            241,928
Accrued warranty                                                                        110,060             40,345
Accrued audit and tax                                                                   100,000            156,787
Accrued severance                                                                        64,498            166,667
Accrued liability for obsolete inventory at third party manufacturers                         -            161,853
Other accrued liabilities                                                               267,538            284,452
                                                                                 ---------------------------------
                                                                                 $    2,329,938      $   2,708,268
                                                                                 =================================

10. DEBENTURES AND PROMISSORY NOTES

A Promissory Notes

         During the third quarter of 2001, the Company issued promissory notes, with a nominal value of $999,500, and Series O warrants, with a value of $239,880, to the Company's senior management, certain directors and significant accredited shareholders and received cash proceeds of $999,500. The promissory notes bore an interest rate of 8%, compounded annually and were repayable on October 19, 2002. The promissory notes, which had a general security interest over WaveRider's assets, were redeemable in whole or in part at any time by WaveRider subject to payment of accrued interest and a repayment premium of 15% of the outstanding principal.

         With the completion of WaveRider's shareholders' rights offering, on December 14, 2001, the beneficial conversion feature, in the amount of $442,695, embedded in the promissory notes was calculated and measured using the intrinsic value of the feature based on the most beneficial conversion available to the investors, was recorded as a reduction of the promissory notes and an increase in accumulated paid in capital.

         On December 14, 2001, the senior management and directors of the Company and certain other holders, returned their notes in exchange for participation in the Company's shareholders' rights offering. Included in the exchange was the nominal value of the notes, in the amount of $567,000, and accrued interest and repayment premium, in the amount of $87,259. As a result of the exchange, the promissory notes returned, which had a book value of $200,665, were accreted to the nominal value, which resulted in a financing expense of $366,335, and with the interest and repayment premium were transferred to share capital.

         During the year ended December 31, 2001, $37,120 and $23,896 were charged to the consolidated statement of loss for accretion of the promissory notes and accrual of interest and repayment premium, respectively, for the notes that were not returned.

                                     F-B14

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


B        Convertible Promissory Notes

         On December 8, 2000, the Company issued convertible promissory notes in the aggregate principal amount of $5,000,000 to Capital Ventures International ("CVI") and received cash proceeds of $5,000,000, less cash fees of $182,000 and warrants valued at $23,680.

         On March 14, 2001, CVI exercised their right to convert promissory notes in the principal amount of $4,550,000, with a book value of $3,481,699, plus interest of $72,800, for 3,101,249 shares of common stock of the Company. As result, $1,739,560 of the beneficial conversion feature was transferred from other equity to additional paid in capital.

         The sale of the convertible preferred stock, in June 2001, triggered the repricing provisions of the CVI convertible promissory notes and warrant agreements. The adjustment to the conversion price of the convertible promissory notes resulted in a decrease in the fair value of the convertible promissory notes and an increase in other equity in the amount of $147,794. In addition, the fair value of $113,781 for the changes in the exercise prices of the warrants has been expensed in the cost of financing.

         The balance of the promissory notes was converted on December 14, 2001 in conjunction with the Company's shareholders' rights offering. In consideration of the Company allowing CVI to convert into the shareholders' rights offering, CVI returned 1,500,000 Series J warrants for cancellation. As a result, the Company recorded a loss on extinguishment of debt in the amount of $198,300.

         During the year ended December 31, 2001, $3,024,445, $1,144,654 and $85,520 were charged to the statement of loss relating to the accretion of interest expense, the adjustment of the conversion price and accrual of interest, respectively. The convertible promissory note was being accreted over the period to its redemption date of December 7, 2002.

         The Call Option was amortized over the period of the option and for the year ended December 31, 2001 $408,796 (2000 -$107,433) was charged to the consolidated statements of loss. The Put Option, of $117,736, was credited to the consolidated statement of loss upon its expiration in 2001.

C        Convertible Debentures

         On July 14, 2003, the Company issued convertible debentures, at a 6% discount, in the aggregate principal amount of $1,600,000 to two investment companies and received cash proceeds of $1,504,000, before cash fees of $87,120. The debt is unsecured, has no stated interest rate and matures in three years. In conjunction with the convertible debentures, the Company issued Series R warrants to purchase 101,911 shares of common stock at a price of $4.121 per share with a term of five years. The Series R warrants also have a net share settlement feature.

         The convertible debentures are initially convertible into shares of common stock at $4.318. However, upon a request for conversion, if the price of the Company's common stock at the time of the request is less than $5.182, the Company, at its option, may either a) pay cash equal to 120% of the face value of the note or b) issue conversion shares based on a conversion price equal to 95% of the average of the lowest three Closing Bid Prices during the 20 Trading Day period immediately preceding the Conversion Date, as defined in the agreement.

         The net proceeds of the transaction have been allocated to the primary financial instruments as follows:

         Convertible debentures                                $      1,038,366
         Beneficial conversion feature                                  322,937
         Series R warrants                                              134,459
         Deferred financing costs                                       (78,882)
                                                               ----------------
         Net cash proceeds                                     $      1,416,880
                                                               ================

                                     F-B15

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


         The proceeds received were first allocated to the convertible promissory note and the warrants based on the relative fair values of the respective instruments. Then the beneficial conversion feature embedded in the convertible debentures was calculated and measured using the intrinsic value of the feature based on the most beneficial conversion available to the investors on the commitment date.

         During 2003, convertible debentures in an aggregate nominal value of $500,000 were converted to 224,849 shares of common stock. As a result of a decline in the conversion price from the date of issue, the Company determined that there was an additional beneficial conversion feature in the amount of $350,596. This amount was recorded as other equity and as a reduction in the carrying amount of the convertible debt. Upon conversion, an amount of $451,515, being the prorated portion of the original beneficial conversion feature amount and the additional beneficial conversion feature amount, was transferred from other equity to paid in capital and common shares.

         During 2003, $616,031 in non-cash financing expenses were charged to the statement of loss. These expenses included the accretion of the convertible debentures, the write-off of the original and additional beneficial conversion feature related to the converted debentures and the amortization of deferred financing expenses.

         Subsequent to December 31, 2003, convertible debentures with an aggregate nominal value of $500,000 were converted to 216,550 shares of common stock. In conjunction with these conversions, the Company recorded non-cash financing expenses of $514,798.

11. SHAREHOLDERS' EQUITY

A        Authorized share capital

         Preferred shares issuable in series, par value of $0.01 - 5,000,000 shares Common shares, par value of $0.001 - 400,000,000 shares

B        Issued share capital

i) Escrowed shares - As part of an acquisition made in 1997, the Company issued certain shares that were ultimately placed in escrow pending the achievement of certain milestones. During 2002, the final milestones were achieved and all remaining shares were released from escrow. As a result, the Company charged $172,500 and $710,813, being the fair value of the shares, to the 2002 consolidated statement of loss as compensation and selling, general and administration expenses, respectively. In addition, an amount of $21,569, being the fair value of certain performance based non-employee options, was charged to consulting expense, in 2002. During 2001, the third milestone was met resulting in the release of 225,000 shares of common stock. The shares were recorded at a fair value of $2,830,500 based on an average stock price of $12.58 at the time the milestone was achieved. The Company charged $629,000 to compensation expense and $2,201,500 to goodwill.

ii) Warrants issued in connection with Convertible promissory notes - On December 8, 2000, the Company issued 246,154 Series J and 2,500 Series M common stock purchase warrants in connection with its sale of convertible promissory notes. The Series J warrants are exercisable at $28.00 per share, expire December 7, 2005 and have a cashless exercise feature. The Series M warrants are exercisable at $30.50 per share and expire on December 7, 2005

         On December 14, 2001, 150,000 of the Series J warrants were returned for cancellation and the balance of the promissory notes was converted in conjunction with the Company's shareholders' rights offering. As a result, the Company recorded a loss on extinguishment of debt in the amount of $198,300 and the remaining $319,839 of the beneficial conversion feature was transferred from other equity to additional paid in capital.

                                     F-B16

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


iii) Warrants issued in connection with investment banking services - On April 25, 2001, the Company issued 35,000 Series M-1 warrants to the Company's investment bankers for services rendered. The Series M-1 warrants have a term of three years and have an exercise price of $16.30 per share. The fair value of $117, 128 was charged to the statement of loss as a consulting fee.

iv) Issue of Convertible Preferred Stock - On June 4, 2001, the Company issued 30,000 shares of Series D 5% convertible preferred stock, with a par value of $0.01 per share and Series N warrants to purchase 87,719 shares of common stock, to Crescent International Ltd. ("Crescent") for cash consideration of $3,000,000, less cash expenses of $423,285 and the $22,007 fair value of 6,140 Series M-2 warrants issued to the Company's investment bankers. Based upon the fair value of the underlying instruments, $2,215,798 of the total proceeds, net of costs, was allocated to preferred shares and $338,910 was allocated to the Series N warrants. The Series D 5% convertible preferred stock has a liquidation preference of $100 per share.

         The beneficial conversion feature (BCF) embedded in the convertible preferred stock was calculated to be $1,043,832 using the intrinsic value of the feature based on the most beneficial conversion available to the investor on the commitment date. The shares of preferred stock were accreted by $1,043,832, to their redemption value, with a corresponding charge to accumulated deficit.

         The Series D convertible preferred stock is convertible to shares of common stock at the liquidation preference value divided by the lesser of; a) $13.772 or b) 95% of the average of the lowest three consecutive closing bid prices during the twenty-two trading day period immediately preceding the Conversion Date. The Series N warrants have a term of five years and an exercise price of $17.10 per share and contain a cashless exercise feature. The Series M-2 warrants have a term of three years and an exercise price of $17.10.

         During 2003, 16,700 shares of the Series D 5% convertible preferred stock were converted to 1,578,139 shares of common stock. During 2002, 12,300 shares of the Series D 5% convertible preferred stock were converted to 790,180 shares of common stock. During the fourth quarter of 2001, 1,000 shares of Series D 5% convertible preferred stock were converted into 31,732 shares of common stock.

v) Warrants issued in connection with Promissory Notes - On October 19, 2001 and November 5, 2001, the Company issued 179,418 and 35,475 Class O common stock purchase warrants, respectively, related to the sale of promissory notes to the Company's senior management team, certain directors and significant accredited shareholders. The Warrants are exercisable at a price of $5.00 for a period of five years, have a cashless exercise feature and, in addition to regular terms and conditions, have a special adjustment clause in the event of a consolidation or reverse split of the Company's common stock.

vi) Shareholders' Rights Offering - On December 14, 2001, the Company issued 1,067,592 common shares and Series P warrants to purchase 1,067,592 common shares, under a Shareholders' rights offering. Of the total, 783,244 common shares and warrants each were issued for cash consideration of $3,132,976, less cash expenses of $935,102. In connection with the rights offering, the company issued 20,872 underwriter warrants to the Company's investment bankers with a fair value of $50,459. The remaining 284,348 shares and warrants each were issued as a result of; 1) the return for cancellation of promissory notes, including interest and repayment premium, 2) conversion of convertible promissory notes, including interest, and 3) cancellation of 150,000 Series J warrants. This resulting in increased accumulated paid in capital and other equity of $1,647,707 and $188,254 respectively. During 2002, the Company determined that it had over accrued $3,480 of costs and increased additional paid in capital by this amount.

         The Underwriters' warrants provide for the purchase of common stock units consisting of one share of common stock and one Series P warrant. They have a term of three years, an exercise price of $4.00 per unit and contain a cashless exercise feature. The Series P warrants have a term of three years, an exercise price of $5.00 per share and are callable if the Company's common stock closes at over $15.00 for a period of 30 consecutive trading days.

                                     F-B17

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


vii) Sale of Common Stock - During March 2002, the Company issued 3,009,666 shares of common stock for cash consideration of $4,497,000, less costs of $165,734.

C        Warrants

         The Company has several series of warrants outstanding at December 31, 2003 as follows:

                Exercise Prices      Number Outstanding       Weighted Average
                                                               Remaining Life

                     $4.00                20,872                    11 months
                     $4.10               401,911                    54 months
                     $5.00             1,067,592                    11 months
                     $5.00               214,892                    33 months
                    $16.30                35,000                     4 months
                    $17.10                93,860                    27 months
                    $28.00                96,154                    23 months
                    $30.50                 2,500                    23 months
                                       ---------
                $4.00 - $30.50         1,932,781
                                       =========

D        Other Equity

                                                                         2003           2002            2001
                                                                  ----------------------------------------------
         Stock option extension from 1997 plan                    $      9,021,377  $   9,309,048  $  10,661,518
         Stock options to employees that vested on performance             768,782        768,782        768,782
         Compensatory stock options issued upon acquisition of
             Avendo                                                        150,443              -              -
         Stock options issued below market to employees                    157,500        204,000              -
         Stock options to non-employees                                          -        127,662        106,092
         Beneficial conversion feature on convertible debentures           222,014              -              -
         Warrants                                                        2,434,401      2,212,339      2,212,339
                                                                  ----------------------------------------------
                                                                  $     12,754,517  $  12,621,831  $  13,748,732
                                                                  ==============================================

E        Employee Stock Option Plans

Employee Stock Option (1997) Plan -

During 1997, the Company authorized an Employee Stock Option Plan for a total of 500,000 common shares that may be awarded to employees and certain consultants. During 1998, the Company amended the plan to authorize an additional 125,000 common shares. Each option under the incentive plan allows for the purchase of one common share and expires not later than three years from the date granted. The options are subject to various vesting and performance requirements as outlined in the plan and any unvested options may be cancelled if employment is terminated. Generally, for employees the options vest at 5% per complete month from date of award and for non-employees are earned out over their contract period.

On July 7, 2000, at the Company's annual general meeting of shareholders, a resolution was passed extending the life of all the outstanding options awarded to the then current employees and non-employee consultants under the Company's Employee Stock Option (1997) Plan.

A modification that either renews a fixed award or extends the award's period
(life) results in a new measurement of compensation cost as if the award were newly granted. Accordingly, for the fixed awards to employees, the difference between the fair market value of the shares of Common Stock at the time of the extension and the time of the original award was recorded as a compensation expense to the Company.

                                     F-B18

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


During 2003, employees exercised none of the extended options (2002- none, 2001
- none). During 2003 options to purchase 4,300 (2002 - 19,438) shares of Common Stock expired unexercised. As a result, the $287,670 (2002 - $1,352,470, 2001 - none) fair market value of these options was transferred from other equity to additional paid-in capital.

1999 Incentive and Nonqualified Stock Option Plan -

During 1999, the Company authorized a new option plan for a total of 300,000 common shares that may be awarded to the employees and certain consultants. Each option under the incentive plan allows for the purchase of one common share, which expires not later than ten years from the date of grant. The options are subject to various vesting and performance requirements as outlined in the plan and any unvested options may be cancelled if employment is terminated. Generally, for employees the options vest equally over a three year period following the date of award.

Employee Stock Option (2000) Plan -

During 2000, the Company authorized a new option plan for a total of 600,000 common shares that may be awarded to the employees and certain consultants. Each option under the incentive plan allows for the purchase of one common share, which expires not later than ten years from the date of grant. The options are subject to various vesting and performance requirements as outlined in the plan and any unvested options may be cancelled if employment is terminated. Generally, for employees, the options vest equally over a three year period following the date of award.

Employee Stock Option (2002) Plan -

During 2002, the Company authorized a new option plan for a total of 600,000 common shares that may be awarded to the employees and certain consultants. Each option under the incentive plan allows for the purchase of one common share, which expires not later than ten years from the date of grant. The options are subject to various vesting and performance requirements as outlined in the plan and any unvested options may be cancelled if employment is terminated. Generally, for employees, the options vest equally over a three year period following the date of award.

On November 6, 2002, principally as compensation for accepting salary deferrals or reductions, the board of directors of the Company awarded 252,500 stock options, exercisable at $0.10 per share, to the Company's staff and certain management. These options vest equally over four quarters and were recorded as compensation options. As such, the intrinsic value on the date of grant of $204,000 was recorded as other equity in shareholders' equity with a corresponding charge to deferred compensation. The deferred compensation charge was amortized in the consolidated statement of loss over the vesting period.

During 2003, options to purchase 17,500 shares of Common Stock expired unexercised. As a result, the $14,000 fair market value of these options was transferred from other equity to additional paid-in capital. In 2003, the Company recorded selling, general and administration expense related to these options of $159,260 (2002 - $30,740).

                                     F-B19

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


Stock options to employees, directors and consultants are summarized as follows:

                                                                                                         Weighted
                                                                                                          Average
Granted to Employees and Directors                                           Number    Exercisable    Exercise Price
--------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2000                                                773,920       330,236        $   39.30

Granted to employees and directors @ $4.30 - $23.80                         233,883                           8.00
Cancelled on termination                                                  (106,987)                          36.90
Exercised                                                                   (2,890)                          10.50
------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                                                897,926       412,350            31.50

Granted to employees and directors @ $0.10 - $1.60                          409,070                           0.70
Cancelled on termination                                                   (172,739)                         30.70
Exercised                                                                         -                              -
------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002                                              1,134,257       666,617        $   20.50

Granted to employees and directors @ $1.00 - $4.00                           99,135                           3.50
Cancelled on termination                                                    (76,589)                         25.60
Exercised                                                                   (41,792)                          0.10
------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2003                                              1,115,011       911,758        $   19.40
==================================================================================================================

                                                                                                         Weighted
                                                                                                          Average
Granted to Consultants                                                       Number    Exercisable    Exercise Price
--------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2000                                                 32,933         1,523        $    6.70

Granted to consultants                                                            -                              -
Cancelled                                                                         -                              -
Exercised                                                                    (1,000)                          5.00
------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2001                                                 31,933         9,761        $    6.70

Granted to consultants                                                            -                              -
Cancelled                                                                         -                              -
Exercised                                                                         -                              -
------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2002                                                 31,933        31,933        $    6.70

Granted to consultants                                                            -                              -
Cancelled                                                                   (31,933)                          6.70
Exercised                                                                         -                              -
------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2003                                                      -             -                -
==================================================================================================================

                                     F-B20

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


                             Number           Weighted Average                           Number      Weighted Average
      Range of             Outstanding at    Exercise Price of    Weighted Average  Exercisable at   Exercise Price
      Exercise              December 31,        Outstanding        Remaining Life    December 31,    of Exercisable
       Prices                   2003              Options             (months)            2003          Options
---------------------------------------------------------------------------------------------------------------------
        $0.10                  194,375           $  0.10                 106          194,375            $0.10
    $1.00 - $1.60              101,567              1.60                  97           41,167             1.60
    $2.10 - $3.20               26,180              2.60                 117           25,000             2.60
    $3.90 - $5.60              287,405              4.70                  92          219,650             4.90
    $9.10 - $13.40              95,106             10.90                  75           91,338            10.80
   $13.70 - $20.30             221,156             19.50                  68          216,006            19.50
   $20.90 - $94.40             189,222             77.70                  73          124,222            71.10
--------------------------------------------------------------------------------------------------------------
    $0.10 - $94.40           1,115,011             19.40                  86          911,758            16.70
==============================================================================================================


The weighted average exercise price for the exercisable options for 2002 was $22.60.

Non-employee and Performance Based Options -

Options granted to consultants, and performance based options awarded to employees, are valued when earned and probable that the options will vest and will continue to be adjusted until actual vesting is achieved. Included in options granted but not exercisable at December 31, 2001 are 22,172 non-employee options and 155,900 performance based employee options which vested on the same basis as the release of shares from the escrow agreement.

The fair value of each stock option granted to consultants was estimated on the date the consultant earned the option using the Black-Scholes option-pricing model. The resulting value, of $85,612, has been charged to the consolidated statements of loss in 2001.

The amount recorded in the accounts with respect to performance-based options awarded to employees was calculated using the intrinsic value at the valuation date. The amount charged to compensation expense in 2001 was $183,200.

Fixed Option Awards -

For disclosure purposes, the fair value of each stock option granted to employees was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for stock options granted in 2003: nil annual dividends (2002 - nil, 2001 - nil ), expected volatility of 90% (2002 - 90%, 2001 - 90%), risk-free interest of 4.50% (2002 - 4.50%, 2001 - 4.50%) and expected life of five years (2002 - five years, 2001 - five years). The Company estimates that approximately 20% of options will expire prior to exercise. The weighted average fair value of the stock options granted in 2003 was $2.00 (2002 - $0.70, 2001 -- $8.00).

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock option plans have characteristics significantly different from those of traded options, and because change in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

F        Employee Stock Purchase (2000) Plan

During 2000, the Company authorized a new employee stock purchase plan for a total of 300,000 common shares that may be purchased by employees at 85% of the lower of the closing price of the Company's common stock at the beginning or ending date of each plan period. In 2003, the Company sold 34,117 shares of common stock for cash proceeds of $35,245. In 2002, the Company sold 40,173 shares of common stock for cash proceeds of $40,266. In 2001, the Company sold 16,840 shares of common stock for cash proceeds of $159,095.

                                     F-B21

12. COMMITMENTS AND CONTINGENCIES

Obligation under Capital Lease

                                                                 2003
Gross lease commitments:                                   ---------------
         2004                                              $        11,482
         2005                                                        3,299
         2006                                                        2,199
                                                           ---------------
                                                                    16,980

Less: Imputed interest                                               2,367
                                                           ---------------
                                                                    14,613

Less: Current portion                                               10,458
                                                           ---------------
Long-term obligation under capital leases                  $         4,155
                                                           ===============
Operating Leases

         2004                                              $       433,773
         2005                                                      386,136
         2006                                                      357,910
         2007                                                      351,727
         2008                                                      350,671
         Thereafter                                                141,273
                                                           ---------------
                                                           $     2,021,490
                                                           ===============

The Company rents office space with remaining terms of up to six years. The Company incurred rental expenses in 2003 of $381,247 (2002 - $529,141, 2001 - $708,038).

Contract Manufacturers

The Company provides its contract manufacturers with ongoing production forecasts to enable them to forecast and procure required parts. Under the terms of the Agreements with the contract manufacturers, the Company has committed to assume liability for all parts required to manufacture the Company's forecast products for the next 13 weeks and all final assembly costs for the forecast products for the next 4 weeks, on a rolling basis. These obligations amount to approximately $2,037,490. Total purchases from contract manufacturers were $5,454,789 in 2003 (2002 - $4,607,941, 2001 -- $4,256,858). Management believes that, should it be necessary, they could find alternative contract manufacturers without significant disruption to the business.

Non-cancelable, Non-returnable Purchase Commitments

The Company has ordered certain components from a product supplier on a non-cancelable non-refundable basis for delivery throughout 2004. A letter of credit has been issued to this supplier in the amount of $232,125 at December 31, 2003. The letter of credit secures the Company's payment obligation under the purchase agreement and expires in August 2004. The Company has pledged cash to the bank as collateral for the letter of credit in the same amount as the letter of credit. This pledge has been classified as restricted cash.

                                     F-B22

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


Employment Agreements

The Company has entered into employment agreements with certain key employees. These agreements include provisions relating to salaries and bonuses, severance payments and non-competition among others.

Litigation

As of December 31, 2003, there are no litigation matters outstanding against the Company.

13. SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION

                                                                             2003          2002            2001
     Net changes in working capital items relating to operation
          Accounts receivable                                            $  (431,645) $    (505,794)  $  1,503,693
          Note receivable                                                     12,063
          Prepaid expenses and other assets                                   45,102        263,436        118,300
          Inventories                                                        501,591        232,674        786,928
          Accounts payable and accrued liabilities                          (891,984)       308,768     (1,907,686)
          Consideration payable on business combination                            -       (105,256)        23,872
          Notes payable                                                            -              -        (24,659)
          Deferred revenue                                                   173,970         (6,887)      (154,622)
                                                                         -----------  -------------   ------------
                                                                         $  (590,903) $     186,941   $    345,826
                                                                         ===========  =============   ============

Cash paid during the year for:

     Interest                                                            $     3,824  $       29,253  $     34,231

Non-cash investing and financing activities

     Stock released from escrow                                          $         -  $      883,313  $    2,201,500
     Capital lease additions                                                   7,764               -          37,155
     Conversion of promissory notes
       to common shares                                                            -               -         654,258
     Disposal of capital lease                                                 5,779          30,987          40,769
     Conversion of convertible promissory                                                                  5,105,934
       notes to common shares                                                      -               -
     Accounts receivable exchanged fro assets for lease                            -               -          84,824
     Consideration payable for acquisition                                         -               -         973,161


14. RELATED PARTY TRANSACTIONS

During 2003, a total of $40,125 (2002 -$30,044, 2001 -- $18,745) was paid or payable to directors and officers or to companies related to them for their management and administrative services.



                                     F-B23

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


15. NON-CASH INTEREST EXPENSES

                                                                     2003             2002              2001
                                                              ------------------------------------------------
Accretion of promissory notes                                 $           -     $     263,607    $     424,461
Accretion of interest on convertible debentures                     616,031                 -                -
Accrued interest expense on consideration payable on
  business combination                                                    -                 -           65,872
Accrued interest and repayment premium on
  promissory notes                                                        -                 -          111,155
Accretion of interest on convertible promissory notes                     -                 -        3,024,445
Adjustment of conversion price of notes                                   -                 -        1,144,654
Accrued interest on convertible promissory notes                          -                 -           85,520
Amortization of call option                                               -                 -          408,796
Financing expense due to change in exercise price                         -                 -          113,781
Expiry of put options                                                     -                 -         (117,736)
Amortization of deferred financing expense                                -                 -          149,898
                                                              ------------------------------------------------
Non-cash interest expenses                                    $     616,031     $     263,607    $   5,410,846
                                                              ================================================

16. INCOME TAXES

Net loss (gain) before income tax expense for each year is summarized as follows:

                                                                     2003             2002             2001
                                                              ------------------------------------------------
United States                                                 $   5,281,850     $   6,738,920   $   15,264,526
Canada                                                              (46,392)        3,218,266        4,907,697
Australia                                                          (174,151)        1,292,516        1,320,727
                                                              ------------------------------------------------
Net loss before income taxes                                  $   5,061,307     $  11,249,702    $  21,492,950
                                                              ================================================
US statutory rate at 35%                                      $   1,771,000     $   3,937,000    $   7,522,000
Amounts permanently not deductible for income tax purposes       (1,025,000)       (1,656,000)      (2,584,000)
Foreign income tax rate differential                                 (5,000)          271,000          406,000
Net operating loss and temporary differences for which
no benefit was recognized                                          (741,000)       (2,552,000)      (5,344,000)
                                                              ------------------------------------------------
Deferred income tax recovery                                  $           -     $           -    $           -
                                                              ================================================

Deferred income tax assets/(liabilities) consist of the following:

                                                                     2003             2002              2001
                                                              ------------------------------------------------
Net operating loss carry forwards                             $  17,779,000     $  17,103,000    $  14,559,000
Property, plant and equipment                                       165,000           133,000           92,000
Other                                                                15,000            13,000          120,000
                                                              ------------------------------------------------
Net deferred income tax assets                                   17,959,000        17,249,000       14,771,000
Valuation allowance                                             (17,959,000)      (17,249,000)     (14,771,000)
                                                              ------------------------------------------------
                                                              $           -     $           -    $           -
                                                              ================================================



                                     F-B24

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


The Company provides a valuation allowance for deferred income tax assets when it is more likely than not that some portion or all of the net deferred income tax assets will not be realized. Based on a number of factors, including the lack of a history of profits and that the market in which the Company competes is intensely competitive and characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred income tax assets that a full valuation allowance has been provided. The deferred income tax valuation allowance increased in 2003 by $710,000 (2002 - $2,478,000, 2001 - $2,273,000).

As of December 31, 2003, the Company had available net operating loss carry forwards for United States, Canadian and Australian purposes of approximately $32,961,000, $20,623,000 and $968,000, respectively. The United States net operating loss carry forwards begin to expire in 2008, the Canadian net operating loss carry forwards begin to expire in 2004 and the Australian net operating losses begin to expire in 2020. The net operating losses are subject to certain Canadian and United States restrictions that may apply on any change in the control of the Company and which could adversely affect the amounts and benefits to be derived therefrom.

17. LOSS PER SHARE

The warrants, which could result in the issue of 1,932,781 additional shares of common stock (Note 11C) and the options, which could result in the issue of 1,115,011 additional shares of common stock (Note 11E) have not been included in the loss per share calculation as they are anti-dilutive. The shares held in escrow pertaining to the Major Wireless Communication Inc. transaction have not been included in the loss per share calculation for 2001 as they were contingently issuable shares.

                                                                     Year ended December 31, 2003
                                                              Loss              Shares           Per Share
                                                           (Numerator)       (Denominator)         Amount
Basic and diluted loss per share
  Loss attributable to common shareholders                $  5,061,307          13,068,331         $0.39
                                                          ============          ==========         =====

                                                                 Year ended December 31, 2002
                                                              Loss              Shares           Per Share
                                                           (Numerator)       (Denominator)         Amount
Basic and diluted loss per share
  Loss attributable to common shareholders                $11,249,702           10,526,153         $1.07
                                                          ===========           ==========         =====

                                                                 Year ended December 31, 2001
                                                              Loss              Shares           Per Share
                                                           (Numerator)       (Denominator)         Amount
Basic and diluted loss per share
  Net Loss                                                 $21,492,950
  Add: Deemed dividend on beneficial conversion              1,043,832
                                                           -----------
  Loss attributable to common shareholders                 $22,536,782           6,026,962         $3.74
                                                           ===========          ==========         =====



                                     F-B25

                          WaveRider Communications Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 2003, 2002 and 2001


18. SEGMENTED INFORMATION

INDUSTRY SEGMENTS

The Company operates in one industry segment: wireless data communications products.

GEOGRAPHIC SEGMENTS

The Company operated in the following geographic segments;

                                                                             Year Ended December 31,
Revenue by region                                                    2003             2002              2001
                                                              ------------------------------------------------
United States                                                 $   8,868,019     $   5,196,196    $   1,909,912
Australia                                                         2,114,437         2,067,790        3,078,879
Canada                                                            1,508,029           690,325          490,661
United Arab Emirates                                                    (1)               (1)        1,030,125
Rest of world                                                       588,070         1,054,604        1,294,440
                                                              ------------------------------------------------
                                                              $  13,078,555     $   9,008,915    $   7,804,017
                                                              ================================================

                                                                          Year ended December 31, 2003
                                                                    Canada          Australia           Total
                                                              ------------------------------------------------
Property, plant and equipment                                 $     308,163     $      99,326    $     407,489
                                                              ================================================

                                                                          Year ended December 31, 2002
                                                                    Canada          Australia           Total
                                                              ------------------------------------------------
Property, plant and equipment                                 $     790,009     $      95,466    $     885,475
                                                              =============     =============    =============


19. COMPARATIVE FIGURES

Certain comparative amounts have been reclassified to correspond with the current year's presentation.




                                     F-B26

                                     ANNEX A
                      FORM OF AGREEMENT AND PLAN OF MERGER


      This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of , 2004, is among WaveRider Communications Inc., a Nevada corporation governed by the laws of the State of Nevada ("WaveRider"), WaveRider Communications (Canada) Inc., ("WCAN") a British Columbia corporation governed by the laws of British Columbia and a direct, wholly-owned subsidiary of WaveRider and WaveRider Acquisition Company, a corporation governed by the laws of the State of Nevada and a direct, wholly-owned subsidiary of WCAN ("Merger Sub"). The principal executive office of each of WaveRider, WCAN and the Merger Sub is located at 255 Consumers Road, Suite 500 Toronto, Ontario M2J 1R4.

RECITALS:

      1. The Boards of Directors of each of WaveRider, WCAN and Merger Sub have determined that it is in the best interests of their respective shareholders to reorganize so that WCAN will become the parent of WaveRider as a result of the merger of Merger Sub with and into WaveRider (the "Merger").

      2. The respective Boards of Directors of WaveRider, WCAN and Merger Sub have each approved the Merger, pursuant to which WaveRider will be the surviving corporation and will become a wholly-owned subsidiary of WCAN, all upon the terms and subject to the conditions set forth in this Agreement, and whereby each issued share of common stock, par value US $0.01 per share, of WaveRider ("WaveRider Common Stock") shall be converted into the right to receive one common share (with no par value) in the capital of WCAN ("WCAN Common Shares").

      3. This Agreement has been adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of WaveRider Common Stock.

      NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT:

                                    ARTICLE I
                                   THE MERGER

      SECTION 1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Nevada Revised Statutes (the "NEV"), at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into WaveRider in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. Pursuant to the Merger, in accordance with the NEV, (i) WaveRider shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), becoming a direct, wholly-owned subsidiary of WCAN, (ii) all the properties, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation without any transfer or assignment having occurred, and (iii) all debts, liabilities and duties of Merger Sub shall attach to the Surviving Corporation.

      SECTION 1.2 Filing Articles of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 6.1, Merger Sub and WaveRider shall cause the articles of merger (the "Articles of Merger") meeting the requirements of Section 92A.200 of the NEV to be properly executed and filed in accordance with such section. The Merger shall become effective at the later of (i) the time of filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the NEV, and (ii) such later time that the parties hereto shall have agreed upon and designated in the Articles of Merger as the effective time of the Merger (the "Effective Time").

                                   ARTICLE II
                               CHARTER DOCUMENTS,
                            DIRECTORS AND OFFICERS OF
                         SURVIVING CORPORATION AND WCAN
                           AND CERTAIN REPRESENTATIONS

      SECTION 2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be "WaveRider Communications (Nevada), Inc."

      SECTION 2.2 Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of the Surviving Corporation shall be amended as of the Effective Time so as to contain only the provisions contained in the Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that the Articles of Incorporation of Merger Sub shall provide that the name of the Surviving Corporation shall be "WaveRider Communications (Nevada) Inc." Such Articles of Incorporation, as so amended, shall continue to be the Articles of Incorporation of the Surviving Corporation until amended as provided therein and under the NEV.

      SECTION 2.3 Bylaws of Surviving Corporation. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

      SECTION 2.4 Directors of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each such director to serve in such capacity until his earlier death, resignation or removal or until his successor is duly elected and qualified.

      SECTION 2.5 Officers of Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve in such capacity until his earlier death, resignation or removal or until his successor is duly elected and qualified.

      SECTION 2.6 Directors and Officers of WCAN. Prior to the Effective Time, WaveRider, in its capacity as the sole shareholder of WCAN, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of WaveRider immediately prior to the Effective Time to be elected or appointed as the directors and officers of WCAN (to the extent the officers and directors of WCAN and WaveRider are not already identical), each such person to have the same office(s) with WCAN (and the same committee memberships in the case of directors) as he held with WaveRider, with the directors to serve until the earlier of the next meeting of the WCAN shareholders at which an election of directors is required or until their successors are elected.

      SECTION 2.7 Representation of WCAN. WCAN hereby represents and warrants that it is the owner of all of the outstanding capital stock of Merger Sub, free and clear of any adverse claims.

                                   ARTICLE III
                 CONVERSION, EXCHANGE OF STOCK AND OTHER MATTERS

      SECTION 3.1 Conversion and Exchange of Stock in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

      (a) Conversion of Remaining WaveRider Shares. Each issued and outstanding share of WaveRider Common Stock shall be converted into the right to receive one validly issued, fully paid and nonassessable WCAN Common Share.

      (b) Effect on WCAN Shares and other effect. Concurrent with the Merger WCAN file articles of amendments in British Columbia changing its name to WaveRider Communications Inc. Concurrently with the Merger or at any time thereafter, WCAN may repurchase and cancel the WCAN common shares held by WaveRider in WCAN for nominal consideration.

      SECTION 3.2 Stock Options and Convertible Securities. Upon the Merger being effective, WCAN shall assume all warrants, convertible debentures and stock options issued under WaveRider's Stock Option Plans (as described in the registration on Form F-4 previously filed by WCAN in connection with this transaction) outstanding at the time the Merger becomes effective and such securities will be automatically exercisable for common shares of WCAN on the same basis as if such securities had been exercised or converted for WaveRider common stock prior to the Merger.

      SECTION 3.3 Certificates Representing WaveRider Shares.

      (a) At the Effective Time, each certificate representing issued and outstanding shares of WaveRider Common Stock shall automatically represent the same number of WCAN Common Shares (unless such certificates are certificates representing WaveRider Common Stock prior to the 10 for 1 consolidation which occurred on July 1, 2004, in which case such certificates will represent a right to receive one WCAN Common Share for each ten WaveRider Shares of Common Stock evidenced by such certificates) and, therefore, certificates representing WaveRider Common Stock do not need, and are not required, to be exchanged for certificates representing WCAN Common Shares. Following the Merger, stock certificates bearing the name of WCAN will be issued in the normal course upon surrender of stock certificates bearing the name of WaveRider for exchange or transfer.

      (b) At the Effective Time, holders of WaveRider Common Stock will cease to be, and will have no rights as, stockholders of WaveRider, other than the right to receive: (i) any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by WaveRider on such shares of WaveRider Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time; and (ii) WCAN Common Shares. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of WaveRider Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, stock certificates bearing the name WaveRider are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article III, except as otherwise provided by law.

      SECTION 3.4 Dissenters' Rights.

      (a) Notwithstanding anything in this Agreement to the contrary, shares of WaveRider Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder thereof who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Sections 92A.300 through 92A.500, inclusive, of NEV (the "Appraisal Rights Sections" and, such shares, the "Dissenting Shares") shall not be converted into the right to receive the merger consideration, but instead such holder shall be entitled solely to payment of the fair value of such Dissenting Shares in accordance with the provisions of the Appraisal Rights Sections.

      (b) At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights as a stockholder with respect thereto, except the right to receive the fair value of such shares as determined in accordance with the provisions of the Appraisal Rights Sections.

      (c) Notwithstanding the foregoing, if any such holder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under the Appraisal Rights Sections, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by the Appraisal Rights Sections, then the right of such holder to be paid the fair value of such Dissenting Shares under the Appraisal Rights Sections shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the merger consideration.

      (d) WaveRider shall deliver prompt notice to WCAN of any demands for appraisal of any shares of WaveRider Common Stock received by it prior to the Effective Time, withdrawals of such demands and any related instruments served pursuant to Nevada Law and received by WaveRider prior to the Effective Time, and WCAN shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. WaveRider shall not, without the prior written consent of WCAN, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

                                   ARTICLE IV
             EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

      SECTION 4.1 Plans

     (a) At the Effective Time, subject to section 3.2, WCAN shall assume the rights and obligations of WaveRider under each of WaveRider's stock option plans in existence prior to the Merger (the "Assumed Plans").

     (b) To the extent any Stock Plan provides for the issuance or purchase of, or otherwise relates to, WaveRider Common Stock, after the Effective Time such Stock Plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, WCAN Common Shares, and all options or awards outstanding, or benefits available or based upon the value of WaveRider Common Stock, under such Stock Plan after the Effective Time shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, WCAN Common Shares in accordance with the terms of such Stock Plan. The outstanding options or other awards or benefits available under the terms of the Stock Plans shall be exercisable, issuable or available upon the same terms and conditions as under such Stock Plans and the agreements relating thereto immediately prior to the Effective Time, except that upon the exercise, issuance or availability of such options, awards or benefits, WCAN Common Shares shall be issuable, held or available in lieu of shares of WaveRider Common Stock. The number of WCAN Common Shares issuable or available upon the exercise, issuance or availability of such option, award or benefit immediately after the Effective Time, and the option, exercise or measurement price of each such option, award or benefit, shall be the number of shares and the option, exercise or measurement price in effect immediately prior to the Effective Time.

     (c) Any new option grants or grants of right to purchase common shares shall after the merger becomes effective, be made pursuant to WCAN's Share Incentive Plan (a copy of which is attached as Schedule A to this Agreement). WaveRider's 2000 Stock Purchase Plan shall be terminated at the Effective Time.

     (d) Such amendments deemed necessary or appropriate by WaveRider and WCAN to effect the Merger and related reorganization transactions, including to facilitate the assumption by WCAN of the Assumed Plans, shall be adopted and entered into with respect to the Stock Plans. The approval and adoption of this Agreement by the stockholders of WaveRider shall be deemed, as of the Effective Time, to constitute shareholder approval, with respect to WCAN, of: (i) such amendments; (ii) the assumption by WCAN of the Assumed Plans and (iii) the adoption of WCAN's Share Incentive Plan.

      SECTION 4.2 Change of Control Agreements. WaveRider shall cause the "change of control" agreements that are currently in place between WaveRider and certain of its executive officers (the "Change of Control Agreements") to be amended so that such Change of Control Agreements shall become effective after a "change of control" of WCAN, rather than after a "change of control" of WaveRider.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

      The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

      (a) None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., Canada or any other country, that prohibits the consummation of the Merger.

      (b) The registration statement on Form F-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") by WCAN in connection with the offer and issuance of the WCAN Common Shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended (the "Securities Act"), and no stop order with respect thereto shall be in effect.

      (c) Other than the filing of the Certificate of Merger provided for under
Article I, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of WaveRider, WCAN or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including without limitation any filings required under (i) applicable U.S. state securities and "Blue Sky" laws and (ii) applicable Canadian provincial securities laws, shall have been obtained or made.

      (d) All consents required under instruments evidencing a material amount of indebtedness and all material consents required under any other material contracts to which WaveRider or any subsidiary of WaveRider is a party (in either case as required to consummate the Merger and the other transactions contemplated hereby), shall have been obtained.

      (e) WaveRider and WCAN shall have received an opinion from Foley Hoag LLP, in form and substance reasonably satisfactory to them, dated as of the date of the Effective Time, confirming the matters discussed under the caption "Material Income Tax Consequences of the Reorganization--Material United States Federal Income Tax Consequences" in the joint proxy statement/prospectus included in the Registration Statement.

      (f) WaveRider and WCAN shall have received an opinion from Cassels Brock & Blackwell LLP, in form and substance reasonably satisfactory to them, dated as of the date of the Effective Time, confirming the matters discussed under "Material Income Tax Consequences of the Reorganization--Material Canadian Federal Income Tax Consequences" in the joint proxy statement/prospectus included in the Registration Statement.

      (g) WaveRider and WCAN shall have received an opinion from a legal counsel satisfactory to WaveRider and WCAN in form and substance reasonably satisfactory to them, dated as of the date of the Effective Time, substantially to the effect that:

            (i) Each of WaveRider and Merger Sub is a corporation duly incorporated and validly existing under the laws of the State of Nevada;

            (ii) Each of WaveRider and Merger Sub has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder; and

            (iii) The execution and delivery by each of WaveRider and Merger Sub, and the performance by each of them of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of each of WaveRider and Merger Sub under their respective Articles of Incorporation and Bylaws and under the NEV.

      (h) WaveRider and WCAN shall have received an opinion from a legal counsel satisfactory to WaveRider and WCAN, in form and substance reasonably satisfactory to them, dated as of the date of the Effective Time, substantially to the effect that:

            (i) WCAN is a company duly incorporated and validly existing under the Business Corporations Act) (British Columbia) (the "BCBCA");

            (ii) WCAN has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder; and

            (iii) The execution and delivery by WCAN of, and the performance by WCAN of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of WCAN under its Notice of Articles and Articles and under the BCBCA.

      (i) The representations and warranties of the parties set forth herein shall be true and correct in all material respects and the covenants of the parties set forth herein (other than those to be performed after the Effective
Time) shall have been performed in all material respects.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of WaveRider, by action of the board of directors of WaveRider.

      SECTION 6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of WaveRider, WCAN or Merger Sub.

      SECTION 6.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the stockholders of WaveRider of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such stockholders under applicable law until such further approval is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 6.4 Waiver. At any time prior to the Effective Time, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE VII
                                    COVENANTS

      SECTION 7.1 Agreements of Rule 145 Affiliates. Prior to the Effective Time, WaveRider shall cause to be prepared and delivered to WCAN a list identifying all persons who, immediately prior to the Effective Time, WaveRider believes may be deemed to be "affiliates" of WaveRider, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). WCAN shall be entitled to place a restrictive legend on any certificate(s) representing WCAN Common Shares received by Rule 145 Affiliates. WaveRider shall use its commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to WCAN, at or prior to the Effective Time, a written agreement, in a form approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any WCAN Common Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

      SECTION 7.2 Rule 16b-3 Approval. WaveRider, WCAN and Merger Sub shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of WaveRider equity securities (including derivative securities) or acquisitions of WCAN equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of WaveRider, or (ii) at the Effective Time, is or will become a director or officer of WCAN, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

      SECTION 7.3 WCAN Vote. Prior to the Effective Time, WCAN, in its capacity as sole stockholder of Merger Sub, shall have adopted this Agreement and approved the Merger.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      SECTION 8.1 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV and Article VII (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced only by the specifically intended beneficiaries thereof.

      SECTION 8.2 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

      SECTION 8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws.

      SECTION 8.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

      SECTION 8.5 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

      IN WITNESS WHEREOF, WaveRider, WCAN and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                WAVERIDER COMMUNICATIONS INC.

                                By:
                                    ------------------------------------
                                    Name:
                                    Title:

                                WAVERIDER COMMUNICATIONS (CANADA) INC.

                                By:
                                    ------------------------------------
                                    Name:
                                    Title:

                                WAVERIDER ACQUISITION COMPANY

                                By:
                                    ------------------------------------
                                    Name:
                                    Title:

                                  SCHEDULE "A"

                     WAVERIDER COMMUNICATIONS (CANADA) INC.

                              SHARE INCENTIVE PLAN

                                  July 15, 2004

                                   ARTICLE ONE

                         DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: For purposes of the Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

         (a) "Act" means the Business Corporations Act (British Columbia) or its successor, as amended from time to time;

         (b) "Associate" where used to indicate a relationship with any person or company means: (i) any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of the company for the time being outstanding; (ii) any partner of that person or company;
                  (iii) any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity; (iv) any relative of that person who resides in the same home as that person; (v) any person who resides in the same home as that person and to whom that person is married, or any person of the opposite sex or the same sex who resides in the same home as that person and with whom that person is living in a conjugal relationship outside marriage; or (vi) any relative of a person mentioned in clause (v) who has the same home as that person;

         (c) "Change of Control" means the occurrence of any one or more of the following events:

                  (i) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its affiliates (as such term is defined in the Act) and another corporation or other entity, as a result of which the holders of common shares of the Corporation prior to the completion of the transaction hold less than 50% of the outstanding common shares of the successor corporation after completion of the transaction;

                  (ii) the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation and/or any of its subsidiaries that have an aggregate book value greater than 30% of the book value of the assets, rights and properties of the Corporation and its subsidiaries on a consolidated basis to any other person or entity, other than a disposition to a wholly-owned subsidiary of the Corporation in the course of a reorganization of the assets of the Corporation and its subsidiaries;

                  (iii) a resolution is adopted to wind-up, dissolve or liquidate the Corporation;

                  (iv) any person, entity or group of persons or entities acting jointly or in concert (an "Acquiror") acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Corporation which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror (as such terms are defined in the Act) to cast or to direct the casting of 20% or more of the votes attached to all of the Corporation's outstanding Voting Securities which may be cast to elect directors of the Corporation or the successor corporation (regardless of whether a meeting has been called to elect directors);

                  (v) as a result of or in connection with: (A) a contested election of directors, or; (B) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisitions involving the Corporation or any of its affiliates and another corporation or other entity, the nominees named in the most recent management information circular of the Corporation for election to the board of directors shall not constitute a majority of the board of directors; or

                  (vi) the Directors adopt a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

                  For the purposes of the foregoing "Voting Securities" means common shares of the Corporation and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares that are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

                  For greater certainty, the reorganization (as defined below) is not included in the concept of a Change of Control.

         (d) "Committee" means the Directors or if the Directors so determine in accordance with Section 2.03 of the Plan, the committee of the Directors authorized to administer the Plan, which committee will include any compensation committee of the board;

         (e) "Common Shares" means the common shares of the Corporation, as adjusted in accordance with the provisions of Article Six of the Plan;

         (f) "Corporation" means Waverider Communications (Canada) Inc., a corporation incorporated under the Act;

         (g) "Current Market Value" means: (a) the closing price per share as reported by a nationally recognized stock exchange on the day prior to the date on which the Current Market Value determined, (b) if the Common Shares are not listed on such an exchange, as reported by the National Market System or another automated quotation system of the National Association of Securities Dealers, Inc., or (c) the high bid and low asked price, or if available, the closing price, if quoted on the OTC Electronic Bulletin Board, or (d) if the Common Stock is not quoted on any such system, the fair market value as determined by the Committee.

         (h) "Designated Affiliate" means the affiliates of the Corporation designated by the Committee for purposes of the Plan from time to time;

         (i) "Directors" means the board of directors of the Corporation from time to time;

         (j) "Eligible Contractors" means individuals, other than Eligible Directors or Eligible Employees that (i) are engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or any Designated Affiliates under a written contract between the Corporation or the Designated Affiliate and the individual or a company that the individual consultant is an employee and (ii) in the reasonable opinion of the Corporation, spend or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Designated Affiliate;

         (k) "Eligible Directors" means the Directors and the directors of any Designated Affiliate of the Corporation from time to time;

         (l) "Eligible Employees" means employees, including officers, whether Directors or not, and including both full-time and part-time employees, of the Corporation or any Designated Affiliate of the Corporation;

         (m) "Employment Contract" means any contract between the Corporation or any Designated Affiliate of the Corporation and any Eligible Employee relating to, or entered into in connection with, the employment of the Eligible Employee;

         (n) "Holding Period" means a period of twelve months or such longer period as may be required by law or any stock exchange, over-the-counter market or any regulatory authority having jurisdiction over the securities of the Corporation;

         (o) "Insider" shall have the meaning ascribed thereto in the Securities Act (British Columbia) other than a person who is an Insider solely by virtue of being a director or senior officer of a subsidiary of the Corporation and any associate of an Insider;

         (p) "ISO" means an incentive stock option described in Section 422A(b) of the United States Internal Revenue Code;

         (q) "NSO" means an employee stock option not described in Sections 422 through 424 of the United States Internal Revenue Code;

         (r) "Option" means an option to purchase Common Shares granted pursuant to, or governed by, the Share Option Plan;

         (s) "Optionee" means a Participant to whom an Option has been granted pursuant to the Share Option Plan;

         (t) "Option Period" means the period of time during which a particular Option may be exercised;

         (u) "Participant" for the Share Purchase Plan means each Eligible Employee who has elected to participate in an Offering (as defined herein) and for the Share Option Plan means each Eligible Director, Eligible Contractor, and Eligible Employee to whom Options are granted;

         (v) "Plan" means this share incentive plan that, collectively, includes the Share Purchase Plan and the Share Option Plan;

         (w) "Retirement" in respect of a Participant means the Participant ceasing to be an Eligible Employee, Eligible Director or Eligible Contractor after attaining a stipulated age in accordance with the Corporation's normal retirement policy or earlier with the Corporation's consent;

         (x) "Retirement Date" means the date that a Participant ceases to be an Eligible Employee, Eligible Director or Eligible Contractor;

         (y) "Share Option Plan" means the share option plan described in Article Four hereof;

         (z) "Share Purchase Plan" means the share purchase plan described in Article Three hereof;

         (aa) "Termination" means: (i) in the case of an Eligible Employee, the termination of the employment of the Eligible Employee with or without cause by the Corporation or a Designated Affiliate or cessation of employment of the Eligible Employee with the Corporation or a Designated Affiliate as a result of resignation or otherwise other than the Retirement of the Eligible Employee; (ii) in the case of an Eligible Director, the removal of or failure to re-elect the Eligible Director as a director of the Corporation or a Designated Affiliate; (iii) in the case of an Eligible Contractor, the termination of the services of the Eligible Contractor by the Corporation or a Designated Affiliate.

Section 1.02 Securities Definitions: In the Plan, the terms "affiliate", "subsidiary" and "insider" shall have the meanings given to such terms in the Securities Act (Ontario).

Section 1.03 Headings: The headings of all articles, Sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Plan.

Section 1.04 Context, Construction: Whenever the singular or masculine are used in the Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.05 References to this Plan: The words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to the Plan as a whole and not to any particular article, Section, paragraph or other part hereof.

Section 1.06 Canadian Funds: Unless otherwise specifically provided, all references to dollar amounts in the Plan are references to lawful money of Canada.

                                   ARTICLE TWO

                     PURPOSE AND ADMINISTRATION OF THE PLAN

Section 2.01 Purpose of the Plan: The Plan provides for the acquisition of Common Shares by Participants for the purpose of advancing the interests of the Corporation through the motivation, attraction and retention of employees, directors and consultants of the Corporation and the Designated Affiliates of the Corporation and to secure for the Corporation and the shareholders of the Corporation the benefits inherent in the ownership of Common Shares by key employees, consultants and directors of the Corporation and Designated Affiliates of the Corporation, it being generally recognized that share incentive plans aid in attracting, retaining and encouraging employees, consultants and directors due to the opportunity offered to them to acquire a proprietary interest in the Corporation.

Section 2.02 Administration of the Plan: The Plan shall be administered by the Committee and the Committee shall have full authority to administer the Plan including the authority to interpret and construe any provision of the Plan and to adopt, amend and rescind such rules and regulations for administering the Plan as the Committee may deem necessary in order to comply with the requirements of the Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Corporation with respect to any such action taken or determination or interpretation made. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan. All costs incurred in connection with the Plan shall be for the account of the Corporation.

Section 2.03 Delegation to Committee: All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by a committee of the Directors comprised of not less than three Directors, including any compensation committee of the board of directors of the Corporation.

Section 2.04 Record Keeping: The Corporation shall maintain a register in which shall be recorded:

         (a) the name and address of each Optionee;

         (b) the number of Common Shares subject to Options granted to each Optionee;

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

         (c) the aggregate number of Common Shares subject to Options;

         (d) the name and address of each Participant in the Share Purchase
             Plan;

         (e) any Participant's contributions to the Share Purchase Plan; and

         (f) the number of Common Shares held in safekeeping for the account of a Participant.

Section 2.05 Determination of Participants and Participation: The Committee shall from time to time determine the Participants who may participate in the Share Purchase Plan and the Share Option Plan. The Committee shall from time to time determine the Participants to whom Options and/or rights to purchase Common Shares shall be granted, the number of Common Shares to be made subject to and the expiry date of each Option granted to each Participant and the other terms of each Option or right granted to each Participant and the provisions and restrictions with respect to such grant(s), all such determinations to be made in accordance with the terms and conditions of the Plan, and the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Corporation and any other factors which the Committee deems appropriate and relevant.

Section 2.06 Maximum Number of Shares: The maximum number of Common Shares made available for the Plan is 900,000 which shall be allocated as follows:

         (a) Share Purchase Plan: The maximum number of Common Shares made available for the Share Purchase Plan shall be determined from time to time by the Committee but, in any case, shall not exceed 300,000 Common Shares in the aggregate.

         (b) Share Option Plan: The maximum number of Common Shares made available for the Share Option Plan shall be determined from time to time by the Committee but, in any case, shall not exceed 600,000 Common Shares in the aggregate.

         (c) The aggregate number of Common Shares reserved for issuance pursuant to Options and rights granted under the Plan granted to Insiders, at any one time upon the exercise of Options and rights shall not exceed 10% of the total number of Common Shares then outstanding. The aggregate number of Common Shares issuable to Insiders pursuant to Options and rights, within a one-year period, shall not exceed 10% of the total number of Common Shares then outstanding. The aggregate number of Common Shares issuable to any one Insider and such Insider's Associates pursuant to Options and rights, within a one-year period, shall not exceed 5% of the total number of Common Shares then outstanding. The aggregate number of Common Shares reserved for issuance to any one person upon the exercise of Options and rights shall not exceed 5% of the total number of Common Shares then outstanding. For purposes of this Section 2.06, the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Option or issue of rights to acquire Common Shares pursuant to the Share Purchase Plan, as the case may be

                                  ARTICLE THREE

                               SHARE PURCHASE PLAN

Section 3.01 The Share Purchase Plan: A Share Purchase Plan is hereby established for Eligible Employees.

Section 3.02 Grant of Rights, Offering: The Committee may from time to time grant or provide for the grant of rights to purchase Common Shares of the Corporation under the Share Purchase Plan to Eligible Employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. If an Eligible Employee has more than one right outstanding under the Share Purchase Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that Eligible Employee will be deemed to apply to all of his or her rights under the Share Purchase Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Share Purchase Plan by reference in the Offering or otherwise) the substance of the provisions contained in sections
3.03 through 3.06 of this Plan, inclusive.

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Section 3.03      Eligibility:

         (a) Rights may be granted only to Eligible Employees, or as the Committee may designate. Except as provided in paragraph (b) of this section, an Eligible Employee shall not be allowed to be granted rights under the Share Purchase Plan, unless, on the Offering Date, such employee has been in the employ of the Corporation or any Designated Affiliate for such continuous period preceding such grant as the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Committee, no employee of the Corporation or any Designated Affiliate shall be eligible to be granted rights under the Share Purchase Plan, unless, on the Offering Date, such employee's customary employment with the Corporation or such Designated Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

         (b) The Committee may provide that, each person who, during the course of an Offering, first becomes an Eligible Employee may, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

         (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

         (ii) the Offering Period for such right shall begin on its Offering Date and end coincident with the end of such Offering; and,

         (iii) the Committee may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

         (c) No Eligible Employees shall be allowed to be granted any rights under the Share Purchase Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Corporation or of any Affiliate. For purposes of this paragraph (d), the rules of Section 424(d) of the United States Internal Revenue Code of 1986, as amended (the "Code") shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

         (d) An Eligible Employee may be granted rights under the Share Purchase Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Corporation and any Designated Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Corporation or any Designated Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

Section 3.04.     Rights; Purchase Price:

         (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Share Purchase Plan, shall be granted the right to purchase the number of common shares of the Corporation purchasable with up to fifteen percent (15%) of such employee's Earnings (as defined in Section 3.05(a)) during the period which begins on the Offering Date (or such later date as the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Offering Period"). In connection with each Offering made under this Share Purchase Plan, the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all Eligible Employees pursuant to such Offering. In addition, in connection with each such Offering, the Committee may specify a maximum aggregate number of shares which may be purchased by all Eligible Employees on any given Exercise Date (as defined in the Offering) under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

                  (b) The purchase price of shares acquired pursuant to rights granted under the Share Purchase Plan shall be not less than the lesser of:

         (i) an amount equal to eighty-five percent (85%) of the Current Market Value of the common shares on the Offering Date;

         (ii) an amount equal to eight-five percent (85%) of the Current Market Value of the common shares on the Exercise Date; or

         (iii) such other minimum price requirements as required by the rules of the primary stock exchange or market on the Offering Date or other date as required under such rules.

Section 3.05      Participation; Withdrawal; Termination:

         (a) An Eligible Employee may become a Participant in an Offering by delivering an agreement to the Corporation within the time specified in the Offering, in such form as the Corporation provides. Each such agreement shall authorize payroll deductions of up to fifteen percent (15%) of such employee's Earnings during the Offering Period. "Earnings" is defined as base salary or wages and including amounts elected to be deferred by the employee (that would otherwise have been paid) under the Corporation's 401(k) Plan, and may include or exclude bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Corporation or a Designated Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Corporation or a Designed Affiliate under any employee benefit plan, and similar items of compensation as determined by the Committee and as set forth in the Offering. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Share Purchase Plan and shall be deposited with the general funds of the Corporation. At any time during the Offering a Participant may terminate his or her payroll deductions. A Participant may reduce, increase or begin such payroll deductions after the beginning of any Offering Period only as provided for in the Offering. A Participant may not make any additional payments into his or her account unless expressly provided for in the Offering.

         (b) If a Participant terminates his or her payroll deductions, such Participant may withdraw from the Offering by delivering to the Corporation a notice of withdrawal in such form as the Corporation provides. Such withdrawal may be elected at any time prior to the end of the Offering Period. Upon such withdrawal from the Offering by a Participant, the Corporation shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the Participant) under the Offering without interest, and such Participant's interest in that Offering shall be automatically terminated. A Participant's withdrawal from an Offering will have no effect upon such Participant's eligibility to participate in any other Offerings under the Share Purchase Plan but such Participant will be required to deliver a new participation agreement in order to participate in other Offerings under the Share Purchase Plan.

         (c) Rights granted pursuant to any Offering under the Share Purchase Plan shall terminate immediately upon cessation of any participating employee's employment with the Corporation or a Designated Affiliate, for any reason, and the Corporation shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), without interest.

         (d) Rights granted under the Share Purchase Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

Section 3.06 Exercise: On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each Participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole Common Shares, up to the maximum number of shares permitted pursuant to the terms of the Share Purchase Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Share Purchase Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant's account after the purchase of shares which is less than the amount required to purchase one share on the final Exercise Date of an Offering shall be held in each such Participant's account for the purchase of shares under the next Offering under the Share Purchase Plan, unless such Participant withdraws from such next Offering, as provided in paragraph 3.05(b), or is no longer eligible to be granted rights under the Share Purchase Plan, as provided in paragraph 3.03, in which case such amount shall be distributed to such Participant after such Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any Participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to such Participant after such Exercise Date, without interest.

Section 3.07 Necessary Approvals: The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Share Purchase Plan shall be subject to any necessary approval of any stock exchange, over-the-counter market or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and any Participant's accumulated payroll deductions shall be returned to the Participant without interest.

                                  ARTICLE FOUR

                                SHARE OPTION PLAN

Section 4.01 Share Option Plan and Participants: A Share Option Plan is hereby established for Eligible Employees, Eligible Contractors and Eligible Directors. An Option issued under the Share Option Plan may be an ISO or a NSO except that Eligible Directors who are not employees of the Corporation may not receive an ISO.

Section 4.02 Ten-Percent Shareholders: An Eligible Employee, Eligible Contractor or an Eligible Director who owns shares representing more than 10% of the total combined voting power of all classes of outstanding shares of the Corporation or any of its subsidiaries shall not be eligible for the grant of an ISO unless (a) the Exercise Price under such ISO is at least 110% of the Current Market Value of a Common Share on the date of grant and (b) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

Section 4.03 Stock Option Agreement: Each grant of an Option under the Share Option Plan shall be evidenced by a Share Option Agreement between the Participant and the Corporation. Such Option shall be subject to all applicable terms and conditions of the Share Option Plan and may be subject to any other terms and conditions which are not inconsistent with the Share Option Plan and which the Committee deems appropriate for inclusion in a Share Option Agreement. The provisions of the various Share Option Agreements entered into under the Share Option Plan need not be identical. The Committee may designate all or any part of an Option as an ISO.

Section 4.04 Exercise Price: The price per share at which any Common Share that is the subject of an Option may be purchased shall be determined by the Committee at the time the Option is granted, provided that such price shall be not less than the minimum price required pursuant to the rules of the primary stock exchange or market on which the common shares may be listed or posted for trading from time to time.

Section 4.05 Term of Option: The Option Period for each Option shall be such period of time as shall be determined by the Committee, subject to any Employment Contract, provided that no Option Period shall exceed ten years.

Section 4.06 Lapsed Options: If Options granted under the Share Option Plan are surrendered, terminate or expire without being exercised in whole or in part, new Options may be granted covering the Common Shares not purchased under such lapsed Options.

Section 4.07 Exercise of Options: The Committee shall determine when any Option will become exercisable and may determine that the Option will be exercisable immediately or in installments during an Option Period or otherwise.

Section 4.08 Eligible Participants on Exercise: An Option may be exercised by the Optionee in whole at any time, or in part from time to time, in accordance with Section 4.07, provided however that, except as otherwise specifically provided in Section 4.11 or Section 4.12 hereof or in any Employment Contract, no Option may be exercised unless the Optionee at the time of exercise thereof is:

         (a) in the case of an Eligible Employee, an officer of the Corporation or a Designated Affiliate or in the employment of the Corporation or a Designated Affiliate and has been continuously an officer or so employed since the date of grant of such Option, or in the case of an Eligible Contractor provided services, provided however that a leave of absence with the approval of the Corporation or such Designated Affiliate shall not be considered an interruption of employment for purposes of the Plan; and

         (b) in the case of an Eligible Director who is not also an Eligible Employee, a director of the Corporation or a Designated Affiliate and has been such a director continuously since the date of grant of such Option.

Section 4.09 Payment of Exercise Price: The issue of Common Shares on exercise of any Option shall be contingent upon receipt by the Corporation of payment of the aggregate purchase price for the Common Shares in respect of which the Option has been exercised by cash or certified cheque delivered to the registered office of the Corporation together with a validly completed notice of exercise or by any other means as approved by the Committee. No Optionee or legal representative, legatee or distributee of any Optionee will be, or will be deemed to be, a holder of any Common Shares with respect to which such Optionee was granted an Option, unless and until certificates for such Common Shares are issued to such Optionee, or them, under the terms of the Plan. Subject to Sections 4.12 and 6.01 hereof, upon an Optionee exercising an Option and paying the Corporation the aggregate purchase price for the Common Shares in respect of which the Option has been exercised, the Corporation shall as soon as practicable issue and deliver a certificate representing the Common Shares so purchased. The exercise of any Option will be contingent upon receipt by the Corporation of cash payment of the full purchase price of the Common Shares that are the subject of the exercised Option.

Section 4.10 Acceleration on Change of Control: In the event of a Change of Control, all Options outstanding shall be immediately exercisable, notwithstanding any determination of the Committee pursuant to Section 4.07 hereof, if applicable.

Section 4.11 Death of Participant: If a Participant dies while an Optionee, any Option held by such Optionee at the date of death shall become immediately exercisable notwithstanding any determination of the Committee pursuant to
Section 4.07 hereof, if applicable, and shall be exercisable in whole or in part only by the person or persons to whom the rights of the Optionee under the Option shall pass by the will of the Optionee or the laws of descent and distribution for a period of twelve months after the date of death of the Optionee or prior to the expiration of the Option Period in respect of the Option, whichever is sooner, and then only to the extent that such Optionee was entitled to exercise the Option at the date of death of such Optionee.

Section 4.12 Effect of Retirement or Termination: In the event of the Retirement or Termination of a Participant, such Participant may, but only within 60 days immediately following such Retirement or Termination, exercise his or her Options to the extent that such Participant was entitled to exercise such Options at the date of such Retirement or Termination. Notwithstanding the foregoing, in the event of the Retirement or Termination of a Participant, the Committee may determine when any Option shall become exercisable or otherwise, notwithstanding Section 4.07 of the Plan. This Section 4.12 is subject to any Employment Agreement or any other agreement to which the Corporation or its Designated Affiliates is a party with respect to the rights of such Participant upon Retirement or Termination or Change in Control.

Section 4.13 Necessary Approvals: The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Share Option Plan shall be subject to any necessary approval of any stock exchange, over-the-counter market or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and any Option exercise price paid to the Corporation shall be returned to the Participant.

                                  ARTICLE FIVE

                                WITHHOLDING TAXES

Section 5.01 Withholding Taxes: The Corporation or any Designated Affiliate of the Corporation may take such steps as are considered necessary or appropriate for the withholding of any taxes that the Corporation or any Designated Affiliate of the Corporation is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Option or Common Share including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Shares to be issued upon the exercise of any Option, until such time as the Participant has paid the Corporation or any Designated Affiliate of the Corporation for any amount that the Corporation or Designated Affiliate of the Corporation is required to withhold with respect to such taxes.

                                   ARTICLE SIX

                                     GENERAL

Section 6.01 Effective Time of Plan: The Plan, as set forth herein, shall become effective upon the Corporation becoming a reporting issuer in a province of Canada as contemplated by the reorganization of WaveRider Communications Inc. and announced by press release on June 22, 2004 (the "Reorganization") and ratification by the board of the effectiveness of the Plan. In the event that the Reorganization does not occur, this Plan shall be of no effect. Subject to the foregoing the Plan shall remain in effect until it is terminated by the board of directors.

Section 6.02 Amendment of Plan: The Committee may from time to time in the absolute discretion of the Committee amend, modify and change the provisions of the Plan or any Options granted pursuant to the Plan, provided that any amendment, modification or change to the provisions of the Plan or any Options granted pursuant to the Plan that would:

         (a) materially increase the benefits under the Plan or any Options granted pursuant to the Plan;

         (b) increase the number of Common Shares that may be issued pursuant to the Plan or reduce the exercise price of an Option or price of a Share that may be issued under the Plan other than by virtue of Sections 6.06, 6.07 and 6.08 of the Plan;

         (c) materially modify the requirements as to eligibility for participation in the Plan; or

         (d) materially modify the terms of any Option held by or Share to be purchased by an Insider under the Plan; or

         (e)      amend, modify or change Section 4.07 of the Plan.

shall only be effective upon such amendment, modification or change being approved by the shareholders of the Corporation if required by any stock exchange, over the-counter market or other regulatory authority having jurisdiction over the securities of the Corporation. Any amendment, modification or change of any provision of the Plan or any Options granted pursuant to the Plan shall be subject to approval, if required, by any regulatory authority having jurisdiction over the securities of the Corporation.

Section 6.03 Non-Assignable: Except as otherwise may be expressly provided for under this Plan or pursuant to a will or by the laws of descent and distribution, no right or interest of a Participant is assignable or transferable.

Section 6.04 Rights as a Shareholder: No Optionee or holder of rights under the Share Purchase Plan shall have any rights as a shareholder of the Corporation with respect to any Common Shares that are the subject of an Option. No Optionee or holder of rights under the Share Purchase Plan shall be entitled to receive, and no adjustment shall be made for, any dividends, distributions or other rights declared for shareholders of the Corporation for which the record date is prior to the date of exercise of any Option or right.

Section 6.05 No Contract of Employment: Nothing contained in the Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of, or to provide services to, the Corporation or any Designated Affiliate nor interfere or be deemed to interfere in any way with any right of the Corporation or any Designated Affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause. Participation in any of the Plans by a Participant shall be voluntary.

Section 6.06      Change of Control:  In the event of a Change of Control:

         (a) each Participant for whom Common Shares are held by the Corporation for the Participant under the Share Purchase Plan shall receive on the date that Common Shares would otherwise be delivered to the Participant the securities, property or cash to which the Participant would have received upon such Change of Control if the Participant had held the Common Shares immediately prior to such Change of Control; and

         (b) upon the exercise of an Option under the Share Option Plan, the holder thereof shall be entitled to receive the securities, property or cash that the holder would have received upon such Change of Control if the holder had exercised the Option immediately prior to such Change of Control, unless the Directors otherwise determine the basis upon which such Option shall be exercisable.

Section 6.07 Adjustment in Number of Shares Subject to the Plan: In the event there is any change in the terms of exercise of the Common Shares or in the Common Shares themselves, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Committee in:

         (a) the number of Common Shares available under the Plan;

         (b) the number of Common Shares subject to any Option; and

         (c) the exercise price of the Common Shares subject to Options.

If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Plan.

Section 6.08 Securities Exchange Take-over Bid: In the event that the Corporation becomes the subject of a take-over bid (within the meaning of the Securities Act (Ontario)) pursuant to which 100% of the issued and outstanding Common Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions of the incorporating statute, and where consideration is paid in whole or in part in equity securities of the offeror, the Committee may send notice to all Optionees requiring them to surrender their Options within ten days of the mailing of such notice, and the Optionees shall be deemed to have surrendered such Options, as the case may be, on the tenth day after the mailing of such notice without further formality, provided that:

         (a) the offeror delivers with such notice an irrevocable and unconditional offer to grant replacement options on the equity securities offered as consideration;

         (b) the Committee has determined, in good faith, that such replacement options have substantially the same economic value as the Options or Restricted Share Rights being surrendered; and

         (c) the surrender of Options and the granting of replacement options can be effected on a tax deferred basis under the Income Tax Act (Canada).

Section 6.09 No Representation or Warranty: The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

Section 6.10 Compliance with Applicable Law: If any provision of the Plan or any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 6.11 Interpretation: This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.

                                     ANNEX B

           NEVADA REVISED STATUTES, 92a.300 through 92a.500 (extracts)

                           RIGHTS OF DISSENTING OWNERS


       NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
      (Added to NRS by 1995, 2086)

      NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
      (Added to NRS by 1995, 2087)

      NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.
      (Added to NRS by 1995, 2087)

      NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
      (Added to NRS by 1995, 2087; A 1999, 1631)

      NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
      (Added to NRS by 1995, 2087)

      NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
      (Added to NRS by 1995, 2087)

      NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
      (Added to NRS by 1995, 2087)

      NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
      (Added to NRS by 1995, 2087)

      NRS 92A.340 Computation of interest. Interest payable pursuant to to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
      (Added to NRS by 1995, 2087)

      NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
      (Added to NRS by 1995, 2088)

      NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
      1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
      (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:
              (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or
      (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
      (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.
      (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
      2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
      (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)


       NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
      1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
      (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
      (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
            (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
                  (I) The surviving or acquiring entity; or
                  (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
              (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph
(b).
      2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under.
      (Added to NRS by 1995, 2088)


       NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
      1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders
      2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
      (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
      (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
      (Added to NRS by 1995, 2089)

      NRS 92A.410 Notification of stockholders regarding right of dissent.
      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
      2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
      (Added to NRS by 1995, 2089; A 1997, 730)

      NRS 92A.420 Prerequisites to demand for payment for shares.
      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
      (b) Must not vote his shares in favor of the proposed action.
      2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2089; 1999, 1631)

      NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.
      1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.
      2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
      (e) Be accompanied by a copy of NRS 92A.300 to , inclusive. (Added to NRS by 1995, 2089)

      NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

      1.  A stockholder to whom a dissenter's notice is sent must:
      (a) Demand payment;
      (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
      (c) Deposit his certificates, if any, in accordance with the terms of the notice.
      2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

      NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
      1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
      2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      (Added to NRS by 1995, 2090)

      NRS 92A.460 Payment for shares: General requirements.
      1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
      (a) Of the county where the corporation's registered office is located; or
      (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
      2.  The payment must be accompanied by:
      (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
      (b) A statement of the subject corporation's estimate of the fair value of the shares;
      (c) An explanation of how the interest was calculated;
      (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and
      (e) A copy of NRS 92A.300 to , inclusive.
      (Added to NRS by 1995, 2090)

      NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.
      1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
      2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
      (Added to NRS by 1995, 2091)

      NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.
      1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
      2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
      (Added to NRS by 1995, 2091)

      NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
      1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
      2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

      3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
      4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
      5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
      (Added to NRS by 1995, 2091)

      NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.
      1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
      2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
      3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
      4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
      5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
      (Added to NRS by 1995, 2092)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      (A) The registrant's Articles provide that the registrant will indemnify directors, officers, former directors or officers of the registrant, and the registrant may also indemnify other individuals who have acted at the registrant's request as a director or officer or in a similar capacity (any of the foregoing being referred to as an "eligible party"), of another company, against all costs, charges and expenses, including an amount paid to settle or satisfy a judgment, penalty or fine, reasonably incurred by such individual in respect of any legal proceeding or investigative action in which the individual is involved because of that association with the registrant or such other company, to the greatest extent permitted by the Business Corporations Act (British Columbia) (the "BCBCA").

      As provided in the BCBCA, the registrant may not indemnify an individual identified above if any of the following circumstances apply:

      a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the (time that the agreement to indemnify or pay expenses was made, the registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

      b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay (expenses and, at the time that the indemnity or payment is made, the registrant is prohibited from giving the indemnify or paying the expenses by its constating document;

      c) if, in relation to the subject matter of the proceeding eligible for indemnification, the eligible party ( did not act honestly and in good faith with a view to the best interests of the registrant or the associated corporation, as the case may be;

      d) in the case of a proceeding eligible for indemnification, other than a civil proceeding, if the eligible ( party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

      On the application of the registrant or an eligible party, the court may do one or more of the following:

      a) order the registrant to indemnify an eligible party against any liability incurred by the eligible party ( in respect of an eligible proceeding;

      b) order the registrant to pay some or all of the expenses incurred by an eligible party in respect of an ( eligible proceeding;

      c) order the enforcement of, or any payment under, an agreement of indemnification entered into by the ( registrant;

      d) order the registrant to pay some or all of the expenses actually and reasonably incurred by any person ( in obtaining an order under this section;

      (e)   make any other order the court considers appropriate.

      The foregoing summary is necessarily subject to the complete text of the registrant's Articles and it is qualified in its entirety by reference thereto.

      (B) The registrant may enter from time to time into indemnity agreements with each of its directors and officers or other persons to supplement the indemnification protection available under the registrant's articles referred to above.

                                   Part II-1

      (C) A British Columbia corporation also has the power to purchase and maintain insurance for its directors and officers. The directors and officers of the registrant are covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they might not be indemnified by the registrant. The registrant is also covered by an insurance policy indemnifying it against certain liabilities it may incur on its own behalf and in respect of its obligations to indemnify its directors and officers, as noted above.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. (See "ITEM 22. UNDERTAKINGS).


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits.

EXHIBIT
NUMBER           DESCRIPTION
-------          ------------

2.1 Form of Agreement and Plan of Merger among WaveRider, Inc., WaveRider Communications (Canada) Inc. and WaveRider Acquisition Company (included as Annex A to the joint proxy statement/prospectus that constitutes part of this registration statement)

3.1             Notice of Articles of WaveRider Communications (Canada) Inc.

3.2             Articles of WaveRider Communications (Canada) Inc.

*4.1 Specimen certificate representing common shares of WaveRider Communications (Canada) Inc.

5.1 Opinion of Dumoulin Black, regarding the legality of securities to be issued by WaveRider Communications (Canada) Inc.

8.1 Opinion of Cassels Brock & Blackwell LLP, regarding certain Canadian tax matters

8.2             Opinion of Foley Hoag LLP, regarding certain U.S. tax matters

10.1            Share Incentive Plan of WaveRider Communications (Canada) Inc.
                (included in Annex A to the joint proxy statement/prospectus that constitutes part of this registration statement)

23.1            Consent of Wolf & Company, P.C.

23.2            Consent of PriceWaterhouseCoopers LLP

23.3            Consent of Cassels Brock & Blackwell LLP (included in Exhibit
                8.1)

23.4            Consent of Foley Hoag LLP (included in Exhibit 8.2)

23.5            Consent of Dumoulin Black (included in Exhibit 5.1)

99.1 Proxy card for use in connection with the Stockholders' Meeting of WaveRider Communications Inc.

---------
*  To be filed by amendment.

      (b) Financial Statement Schedules.

         Not applicable.


                                   Part II-2

ITEM 22. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      D. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
           Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
           (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Part II-3

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on July 19, 2004.




                               WaveRider Communications (Canada) Inc.

                        By:    /s/  Bruce Sinclair
                               -----------------------
                               Chief Executive Officer



                        By:    /s/  Gerry Chastelet
                               --------------------
                               Authorized Representative in the United States

      Each person whose signature appears below appoints Bruce Sinclair, Gerry Chastelet and Scott Worthington, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.




















                                   Part II-4

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of July 19, 2004 in the capacities indicated.


SIGNATURE                       TITLE
---------                       -----

/s/    Bruce Sinclair
--------------------------     Director, Chief Executive Officer
Bruce Sinclair                 (principal executive officer)


/s/    Scott Worthington       Director, Vice President and
------------------------       Chief Financial Officer and Corporate Secretary
Scott Worthington              (principal financial and accounting officer)





























                                   Part II-5

INDEX TO EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION
------           -----------

2.1 Form of Agreement and Plan of Merger among WaveRider, Inc., WaveRider Communications (Canada) Inc. and WaveRider Acquisition Company (included as Annex A to the joint proxy statement/prospectus that constitutes part of this registration statement)

3.1              Notice of Articles of WaveRider Communications (Canada) Inc.

3.2              Articles of WaveRider Communications (Canada) Inc.

*4.1 Specimen certificate representing common shares of WaveRider Communications (Canada) Inc.

5.1 Opinion of Dumoulin Black, regarding the legality of securities to be issued by WaveRider Communications (Canada) Inc.

8.1 Opinion of Cassels Brock & Blackwell LLP, regarding certain Canadian tax matters

8.2              Opinion of Foley Hoag LLP, regarding certain U.S. tax matters

10.1             Share Incentive Plan of WaveRider Communications (Canada) Inc.
                 (included in Annex A to the joint proxy statement/prospectus that constitutes part of this registration statement) p

23.1             Consent of Wolf & Company, P.C.

23.2             Consent of PriceWaterhouseCoopers LLP

23.3             Consent of Cassels Brock & Blackwell LLP (included in Exhibit
                 8.1)

23.4             Consent of Foley Hoag LLP (included in Exhibit 8.2)

23.5             Consent of Dumoulin Black (included in Exhibit 5.1)

99.1 Proxy card for use in connection with the Stockholders' Meeting of WaveRider Communications Inc.

*  To be filed by amendment.




                                   Part II-6